UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

SIGMATRON INTERNATIONAL, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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September 8, 2021

Dear Stockholder:

On behalf of the Board of Directors of SigmaTron International, Inc. (the “Company,” “we,” “us,” and “our”), we cordially invite you to attend a special meeting of our stockholders, which will be held on September 29, 2021, at SigmaTron International, Inc., located at 2201 Landmeier Road, Elk Grove Village, Illinois, 60007, at 10:00 a.m. Central Daylight Time.

At the special meeting, you will be asked to consider and vote: (1) to approve the issuance of shares of our common stock (the “Merger Shares”) to be used as the merger consideration for our proposed acquisition of Wagz, Inc. (“Wagz”) by means of a merger of a new wholly-owned subsidiary of our company with and into Wagz (the “Merger”); (2) to approve the adoption of the SigmaTron International, Inc. 2021 Employee Stock Option Plan (the “2021 Employee Stock Option Plan”); (3) to adjourn or postpone the special meeting, if necessary or appropriate, for the solicitation of additional proxies in the event that there are insufficient votes at the time of the special meeting to constitute a quorum or approve the issuance of the Merger Shares and the adoption of the 2021 Employee Stock Option Plan; and (4) to conduct any other business that may properly come before the special meeting or any adjournments or postponements of the special meeting. This information is solicited on behalf of our Board of Directors.

AFTER CAREFUL CONSIDERATION, BY THE UNANIMOUS VOTE OF ALL DIRECTORS, OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE ISSUANCE OF THE MERGER SHARES IN CONNECTION WITH THE PROPOSED MERGER, FOR THE PROPOSAL TO APPROVE THE ADOPTION OF THE 2021 EMPLOYEE STOCK OPTION PLAN, AND FOR THE PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES, AND TO CONDUCT ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

The Company’s obligation to consummate the Merger is subject to closing conditions that include the approval of the issuance of the Merger Shares and the approval of the 2021 Employee Stock Option Plan. Such approval would be accomplished by the vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the matter (provided that a quorum is present in person or by proxy at the special meeting). The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the matter is required for the approval of the adjournment proposal; if less than a quorum is present in person or by proxy at the special meeting, then the affirmative vote of the holders of shares having a majority of the voting power of all shares represented at the special meeting may adjourn the special meeting.

The enclosed proxy statement provides you with detailed information about us, Wagz and the issuance of the Merger Shares in connection with the proposed Merger and the 2021 Employee Stock Option Plan. You may obtain additional information about us from documents that we have filed with the Securities and Exchange Commission as described under “Voting; Additional Information” on page 16 of the enclosed proxy statement. We strongly encourage you to carefully read the enclosed proxy statement and its exhibits, in their entirety.

It is very important that your vote be represented at the special meeting regardless of the number of shares you own. Even if you plan to attend the special meeting, we urge you to submit your vote promptly. You may vote your shares by marking, signing and dating the enclosed proxy card and returning it in the envelope provided, as described in further detail herein. Voting by proxy card will not prevent you from voting in person, but will ensure that your vote is counted if, for whatever reason, you are unable to attend the special meeting.

I enthusiastically support this transaction and join the other members of our Board of Directors in recommending that you vote “FOR” the issuance of the Merger Shares, “FOR” the adoption of the 2021 Employee Stock Option Plan, and “FOR” the proposal to adjourn or postpone the special meeting, if necessary.

/s/ Gary R. Fairhead
Gary R. Fairhead
Chairman of the Board, President &
Chief Executive Officer

2

SIGMATRON INTERNATIONAL, INC.

2201 LANDMEIER ROAD

ELK GROVE VILLAGE, ILLINOIS 60007

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 29, 2021

To our Stockholders:

A special meeting of the stockholders of SigmaTron International, Inc. (the “Company”) will be held on September 29, 2021 at 10:00 a.m. Central Daylight Time at SigmaTron International, Inc., located at 2201 Landmeier Road, Elk Grove Village, Illinois, 60007. The purposes of the special meeting are to:

1.

approve the issuance to the current stockholders of Wagz, Inc. (“Wagz”) shares of the Company’s common stock as the “Merger Consideration” as defined in and pursuant to the terms of the Agreement and Plan of Merger, dated July 19, 2021, among the Company, Remy Pom Inc., Wagz and Terry B. Anderton, solely for purposes of Section 7.02 and as the representative, agent and attorney-in-fact of the stockholders of Wagz (the “Merger Agreement”), in accordance with the stockholder approval requirements of NASDAQ Listing Rule 5635 (referred to as “Proposal 1”);

2.	approve the adoption of the SigmaTron International, Inc. 2021 Employee Stock Option Plan (referred to as “Proposal 2”);

3.

adjourn or postpone the special meeting if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to constitute a quorum or to approve Proposal 1 or Proposal 2, and to ensure that any supplement or amendment to the proxy statement is timely provided to the Company’s stockholders (referred to as “Proposal 3”); and

4.	conduct any other business that may properly come before the special meeting or any adjournments or postponements thereof.

Our Board of Directors is not aware of any other business to come before the special meeting. Only common stockholders of record at the close of business on August 24, 2021 are entitled to receive notice of, and to vote at, the special meeting.

Your vote is extremely important. I hope you will be able to attend the special meeting. Details regarding how to attend the meeting and the business to be conducted at the special meeting are more fully described in the accompanying Proxy Statement. We consider the votes of all of our stockholders to be important. Whether or not you plan to attend the special meeting, please vote your shares as promptly as possible by completing, signing, dating and returning the proxy card in the postage-paid envelope provided. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the special meeting, you must obtain a legal proxy issued in your name from that record holder.

By Order of the Board of Directors,

/s/ Gary R. Fairhead
Gary R. Fairhead
Chairman of the Board, President &
Chief Executive Officer

September 8, 2021

September 8, 2021

SIGMATRON INTERNATIONAL, INC.

2201 Landmeier Road

Elk Grove Village, Illinois 60007

PROXY STATEMENT

Unless the context requires otherwise, all references to “we,” “us” or “our” refer to SigmaTron International, Inc. and its subsidiaries.

This proxy statement and the accompanying proxy are furnished to stockholders of SigmaTron International, Inc. (the “Company”) in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Special Meeting of Stockholders (the “Meeting”) to be held at SigmaTron International, Inc., located at 2201 Landmeier Road, Elk Grove Village, Illinois, 60007, at 10:00 a.m. Central Daylight Time, on September 29, 2021 for the purposes set forth in the accompanying Notice of Meeting. This proxy statement, including the form of proxy included herewith, are being mailed to stockholders on or about September 8, 2021.

Stockholders of record at the close of business on August 24, 2021 are entitled to notice of and to vote at the Meeting. On such date, there were outstanding 4,284,508 shares of common stock, par value $0.01 per share. The presence, in person or by proxy, of the holders of a majority of the shares of common stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. In deciding all questions, each holder of common stock shall be entitled to one vote, in person or by proxy, for each share held on the record date.

If you are a stockholder of record (that is, if you hold your shares in certificate form or if your shares are registered in your name on the books of the Company’s transfer agent, American Stock Transfer and Trust Company, at the close of business on August 24, 2021), and attend the Meeting, you may deliver your completed proxy card in person. However, if you hold your shares in “street name” (not registered in your name): (i) you must return your voting instructions to your broker or nominee so that the holder of record can be instructed how to vote those shares; or (ii) if you wish to attend the Meeting and vote in person, you must obtain and bring to the Meeting a proxy signed by the record holder giving you the right to vote the shares on their behalf. (You may not use the voting instruction form provided by your broker or nominee to vote in person at the Meeting.)

Votes cast by proxy or in person at the Meeting will be tabulated by the election inspector appointed for the Meeting and will determine whether or not a quorum is present. The election inspector will treat abstentions as shares that are present (for purposes of determining quorum) and entitled to vote but as not voted for purposes of determining the approval of any matter submitted to the stockholders for a vote. Abstentions will have the same effect as negative votes on (i) the proposal to issue shares of common stock of the Company as the “Merger Consideration” as defined in and pursuant to the terms of the Agreement and Plan of Merger, dated July 19, 2021, among the Company, Remy Pom Inc., Wagz, Inc. and Terry B. Anderton, solely for purposes of Section 7.02 and as the representative, agent and attorney-in-fact of the stockholders of Wagz, a copy of which is included as Exhibit A to this proxy statement (the “Merger Agreement;” the shares of the Company’s common stock issued as Merger Consideration are referred to in this proxy statement as the “Merger Shares”), in accordance with the stockholder approval requirements of NASDAQ Listing Rule 5635 (“Proposal 1”), (ii) the proposal to approve the adoption of the 2021 Employee Stock Option Plan (“Proposal 2”), and (iii) the proposal to adjourn or postpone the Meeting if necessary or appropriate, for the solicitation of additional proxies if there are insufficient votes at the time of the Meeting to constitute a quorum or approve Proposal 1 or Proposal 2 and to ensure that any supplement or amendment to the proxy statement is timely provided to the Company’s stockholders (“Proposal 3”). If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, or chooses not to exercise its authority (“Broker Non-Votes”), those shares will not be considered as present (for purposes of determining quorum) and entitled to vote with respect to that matter, unless it is a routine matter. Under NASDAQ rules, Proposal 1, Proposal 2 and Proposal 3 are not routine matters and therefore a broker may not be entitled to vote shares held in street name on the proposals absent instructions from the beneficial holder of such shares. Consequently, if your shares are held in street name and you do not submit any voting instructions to your bank, broker or other nominee, your shares will not be voted on the proposals and will be considered a Broker Non-Vote.

All properly completed written proxies and all properly completed proxies that are delivered pursuant to this solicitation will be voted in accordance with the directions given in the proxy unless the proxy is revoked before completion of voting at the Meeting. If no direction is indicated, such proxies will be voted (i) FOR Proposal 1, (ii) FOR Proposal 2, and (iii) FOR Proposal 3. Each stockholder may revoke a previously submitted proxy at any time before it is exercised by using the procedures specified in the proxy card or by submitting written notice of revocation or a duly executed proxy bearing a later date to us. Attendance at the Meeting will not, in itself, constitute revocation of a proxy but a stockholder in attendance may request a ballot and vote in accordance with the instructions provided herein, which revokes a prior submitted proxy. Where a proxy is properly signed and returned without indicating any voting instructions regarding a proposal, the shares represented by the proxy will be voted FOR the proposals.

All expenses incurred in the solicitation of proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited on behalf of the Company by directors, officers and employees of the Company in writing, by telephone, e-mail or other means of communication. Directors, officers, and other employees will not be paid any additional compensation for soliciting proxies. The Company will reimburse banks, brokers, nominees and other record holders of common stock for their reasonable expenses in sending proxy material to the beneficial owners of such common stock and obtaining their proxies.

The Board of Directors knows of no other matters to be presented for consideration at the Meeting. If any other proper matters should be presented at the Meeting, the proxy holders may vote any shares represented by proxy in their discretion.

Your vote is extremely important. All SigmaTron International, Inc. stockholders are cordially invited to attend the Meeting. Whether or not you plan to attend, you are urged to make, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided. Voting in advance of the Meeting will help ensure that your shares are represented and that a quorum is present at the Meeting. If you submit your proxy and then decide to attend the Meeting and wish to vote your shares at the Meeting, you may still do so. Your proxy is revocable in accordance with the procedures identified in the accompanying proxy statement. Only stockholders of record at the close of business on the record date are entitled to notice of, to attend and to vote at, the Meeting. This proxy statement and the enclosed proxy card are first being distributed to stockholders on or about September 8, 2021.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on September 29, 2021.

The Proxy Statement is available at https://www.sigmatronintl.com

As of the date of this proxy statement, the Board of Directors knows of no other business, which will be presented for consideration at the Meeting. If any other proper matters are presented at the Meeting, however, it is the intention of the proxy holders named in the enclosed form of proxy to take such actions, including to vote any shares, in their discretion.

GENERAL INFORMATION

The Board of Directors of SigmaTron International, Inc, a Delaware corporation (the “Company”), is providing these proxy materials to you in connection with the solicitation of proxies for use at our special meeting of stockholders (the “Meeting”) to be held at the Company’s offices at 2201 Landmeier Road, Elk Grove Village, Illinois 60007 on September 29, 2021 at 10:00 a.m. Central Daylight Time, or at any adjournment or postponement thereof, for the purposes stated herein. This proxy statement summarizes the information that you will need to know to vote in an informed manner.

QUESTIONS AND ANSWERS

The following questions and answers briefly address some questions you may have regarding the Meeting, the proposed issuance of the Merger Shares, the proposed 2021 Employee Stock Option Plan and the proposal to adjourn or postpone the Meeting, if necessary or appropriate. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the definitions of the “Merger Consideration,” “Merger Shares” and “2021 Employee Stock Option Plan,” as well as other more detailed information contained elsewhere in this proxy statement, including the exhibits and the documents we refer to in this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING OF STOCKHOLDERS

Q:	Why am I receiving this proxy statement?

A:

You are receiving this proxy statement because you have been identified as a stockholder of the Company at the close of business on the record date for the determination of stockholders entitled to notice of the Meeting. This proxy statement contains important information about the Merger, the issuance of the Merger Shares, and the Meeting. You should read this proxy statement carefully.

Q:	When and where is the Meeting?

A:	The Meeting will be held at the Company’s office at 2201 Landmeier Road, Elk Grove Village, Illinois, 60007, on September 29, 2021 at 10:00 a.m. Central Daylight Time.

Q:	What proposals are being presented at the special meeting?

A:

The Company is seeking our stockholder’s approval of three proposals: a proposal to approve the issuance of the Merger Shares (Proposal 1), a proposal to approve the adoption of our 2021 Employee Stock Option Plan (Proposal 2), and a proposal to adjourn or postpone the Meeting if necessary or appropriate, for the solicitation of additional proxies if there are insufficient votes at the time of the Meeting to constitute a quorum or approve the issuance of the Merger Shares and the adoption of the 2021 Employee Stock Option Plan (Proposal 3).

Q:	How does the Board of Directors recommend that I vote?

A:	Our Board of Directors unanimously recommends that you vote your shares:

•	“FOR” the proposal to approve the issuance of the Merger Shares (Proposal 1).

•	“FOR” the adoption of our 2021 Employee Stock Option Plan (Proposal 2).

•

“FOR” the proposal to adjourn or postpone the Meeting if necessary or appropriate, for the solicitation of additional proxies if there are insufficient votes at the time of the Meeting to constitute a quorum or approve the issuance of the Merger Shares and the adoption of the 2021 Employee Stock Option Plan (Proposal 3).

Note: The Merger Agreement provides that one of the conditions to the Company’s obligation to consummate the Merger is that the Company’s stockholders approve the 2021 Employee Stock Option

Plan. Therefore, if the stockholders approve Proposal 1 but not Proposal 2, the Company’s Board may decide not to consummate the Merger.

Q:	Who is entitled to vote at the Meeting?

A:

All stockholders of record at the close of business on August 24, 2021, the record date for the determination of stockholders entitled to vote at the Meeting, are entitled to vote at the Meeting. On that date, 4,284,508 shares of our common stock were issued and outstanding.

As of July 27, 2021, our executive officers and directors held an aggregate of 230,424 shares of our common stock, which would represent approximately 5.4% of all shares of common stock issued and outstanding on the record date. The executive officers and directors of the Company have indicated that they intend to vote in favor of Proposal 1, Proposal 2 and Proposal 3.

Q:	What vote is required to approve each proposal?

A:

Proposal 1, the approval of the issuance of the Merger Shares, requires the affirmative vote of the holders of a majority of the shares of our common stock present at, or represented and entitled to vote at, the Meeting.

With respect to Proposal 1, if you do not submit a proxy or voting instructions or do not vote in person at the meeting, your shares will not be counted in determining the outcome of the proposal. If you “ABSTAIN” from voting on Proposal 1, the effect will be the same as a vote “AGAINST” that proposal.

Proposal 2, the adoption of our 2021 Employee Stock Option Plan, requires the affirmative vote of the holders of a majority of the shares of our common stock present at, or represented and entitled to vote at, the Meeting.

With respect to Proposal 2, if you do not submit a proxy or voting instructions or do not vote in person at the meeting, your shares will not be counted in determining the outcome of the proposal. If you “ABSTAIN” from voting on Proposal 2, the effect will be the same as a vote “AGAINST” that proposal.

Proposal 3, approval to adjourn or postpone the Meeting if necessary or appropriate, for the solicitation of additional proxies if there are insufficient votes at the time of the Meeting to constitute a quorum or approve the issuance of the Merger Shares and the adoption of the 2021 Employee Stock Option Plan, requires the affirmative vote of the holders of a majority of the shares of our common stock present at, or represented and entitled to vote at, the Meeting.

With respect to Proposal 3, if you do not submit a proxy or voting instructions or do not vote in person at the meeting, your shares will not be counted in determining the outcome of the proposal. If you “ABSTAIN” from voting on Proposal 3, the effect will be the same as a vote “AGAINST” that proposal.

Q:	Can I attend the special meeting? What do I need for admission?

A:

You are entitled to attend the Meeting if you were a stockholder of record or a beneficial owner at the close of business on August 24, 2021 or you hold a valid legal proxy for the special meeting. If you are a stockholder of record, your name will be verified against the list of stockholders of record prior to your being admitted to the Meeting. If you are a beneficial owner, you will need to provide proof of beneficial ownership on the record date in order to be admitted to the Meeting, such as a brokerage account statement showing that you owned common stock of the Company as of the record date, a voting instruction form provided by your bank, broker or other nominee, or other similar evidence of ownership at the record date, including a valid legal proxy from your bank, broker or other nominee. You should also be prepared to present photo identification for admission. If you do not provide photo identification or comply with the other procedures outlined in this proxy statement upon request, you may not be admitted to the Meeting.

Q:	How can I vote my shares in person at the Meeting?

A:

All stockholders, including stockholders of record and stockholders who hold their shares through banks, brokers or other nominees, at the close of business on the record date are invited to attend the Meeting and vote their shares in person.

If your shares of our common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares. If you are a stockholder of record at the close of business on the record date for the determination of stockholders entitled to vote at the Meeting, you have the right to vote your shares in person at the Meeting. If you choose to do so, you can vote at the Meeting using the written ballot that will be provided at the Meeting or you can complete, sign and date the enclosed proxy card you received with this proxy statement and submit it at the Meeting.

If your shares are held in a stock brokerage account or by a bank, broker, or other nominee (that is, in “street name”) rather than directly in your own name with our transfer agent, you are considered a beneficial owner of your shares and this proxy statement is being forwarded to you by your bank, broker, or other nominee. As the beneficial owner, you may attend the Meeting and vote your shares in person at the Meeting only if you obtain a legal proxy from the bank, broker, or other nominee that holds your shares giving you the right to vote the shares at the Meeting.

Even if you plan to attend the Meeting, we recommend that you submit your proxy or voting instructions in advance of the Meeting as described in this proxy statement so that your vote will be counted if you later decide not to attend the Meeting.

Q:	How can I vote my shares without attending the Meeting?

A:

Whether you are a stockholder of record or a beneficial owner, you may direct how your shares are voted without attending the Meeting. If you are a stockholder of record, you may submit a proxy to authorize how your shares are voted at the Meeting. Your proxy can be submitted by mail by completing, signing, and dating the proxy card you received with this proxy statement and then mailing it in the enclosed prepaid envelope. If you are a beneficial owner, you must submit voting instructions to your bank, broker or other nominee in order to authorize how your shares are voted at the Meeting. Please follow the instructions provided by your bank, broker or other nominee.

Submitting a proxy or voting instructions will not affect your right to vote in person should you decide to attend the Meeting, although beneficial owners must obtain a “legal proxy” from the bank, broker, or other nominee that holds their shares giving them the right to vote the shares at the Meeting in order to vote in person at the Meeting.

Q:	What does it mean if I received more than one set of proxy materials?

A:

If you received more than one set of proxy materials, it means that you hold shares of our common stock in more than one account. For example, you may own your shares in various forms, including jointly with your spouse, as trustee of a trust, or as custodian for a minor. To ensure that all of your shares are voted, please provide a proxy or voting instructions for each account for which you received proxy materials.

Q:	How will my shares be voted if I do not provide specific voting instructions in the proxy or voting instruction form I submit?

A:

If you submit a proxy or voting instructions but do not indicate your specific voting instructions on one or more of the proposals to be presented at the Meeting, your shares will be voted as recommended by our Board of Directors on those proposals and as the proxyholders may determine, in their discretion, with respect to any other matter properly presented for a vote at the Meeting.

Q:	What is the deadline for voting my shares?

A:

If you are a stockholder of record, you may mark, sign, date, and return the enclosed proxy card, which must be received before the polls close at the Meeting, in order for your shares to be voted at the Meeting. If you are a beneficial owner, please read the voting instructions provided by your bank, broker, or other nominee for information on the deadline for voting your shares.

Q:	What is a quorum?

A:

The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding at the close of business on the record date for the determination of stockholders entitled to vote at the Meeting constitutes a quorum for the purposes of the Meeting. Abstentions and Broker Non-Votes are counted as present for the purpose of determining whether a quorum is present.

Q:	How will abstentions be counted?

A:	If you “ABSTAIN” from voting on any proposal, the effect will be the same as a vote “AGAINST” such proposal.

Q:	Why is my vote important?

A:	If you do not submit a proxy or voting instructions or do not vote in person at the Meeting, it will be more difficult for us to obtain the necessary quorum to hold the Meeting.

If you do not submit a proxy or voting instructions or do not vote in person at the Meeting, your shares will not be counted in determining the outcome of any of the proposals at the Meeting.

Q:	If my shares are held in “street name” by my broker, bank, or other nominee, will my broker, bank, or other nominee vote my shares for me if I do not submit voting instructions?

A:

No. We do not expect that your broker, bank, or other nominee will have discretion to vote your shares on any of the matters listed in the Notice of Special Meeting, except in accordance with your specific instructions. Therefore, if you hold your shares in “street name” through a brokerage account and do not submit voting instructions to your broker, bank, or other nominee, your broker, bank, or other nominee will not be able to vote your shares of common stock on any of the proposals at the Meeting.

Q:	May I change my vote after I have submitted my proxy or voting instructions?

A:	Yes. As a stockholder of record, once you have submitted your proxy, you may revoke it at any time before it is voted at the Meeting. You may revoke your proxy in any one of three ways:

•	you may submit another proxy marked with a later date (which automatically revokes the earlier proxy) using any of the approved methods until the applicable deadline for such method;

•

you may notify our Secretary in writing that you wish to revoke your proxy before it is voted at the Meeting at the following address: Secretary, SigmaTron International, Inc., 2201 Landmeier Road, Elk Grove Village, Illinois, 60007; or

•	you may vote in person at the Meeting.

Attendance at the Meeting will not, in itself, constitute revocation of a proxy but a stockholder in attendance may request a ballot and vote in accordance with the instructions provided herein, which revokes a prior submitted proxy.

Please note that if you hold your shares in “street name” through a broker, bank or other nominee and you have instructed your broker, bank or other nominee to vote your shares, the above-described options for changing your vote do not apply, and instead, you must follow the instructions received from your broker, bank or other nominee to change your vote.

Q:	What happens if I transfer my shares of common stock after the record date?

A:	Transferors of shares of our common stock after the record date but prior to the Meeting will retain their right to vote at the Meeting.

Q:	What do I need to do now?

A:

We urge you to read this proxy statement carefully, including its exhibits and the documents we refer to in this proxy statement, and then mail your completed, dated, and signed proxy card or voting instruction form in the enclosed prepaid return envelope as soon as possible so that your shares can be voted at the Meeting.

Q:	Who is paying for this proxy solicitation?

A:

We will pay the costs of printing and mailing this proxy statement to stockholders and all other costs incurred in connection with the solicitation of proxies for the Meeting. In addition to the use of the mail, proxies may be solicited on behalf of the Company by directors, officers and employees of the Company in writing, by telephone, e-mail or other means of communication. Directors, officers, and other employees will not be paid any additional compensation for soliciting proxies. The Company will reimburse banks, brokers, nominees and other record holders of common stock for their reasonable expenses in sending proxy materials to the beneficial owners of such common stock and obtaining their proxies.

Q:	Who can help answer my questions?

A:

If you have any questions or need further assistance in voting your shares of our common stock, or if you need additional copies of this proxy statement or the proxy card, please contact Linda K. Frauendorfer, at 800-700-9095.

QUESTIONS AND ANSWERS ABOUT THE ISSUANCE OF THE MERGER SHARES

AND RELATED TRANSACTION

Q:	What is the proposed transaction for which I am being asked to vote?

A:

You are being asked to consider and vote on a proposal to approve the issuance of the Merger Shares. On July 19, 2021 we entered into the Agreement and Plan of Merger among the Company, Remy Pom Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Wagz, Inc. (“Wagz”) and Terry B. Anderton, solely for purposes of Section 7.02 and as the representative, agent and attorney-in-fact of the stockholders of Wagz (the “Merger Agreement”), providing for the merger of Merger Sub with and into Wagz (the “Merger”). A copy of the Merger Agreement is included as Exhibit A to this proxy statement. If the Merger is consummated, Wagz will become a wholly-owned subsidiary of the Company and the stockholders of Wagz (including the Company) will be entitled to receive 2,443,870 newly issued shares of common stock of the Company (the 2,443,870 shares of the Company’s common stock issued as Merger Consideration are referred to in this proxy statement as the “Merger Shares”), which is equal to fifty percent (50%) of: (i) 4,284,508 shares of issued and outstanding common stock of the Company as of July 20, 2021, less (ii) 12,000 shares of common stock of the Company recently issued to a service provider excluded by agreement of the parties) plus (iii) 513,232 shares of common stock of the Company issuable for options granted, vested and not yet exercised, as if exercised, plus (iv) 102,000 shares of common stock of the Company for options granted, not yet vested or exercised, as if exercised (the “Company Stock for Calculation Purposes”).

We are not seeking stockholder approval for the adoption of the Merger Agreement because no vote of the Company’s stockholders is required for the entry into the Merger Agreement. However, under NASDAQ rules, we cannot consummate the Merger unless the holders of a majority of the shares present in person or by proxy and entitled to vote at the Meeting vote in favor of the proposal to approve the issuance of the Merger Shares, and the approval of our stockholders of the issuance of the Merger Shares is a condition to both our and Wagz’s obligations to consummate the Merger. In addition, the Merger Agreement provides that one of the conditions to the Company’s obligation to consummate the Merger is that the Company’s stockholders approve the 2021 Employee Stock Option Plan. Therefore, if the stockholders approve the issuance of the Merger Shares, but not the 2021 Employee Stock Option Plan (Proposal 2), the Company’s Board may decide not to consummate the Merger.

Q:	As a stockholder, what will I receive in the Merger?

A:	Current stockholders of the Company will not receive anything in the Merger. As a result of the Merger, our stockholders’ existing share ownership will be diluted by the issuance of the Merger Shares.

Q:	Is the Merger expected to be taxable to me?

A:	We do not believe the consummation of the Merger or the issuance of the Merger Shares will have any material tax consequences to the holders of our existing shares of common stock.

Q:	When is the Merger expected to be consummated?

A:

We are working toward completing the Merger as promptly as reasonably possible, and we currently anticipate that the Merger will be consummated on or prior to September 30, 2021. However, there are multiple conditions to closing and there can be no assurances that the Merger will be consummated at all or, if consummated, that it will be consummated on or prior to September 30, 2021. Please refer to the section titled “Risk Factors” for more information on risks related to failure to completing the Merger or a delay in the consummation of the Merger. The exact timing and likelihood of consummation of the Merger cannot be predicted because the Merger is subject to certain conditions. Neither we nor Wagz is obligated to consummate the Merger unless and until the closing conditions in the Merger Agreement have been satisfied or waived. See “Proposal 1; The Merger Agreement; Termination of the Merger Agreement” and “Conditions to Merger.”

Q:	What effects will the proposed Merger have on the Company’s ownership, management and Board of Directors?

A:

The Merger would not change the number of shares owned by the Company’s current stockholders. If the Merger is consummated, Wagz will become a wholly-owned subsidiary of the Company, and the current stockholders of Wagz will become stockholders of the Company. The Merger will not change the Board of Directors or management of the Company. The Company has agreed to allow Terry B. Anderton to become a board observer to the Board of Directors of the Company upon the consummation of the Merger. The officers of the Merger Sub before the Merger will continue to serve in such capacities for Wagz, the surviving corporation, after the Merger, except that immediately after the Merger, Gary R. Fairhead will remain as Chairman of the Board of Wagz and Terry B. Anderton will be elected Chief Executive Officer and President of Wagz. See “Summary Term Sheet Relating to Issuance of Merger Shares; Board of Directors and Management of Wagz Before and After the Merger.”

Q:	What happens if the Merger is not consummated?

A:	If the issuance of the Merger Shares is not approved by our stockholders, or if the Merger is not consummated for any other reason, we will not issue the Merger Shares and Wagz will not become a wholly-owned subsidiary of the Company. Instead, Wagz will continue to be owned by its current stockholders. Also, the Convertible Debt and Secured Notes issued by Wagz to the Company will continue to be outstanding, and due in accordance with their terms. See “Proposal 1; Secured Convertible and Non-Convertible Debt.”

Q:	Am I entitled to exercise appraisal or similar rights under Delaware law as a result of the Merger or the issuance of the Merger Shares?

A:

No. Under Delaware law, our stockholders do not have any “dissenters’ rights” or rights to an appraisal of the value of their shares in connection with the vote to approve the issuance of the Merger Shares in connection with the Merger.

QUESTIONS AND ANSWERS ABOUT THE 2021 EMPLOYEE STOCK OPTION PLAN

Q:	What is the proposed action for which I am being asked to vote?

A:	You are being asked to consider and vote on a proposal to approve the adoption of the 2021 Employee Stock Option Plan, a copy of which is included as Exhibit B to this proxy statement.

The proposal to approve the adoption of the 2021 Employee Stock Option Plan is separate from the proposal to approve the issuance of the Merger Shares. However, just as the Merger Agreement provides that the approval by the Company’s stockholders of issuance of the Merger Shares is a closing condition, the Merger Agreement also provides that the Company’s stockholders’ approval of the adoption of the 2021 Employee Stock Option Plan is a condition to the Company’s obligation to consummate the Merger.

Q:	What effects will the proposed 2021 Employee Stock Option Plan have on the Company?

A:

If the 2021 Employee Stock Option Plan is adopted, the Company will be able to award to certain of its employees, including executive officers, options for a maximum of 400,000 shares of the Company’s common stock.

QUESTIONS AND ANSWERS ABOUT

THE PROPOSAL TO ADJOURN OR POSTPONE THE MEETING

IF NECESSARY OR APPROPRIATE

Q:	What is the proposed action for which I am being asked to vote?

A:

You are being asked to consider and vote on a proposal to adjourn or postpone the Meeting to another time and place in order to permit the solicitation of additional proxies if there are insufficient votes to approve the issuance of the Merger Shares in connection with the Merger and to approve the adoption of the 2021 Employee Stock Option Plan. The proposal also permits the proxy holder to ensure that any supplement or amendment to this proxy statement is timely provided to the Company’s stockholders.

Q:	What effects would the proposal have on the Company’s stockholders?

A:

If there are insufficient votes at the Meeting to approve the issuance of the Merger Shares in connection with the Merger and to approve the adoption of the 2021 Employee Stock Option Plan, two closing conditions to the Company’s obligations to consummate the Merger with Wagz would have failed. If the adjournment proposal is approved, the Company would be able to adjourn the Meeting and solicit additional proxies from stockholders to enable the Meeting to be duly called, with a quorum present, and the votes on Proposal 1 and Proposal 2 tabulated. The results of such stockholder votes would inform the Company as to the position of its stockholders before the Company terminates the Merger Agreement for the failure of these closing conditions.

SUMMARY TERM SHEET RELATING TO ISSUANCE OF MERGER SHARES

This summary term sheet, together with the “Questions and Answers About the Issuance of the Merger Shares and Related Transaction,” highlight selected information from this proxy statement about Proposal 1 and may not contain all of the information that is important to you. We urge you to read carefully the entire proxy statement, the exhibits, and the other documents to which we refer or incorporate by reference in order to fully understand the Merger and the related transactions. Except as otherwise specifically noted in this proxy statement, “the Company,” “we,” “our,” “us” and similar words in this proxy statement refer to SigmaTron International, Inc. and its subsidiaries.

Parties to the Merger

The Company and Merger Sub

SigmaTron International, Inc., a Delaware corporation, is an electronic manufacturing services (“EMS”) company that provides printed circuit board assemblies and completely assembled electronic products. The Company operates manufacturing facilities in Elk Grove Village, Illinois, and Union City, California, USA; Acuna, Chihuahua, and Tijuana, Mexico; Suzhou, China; and Ho Chi Minh City, Vietnam. The Company maintains engineering and materials sourcing offices in Elgin, Illinois, and Taipei, Taiwan. The Company serves markets ranging from industrial products to consumer products and Fortune 500 customers to start-ups. The Company created the Merger Sub on June 2, 2021 as a Delaware corporation, solely for the purpose of providing the vehicle by which Wagz will become the Company’s subsidiary in the Merger. Merger Sub conducts no business and has no assets. It will be merged into Wagz in connection with the Merger, with Wagz as the surviving corporation.

Wagz, Inc.

Wagz, Inc. (“Wagz”), a pet technology (or “pet tech”) company, is a designer and developer of an ecosystem of smart technology products driven by its proprietary software application for iPhone and Android devices, that together deliver a customizable, digitally connected comprehensive solution for pet lifestyle management. Wagz’s vision is for a broad-based, integrated family of smart products that truly enable pet owners to interact with and manage the daily needs of their pets from anywhere. Wagz’s products are positioned to capitalize on the disruptive opportunity in the pet care industry as pet owners seek cost-effective technology-driven solutions to add convenience and freedom to the responsibilities of pet care.

Wagz has developed a portfolio of intellectual property, including both patents and pending patents, proprietary software, trademarks, trade secrets and know how, to support its vision. The products are both standalone and complementary with a focus on completing the strategic ecosystem that gives pet owners tools to provide their pets with a healthier and safer lifestyle. The products are generally electronic in nature and work through an app on a smart phone and the Internet of Things (“IoT”). IoT refers to a system of interrelated, internet-connected objects that are able to collect and transfer data over a wireless network, without human intervention. The profile of a successful IoT company includes the ability to generate significant recurring revenue and to create a user base that could be marketed. An example of this would be the centerpiece of the Wagz product line, its Wagz Freedom Smart Dog Collar™. The latest model of the Wagz Freedom Smart Dog Collar™ will be launched shortly and will include standard features such as pet tracking and leading-edge features such as virtual geofences, ultrasonic vibration, real-time GPS and activity tracking to assist in evaluating the pet’s health. These features are alternatives for the owner to avoid investing in other devices, including physical barriers that may or may not use shock to enforce. All of these features interact with a proprietary app that allows the pet owner to monitor the activity and health of their pet.

The Merger

On July 19, 2021 we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Merger Sub, our wholly-owned merger subsidiary, Wagz and Terry B. Anderton, solely for purposes of Section 7.02 and as the representative, agent and attorney-in-fact of the stockholders of Wagz, providing for the merger of Merger Sub with and into Wagz (the “Merger”), and the Company released a press release announcing the development on July 21, 2021. See https://www.nasdaq.com/press-release/sigmatron-international-inc.-and-wagz-inc.-announce-definitive-merger-agreement-2021. If the Merger is consummated, Wagz will become a wholly-owned subsidiary of the Company and the stockholders of Wagz (including the Company) will be entitled to receive the Merger Shares. The Company estimates, based on the outstanding principal balance of the Convertible Debt and any unpaid accrued interest thereon (the “Conversion Amount”) as of July 31, 2021, and after cancellation of the Merger Shares acquired by the Company, that the percentage of the Company’s outstanding common stock owned by Wagz stockholders (other than the Company) immediately after the Merger would equal approximately 28% of the Company Stock for Calculation Purposes. This percentage will decline to the extent that additional Convertible Debt is issued to the Company after July 31, 2021 and before the consummation of the Merger. See “Proposal 1; The Merger Agreement; Treatment of the Company’s Convertible Debt and Wagz Stock in the Merger.”

The Merger Agreement is included as Exhibit A to this proxy statement.

Opinion of Marshall & Stevens, Incorporated

Pursuant to an engagement letter date March 30, 2021, the Company’s Board retained Marshall & Stevens, Incorporated (“M&S”) to perform a fairness analysis and, if requested by the Board, to deliver a fairness opinion in connection with the Merger. At a meeting of the Board on April 19, 2021, M&S rendered its oral opinion to the Board and, on August 11, 2021, as requested by the Board, M&S confirmed its oral opinion, by delivery to the Board of M&S’s written opinion, a copy of which is included as Exhibit C to this Proxy Statement. See “Proposal 1; Financial Analysis Performed by Marshall & Stevens.”

Conditions to be Satisfied or Waived for the Merger to Occur

As more fully described in the Merger Agreement, the consummation of the Merger depends on a number of conditions being satisfied or waived. These conditions include, among others, the approval of the issuance of the Merger Shares by the stockholders of the Company, as well as the approval of the Merger by the Wagz stockholders, and the absence of any legal requirements enforced or enacted by any court or other governmental entity since the date of the Merger Agreement that remain in effect that would prohibit the consummation of the Merger and the absence of any injunction prohibiting the consummation of the Merger. One of the conditions to the Company’s obligation to consummate the Merger is that the Company’s stockholders approve the 2021 Employee Stock Option Plan (Proposal 2). Therefore, if the stockholders approve the issuance of the Merger Shares, but not the 2021 Employee Stock Option Plan, the Company’s Board may, in its discretion, decide not to consummate the Merger.

When the Merger is Expected to be Completed

We currently anticipate that the Merger will be consummated on or prior to September 30, 2021. However, there can be no assurances that the Merger will be consummated at all or, if consummated, that it will be consummated on or prior to September 30, 2021.

Board of Directors and Management of the Company Following the Merger

Following the consummation of the Merger, the Company’s Board of Directors (the “Board”) and management will not change. In connection with the consummation of the Merger, the Company has agreed to provide Terry B. Anderton with a letter agreement granting him a right to serve as a non-voting observer to the Company’s Board of Directors. Mr. Anderton’s board observation right provides him the right to (i) attend and participate in all meetings (including telephonic and videoconference meetings) of the Board and any committees thereof (but not meetings of any committees consisting solely of independent directors) in a non-voting, observer capacity, and (ii) receive copies of all notices, minutes (including minutes of previous meetings), consents and other materials that the Company provides to its directors at the same time, in the same format and in the same manner as provided to the Company’s directors; provided, that (a) Mr. Anderton is subject to the same restrictions on access to information, documents and materials and attendance at meetings applicable to certain directors who are also employees, and (b) Mr. Anderton is not entitled to vote on any matter submitted to the Board or any of its committees nor to offer any motions or resolutions to the Board or such committees. In no event shall Mr. Anderton be deemed to be a member of the Board. Mr. Anderton’s board observation right will expire on the first to occur of the following: (A) the third anniversary of the consummation of the Merger; (B) fewer than 25% of the Merger Shares acquired by Mr. Anderton in the Merger being owned by him or a trust established for estate planning purposes, if Mr. Anderton serves as its sole trustee; (C) the closing of the sale of all or substantially all the Company’s assets to an unrelated third party; or (D) the closing of any merger or other acquisition involving the Company in which the Company’s common stock outstanding immediately prior to such merger or acquisition represents less than 50% of the voting common stock or other voting equity interests of the surviving entity immediately after such merger or acquisition. Mr. Anderton’s status as a board observer will not amend, alter, or otherwise change the composition of the Board, the terms of current directors elected by the Company’s stockholders, or the members of any Board committee.

Board of Directors and Management of Wagz Before and After the Merger

Gary R. Fairhead is the sole member of the Board of Directors of the Merger Sub. After the Merger, he will continue to serve in such capacity as the director of Wagz, until his successor is duly elected or appointed in accordance with applicable law, or his earlier resignation or removal. The officers of the Merger Sub before the Merger are (a) Gary R. Fairhead, as the Chairman of the Board and Chief Executive Officer, (b) Linda K. Frauendorfer, as the Chief Financial Officer, Vice President Finance, Secretary and Treasurer, and (c) Henry J. Underwood as Assistant Secretary. Each officer will continue to serve in such capacity for Wagz after the Merger, until his or her successor is duly elected or appointed in accordance with applicable law or his or her earlier resignation or removal, except that immediately after the Merger, Mr. Fairhead will remain as Chairman of the Board of Wagz and Terry B. Anderton will be elected Chief Executive Officer and President of Wagz.

Our Operations Pending the Merger

As set forth in the Merger Agreement, we have agreed that from the date of execution of the Merger Agreement through the consummation of the Merger we will continue to operate our business in the ordinary course of our business operations. Further, we have agreed that we will not take any action that would reasonably be expected to prevent, hinder, disrupt or adversely affect the consummation of the Merger.

Termination of Merger Agreement

The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the consummation of the Merger, by either the Company or Wagz, subject to certain terms and conditions which are set forth in the Merger Agreement. See “Proposal 1; The Merger Agreement; Termination of the Merger Agreement.”

Termination Fee

If Wagz terminates the Merger Agreement as a result of entering into a definitive agreement with a third party for an acquisition that Wagz did not solicit and that its board of directors determines is a “Superior Proposal” (as defined in the Merger Agreement), Wagz has agreed to pay us a termination fee equal to (i) our reasonable out-of-pocket fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement, plus (ii) two and one half percent (2.5%) of the consideration received by Wagz and its stockholders pursuant to the terms of the definitive agreement with the third party. Wagz and the Company have agreed that under no circumstance shall the amount owed pursuant to the calculation of 2.5% of the consideration received by Wagz and its stockholders be less than $500,000 nor more than $2,500,000. The termination fee is the Company’s exclusive remedy if Wagz terminates the Merger Agreement because of a Superior Proposal. However, if Wagz terminates the Merger Agreement as a result of accepting a Superior Proposal, the Convertible Debt and Secured Notes issued by Wagz to the Company would become due and payable, at the Company’s option, on the closing of the transaction that is subject to the Superior Proposal, in addition to the termination fee as described in the Merger Agreement. See “Proposal 1; The Merger Agreement; Termination of the Merger Agreement; Secured Convertible and Non-Convertible Debt.”

Registration Rights

The Merger Shares will be issued pursuant to a private placement and in compliance with one or more exemptions from the registration requirements under the Securities Act of 1933, as amended from time to time (the “Securities Act”) and all applicable state securities laws. In connection with the Merger, and subject to receipt of all required information from the Wagz stockholders, we will use our reasonable best efforts to prepare and file a shelf registration statement pursuant to Rule 415 under the Securities Act on Form S-3 (or if Form S-3 is not available for such purposes, then on any other appropriate form) (the “Resale Registration Statement”) within 180 days following the consummation of the Merger to register the resale of all of the Merger Shares to be issued in connection with the consummation of the Merger.

If we determine, after using our reasonable best efforts, that it is not feasible to file the Resale Registration Statement, we will cooperate with the former Wagz stockholders to facilitate sales of the Merger Shares reasonably requested by any such stockholder pursuant to Rule 144 under the Securities Act; provided, however, that such stockholder has held the Merger Shares for at least 180 days from the date of issuance or such longer period as may be required by Rule 144. If a sale transaction is requested by a former Wagz stockholder, we will request our legal counsel to issue one or more opinion letters to our transfer agent with respect to the compliance of any such sale with Rule 144, following the presentation by the former Wagz stockholder of the customary Rule 144 paperwork and following confirmation of such stockholder’s compliance with the requirements of Rule 144. See “Proposal 1; The Merger Agreement; Private Placement; Resale Registration Statement.”

Material U.S. Federal Income Tax Consequences to Stockholders

We do not believe the consummation of the Merger or the issuance of the Merger Shares will have any material tax consequences to the holders of our existing shares of common stock.

VOTING

Record Date, Outstanding Shares and Quorum Requirements

You are entitled to vote at the Meeting if you owned shares of our common stock at the close of business on August 24, 2021, the record date for the determination of stockholders entitled to vote at the Meeting. The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of our common stock issued and outstanding at the close of business on the record date for the determination of stockholders entitled to vote at the Meeting will constitute a quorum. On the record date, there were 4,284,508 shares of our common stock issued and outstanding.

Vote Required

Each share of our common stock outstanding on the record date for the determination of stockholders entitled to vote at the Meeting will be entitled to one vote, in person or by proxy, on each matter submitted for the vote of stockholders. The approvals of the issuance of the Merger Shares, the adoption of the 2021 Employee Stock Option Plan and the adjournment of the Meeting require the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Meeting.

Basis of Stockholder Approval Requirements

Our common stock is listed on the NASDAQ Capital Market, and we are subject to the NASDAQ listing standards set forth in its Listing Rules. While we are not required to obtain stockholder approval under Delaware law in connection with the Merger, we are required under Listing Rule 5636(a)(1), Listing Rule 5635(b) and Listing Rule 5635(d) to seek stockholder approval of our proposed issuance of the Merger Shares in connection with the consummation of the Merger.

Listing Rule 5635(a)(1) requires stockholder approval prior to the issuance of securities “in connection with” the acquisition of the stock or assets of another company, where due to the present or potential issuance of common stock (or securities convertible into or exercisable for common stock), other than a public offering for cash, the common stock to be issued (i) constitutes voting power in excess of 20% of the outstanding voting power prior to the issuance or (ii) is or will be in excess of 20% of the outstanding common stock prior to the issuance. In addition, Listing Rule 5635(b) requires stockholder approval prior to the issuance of securities when such issuance or potential issuance will result in a change of control of a company. NASDAQ may deem a change of control to occur when, as a result of an issuance, an investor or a group would own, or have the right to acquire, 20% or more of the outstanding shares of common stock or voting power and such ownership or voting power would be the largest ownership position of the issuer.

In addition, under NASDAQ Listing Rule 5635(d), prior stockholder approval is required for the issuance, other than in a public offering, of securities convertible into common stock at a price less than the greater of book or market value of the common stock if the securities are convertible into 20% or more of a company’s common stock. Because the Merger Shares will be issued in exchange for all of the equity interests of Wagz, the deemed issuance price of the Merger Shares may be less than the greater of the book or market value of our common stock immediately before the consummation of the Merger. If Proposal 1 is approved and the Merger is consummated, the issuance of the Merger Shares will exceed 20% of our common stock currently outstanding. Because the issuance price may be below the greater of the book or market value of our common stock immediately prior to the consummation of the Merger, the NASDAQ Listing Rules may require that we obtain stockholder approval of the issuance of the Merger Shares in connection with the consummation of the Merger.

Therefore, we are requesting stockholder approval for the issuance of the Merger Shares under all applicable NASDAQ Listing Rules.

Voting of Proxies

Any stockholder entitled to vote at the Meeting whose shares are registered in his, her or its name may submit a proxy by returning the enclosed proxy card by mail pursuant to the instructions provided on the enclosed proxy card, or may attend the Meeting and vote in person by appearing at the Meeting.

If you hold your shares in “street name” (not registered in your name): (i) you must return your voting instructions to your broker or nominee so that the holder of record can be instructed how to vote those shares; or (ii) if you wish to attend the Meeting and vote in person, you must obtain and bring to the Meeting a proxy signed by the record holder giving you the right to vote the shares on its behalf. (You may not use the voting instruction form provided by your broker or nominee to vote in person at the Meeting.)

Quorum; Broker Non-Votes

The proxy card indicates the number of shares of our common stock that you own. We will have a quorum to conduct the business of the Meeting if holders of a majority of the shares of our common stock are present, in person or by proxy. Votes cast by proxy or in person at the Meeting will be tabulated by the election inspector appointed for the Meeting and will determine whether or not a quorum is present. The election inspector will treat abstentions as shares that are present (for purposes of determining quorum) and entitled to vote, but as not voted for purposes of determining the approval of any matter submitted to the stockholders for a vote.

Abstentions will have the same effect as negative votes on (i) the proposal to issue the Merger Shares, (ii) the proposal to approve the adoption of our 2021 Employee Stock Option Plan, and (iii) the proposal to adjourn the Meeting if necessary or appropriate, for the solicitation of additional proxies if there are insufficient votes at the time of the Meeting to constitute a quorum or approve the issuance of the Merger Shares and the adoption of the 2021 Employee Stock Option Plan. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, or chooses not to exercise its authority (“Broker Non-Votes”), those shares will not be considered as present (for purposes of determining quorum) and entitled to vote with respect to that matter, unless it is a routine matter. Under NASDAQ rules, Proposal 1, Proposal 2 and Proposal 3 are not routine matters and therefore a broker may not be entitled to vote shares held in street name on the proposals absent instructions from the beneficial holder of such shares. Consequently, if your shares are held in street name and you do not submit any voting instructions to your bank, broker or other nominee, your shares will not be voted on the proposals and will be considered a Broker Non-Vote.

Revocability of Proxies

As a stockholder of record, once you have submitted your proxy, you may revoke it at any time before it is voted at the Meeting. You may revoke your proxy in any one of three ways:

•	you may submit another proxy marked with a later date (which automatically revokes the earlier proxy) using any of the approved methods until the applicable deadline for such method;

•

you may notify our Secretary in writing that you wish to revoke your proxy before it is voted at the Meeting at the following address: Secretary, SigmaTron International, Inc., 2201 Landmeier Road, Elk Grove Village, Illinois, 60007; or

•	you may vote in person at the Meeting.

Please note that if you hold your shares in “street name” through a broker, bank or other nominee and you have instructed your broker, bank or other nominee to vote your shares, the above-described options for changing your vote do not apply, and instead, you must follow the instructions received from your broker, bank or other nominee to change your vote.

Appraisal Rights

Under Delaware law, our stockholders do not have any “dissenters’ rights” or rights to an appraisal of the value of their shares in connection with the vote to approve the issuance of the Merger Shares in connection with the Merger.

Additional Information

You can find more information about the Company in the periodic reports and other information we file with the Securities and Exchange Commission (the “SEC”). The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov.

RISK FACTORS

In addition to the other information included or incorporated by reference in this proxy statement, you should carefully consider the following risks before deciding how to vote on the proposals presented at the Meeting. The Risk Factors present the material risks presently known to us that are directly related to the issuance of the Merger Shares and the Merger, approval of the adoption of 2021 Employee Stock Option Plan and the integration of the two companies. We have also included the material risks presently known to us that are associated with the business of Wagz, because these risks will also affect the Company following the consummation of the Merger. The risks also include forward-looking statements, and actual results may differ substantially from those discussed in these forward-looking statements.

Additional risk factors generally relating to the Company can be found on pages 13 through 23 of the Company’s Annual Report for the fiscal year ended April 30, 2021 on Form 10-K (see https://sigmatronintl.com/wp-content/uploads/20210430-10K_Exhibits_FILED-7.23.21.pdf).

The number of Merger Shares will not be adjusted in the event of any change in our stock price.

Upon consummation of the Merger, Wagz stockholders, including the Company which is a Wagz stockholder, will receive the Merger Shares. The number and value of the Merger Shares are not limited to a range of minimums and maximums, by a collar or any similar mechanism, and will not be adjusted for changes in the market price of our common stock between the date of signing the Merger Agreement and consummation of the Merger. The number of Merger Shares and the percentage of the Company’s outstanding stock represented by the Merger Shares will not be adjusted for changes in the market price of our common stock between the date of signing the Merger Agreement and consummation of the Merger. Increases in the price of our common stock prior to the consummation of the Merger will increase the value of the consideration we pay to Wagz stockholders on the consummation of the Merger.

Variations in the price of our common stock could result from changes in our business, operations or prospects prior to or following the Merger, our stockholders’ perceptions of the Merger and Wagz, general market and economic conditions, and other factors both within and beyond our control. The Merger may be consummated a considerable length of time after the date of the Meeting of the stockholders. Therefore, at the time of the Meeting, our stockholders will not know with certainty the value of the consideration being paid to Wagz.

The Merger may not be consummated unless and until various closing conditions are satisfied.

The obligations of the Company and Wagz to consummate the Merger is subject to the satisfaction or waiver of a number of closing conditions, including without limitation, the approval of the issuance of the Merger Shares by the stockholders of the Company and the approval of the Merger Agreement by the stockholders of Wagz. In addition, the obligation of the Company to consummate the Merger is subject to the satisfaction or waiver of a number of closing conditions, including without limitation, the approval by the Company’s stockholders of the 2021 Employee Stock Option Plan; the delivery by Wagz of a working Wagz Freedom Smart Dog Collar™ that meets certain requirements; the demonstration by the Wagz Freedom Smart Dog Collar™ of certain key performance indicators; the approval of the Merger Agreement by the Company’s senior secured lender; and that no more than 7.5% of the Wagz stock becomes dissenting shares under Delaware law. In addition, the obligation of Wagz to consummate the Merger is subject to the satisfaction or waiver of a number of closing conditions, including without limitation, that the Company has granted Terry B. Anderton a right to be a non-voting observer to the Company’s Board of Directors. (See, “Proposal 1; The Merger Agreement; Conditions to the Merger.”) It is not known how long it may take to satisfy all of the closing conditions, which means the Merger may be delayed. Further, if all of the closing conditions are not satisfied or waived, one or more of the parties may terminate the Merger Agreement.

The Company will not have a right to recover from Wagz stockholders for a breach of the Merger Agreement after the closing of the Merger.

The representations and warranties of Wagz contained in the Merger Agreement terminate and are of no further force and effect as of the closing of the Merger. Therefore, even if the Company realizes losses after the closing that could be tied to a breach of the Merger Agreement, the Company will not have a right to recover from Wagz stockholders for any such losses.

Current stockholders will have reduced ownership and voting interests following the Merger.

As noted below (see “Proposal 1; Treatment of the Company’s Convertible Debt and Wagz Stock in the Merger”), the Company estimates, based on amounts owed under the Convertible Debt as of July 31, 2021, and after retirement of the Merger Shares acquired by the Company in accordance with Delaware law, that the percentage of the Company’s outstanding common stock owned by Wagz stockholders (other than the Company) immediately after the Merger would equal approximately 28% of the Company Stock for Calculation Purposes (this percentage will decline to the extent that additional Convertible Debt is issued to the Company after July 31, 2021 and before the consummation of the Merger). As a result, the percentage ownership of the Company held by each of our current stockholders will be smaller than such stockholder’s percentage ownership of the Company prior to the Merger. Our current stockholders will, therefore, have proportionately less ownership and voting interests in the Company following the Merger than they currently hold.

In addition, if approved by the Company’s stockholders, the 2021 Employee Stock Option Plan (see “Proposal 2”) provides for the issuance of options for a maximum of 400,000 shares of the Company’s common stock. The Company’s stockholders will experience further dilution to the extent that options are issued under the 2021 Employee Stock Option Plan and exercised.

The market price of our common stock may decline as a result of the Merger or the issuance of the Merger Shares.

We are unable to predict the potential effects of the issuance of the Merger Shares on the trading activity and market price of our common stock. We have granted certain registration rights to the stockholders of Wagz for the resale of the shares of our common stock issued in connection with the Merger. These registration rights would facilitate the resale of such securities into the public market. Sales of a significant number of shares of our common stock in the public market, especially over a short period of time, or the perception that such sales might occur, could have a material adverse effect on the price of our common stock.

The Company may not be able to achieve the expected results of the proposed combination of the Company and Wagz, including anticipated revenue and expenses, or we may not be able to effectively or timely integrate Wagz’s business.

The Company may not be able to achieve the expected results of the acquisition of Wagz, including anticipated revenue and expenses. Revenues may be delayed. The Company may not be able to integrate the Wagz business or achieve expected cost synergies without increases in costs or other difficulties. Any unexpected costs or delays incurred in connection with the integration of Wagz could have a material adverse effect on the Company’s business, results of operations, financial condition, as well as the market price of its common stock.

The overall integration of the businesses may result in material unanticipated problems, expenses, liabilities, and diversion of management’s attention. In addition, even if the operations of the Company’s business and Wagz’s business are integrated successfully, the Company may not realize the full benefits of the Merger, including sales, growth or cost savings opportunities that it currently expects. These benefits may not be achieved within the anticipated time frame, or at all.

Product development may be delayed, and products may fail in the marketplace.

Development of Wagz products may be delayed. Prototype testing may not be successful. Sales may not materialize. Products may fail once in the marketplace. Any of these scenarios could have a material adverse effect on the Company’s business, results of operations, financial condition, as well as the market price of its common stock.

Wagz may be unable to keep current with the pet tech industry’s technological changes.

The market for Wagz products is characterized by rapidly changing technology and continuing product development. The future success of Wagz business will depend in large part upon its ability to maintain and enhance its technological capabilities, and develop and market products which meet changing customer expectations. The Company may not successfully anticipate or respond to technological changes in the marketplace in a cost-effective and timely basis.

Wagz faces intense industry competition.

Many of Wagz’s competitors may have greater experience, manufacturing, purchasing, marketing and financial resources than the Company to develop and market products. Companies with established brand recognition that compete in the pet tech market may have an advantage over Wagz, whose products are new to the market. Competition from existing or potential new competitors may have a material adverse impact on the Company’s business, financial condition or results of operations. The introduction by Wagz’s competitors of lower priced competitive products or products with greater capabilities could materially adversely affect the Company’s business, financial condition, and results of operations.

The Company depends on its management and other key employees and skilled personnel.

The Company will depend on its management and other key employees and skilled personnel for the development and marketing of Wagz products both before and after the consummation of the Merger. The Company’s employees are not bound by employment agreements and the Company cannot be assured that it will retain its executive officers, key employees or skilled personnel. Competition for tech employees, including software developers, is intense, and the Company may need to change its compensation and benefit practices to attract sufficient employees with these skills. The loss of the services of any of its executive officers, key employees or other skilled personnel who we cannot easily replace could have a material adverse impact on the Company’s business and results of operations. The Company’s future growth depends on the contributions and abilities of key executives and skilled, experienced employees. A failure to obtain or retain the number of skilled employees necessary to support the Company’s efforts, a loss of executive officers or key employees or a significant shortage of skilled, experienced employees could jeopardize its ability to meet its growth targets and product development.

Wagz’s repayment of the Convertible Debt and Secured Notes issued to the Company is not certain.

If the Merger does not occur, the Company will retain the Convertible Debt and Secured Notes issued to the Company (see “Proposal 1; Secured Convertible and Non-Convertible Debt”), and all obligations owed to the Company as Wagz’s secured lender would be due on maturity (unless Wagz terminates the Merger Agreement because it accepted a Superior Proposal, in which case, at the Company’s option, the Convertible Debt and Secured Notes are due on the closing of the transaction that is subject to the Superior Proposal). If Wagz is unable to pay the Convertible Debt and Secured Notes, and the Company forecloses its security interest in the Wagz collateral, there is no assurance that the Company will recover sufficient value from the Wagz collateral to pay the Convertible Debt and Secured Notes in full.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement and its exhibits and the documents to which we refer you in this proxy statement contain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, and assumptions that are difficult to predict. These forward-looking statements include information concerning the Company’s plans, objectives, goals, strategies, future events, future revenues, performance, capital expenditures, financing needs and other information that is not historical information. When used in this proxy statement and the documents to which we refer you in this proxy statement, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “may,” “should,” “seeks,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, the Company’s examination of historical operating trends, are based upon the Company’s current expectations and various assumptions. The Company believes there is a reasonable basis for its expectations and assumptions, but there can be no assurance that the Company will realize its expectations or that the Company’s assumptions will prove correct.

In addition to other factors and matters contained or incorporated in this proxy statement, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the occurrence of any event, change, or other circumstances that could give rise to the termination of the Merger Agreement;

•

the inability to consummate the Merger due to the failure to obtain stockholder approval of the issuance of the Merger Shares or the adoption of the 2021 Employee Stock Option Plan, or failure to satisfy any other conditions to the consummation of the Merger;

•	business uncertainty and unknown developments during the pendency of the Merger;

•	adverse outcomes of pending or threatened litigation or governmental investigations;

•	the failure of the Merger to be consummated for any other reason;

•	the amount of the costs, fees, expenses and charges related to the Merger;

•	diversion of management’s attention from ongoing business concerns;

•	the effect of the announcement of the Merger on our and Wagz’s business and customer relationships, operating results, and business generally, including the ability to retain key employees;

•	risks that the Merger disrupts current plans and operations;

•	the possible adverse effect on our business and the price of our common stock if the Merger is not consummated in a timely fashion or at all;

•	risks that we may be unable to successfully integrate Wagz’s business and personnel with our own; and

•	risks that the expected benefits of the Merger may not be realized.

Many of the factors that will determine our future results are beyond our ability to control or predict. We cannot guarantee any future results, levels of activity, performance, or achievements. In light of the significant uncertainties inherent in the forward-looking statements, readers should not place undue reliance on forward-looking statements, which speak only as of the date on which the statements were made, and it should not be assumed that the statements remain accurate as of any future date.

You should carefully consider the cautionary statements contained or referred to in this section in connection with any subsequent forward-looking statements that may be issued by us or persons acting on our behalf.

PROPOSAL 1

TO APPROVE THE ISSUANCE OF THE MERGER SHARES

Overview of the Transaction

On July 19, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with the Merger Sub, Wagz and Terry B. Anderton, solely for purposes of Section 7.02 and as the representative, agent and attorney-in-fact of the stockholders of Wagz, providing for the merger of Merger Sub with and into Wagz (the “Merger”). Our Board of Directors unanimously approved our entry into the Merger Agreement on July 16, 2021. No stockholder vote was required for the entry into the Merger Agreement, and no stockholder vote is required for the consummation of the Merger pursuant to the Merger Agreement. We are therefore not seeking approval or ratification of the Merger at the Meeting. Under Delaware law, our stockholders do not have any “dissenters’ rights” or rights to an appraisal of the value of their shares in connection with the Merger or Proposal 1.

However, the approval by our stockholders of the issuance of the Merger Shares is a condition to the consummation of the Merger in order to comply with NASDAQ Listing Rules. See “Summary Term Sheet Relating to Issuance of Merger Shares; Basis of Stockholder Approval Requirements.” In the event that the issuance of the Merger Shares is not approved at the Meeting, we will not be able to consummate the Merger, and the Merger Agreement will be terminated in accordance with its terms. Other closing conditions are also provided for in the Merger Agreement. The Merger Agreement is summarized herein, and a copy of the Merger Agreement is included as Exhibit A to this proxy statement.

Pursuant to the terms of the Merger Agreement, Wagz will become a wholly-owned subsidiary of the Company pursuant to a transaction that is intended to be treated as a tax-free reorganization within the meaning of Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). At the consummation of the Merger, Merger Sub shall be merged with and into Wagz, whereupon the separate existence of Merger Sub will cease and Wagz will continue as the surviving entity, operating as a wholly-owned subsidiary of the Company. Upon the consummation of the Merger, the equity holders of Wagz will receive the Merger Shares in exchange for their equity interests in Wagz.

Wagz’s capital stock is privately held and not traded in a public market. If Proposal 1 is approved and the Merger is consummated, the Merger Shares will be issued to the stockholders of Wagz in a private placement exempt from the registration requirements of the U.S. federal securities laws.

The Board of Directors recommends a vote “FOR” the approval of Proposal 1 for the reasons set forth in this proxy statement, see “Proposal 1; Reasons for the Merger and Issuance of Merger Shares,” summarized as:

A.	We would be creating a combined company with strong intellectual property that may be monetized through IoT channels.

B.	Wagz is in a recession-tolerant market and a segment that is currently considered to be its fastest growing.

C.	Given the current size and growth rate of the pet tech market, the reasons for the Merger could be achieved by less than 1% of market penetration.

D.	We would bring synergies to the combination that would serve to strengthen the success of the Wagz strategic vision supported by the Company’s contract manufacturing expertise.

E.	We would be acquiring potential recurring revenue streams to increase the financial performance of the Company.

F.	We would be acquiring a business using stock which allows us to utilize our public status and increase the float.

The EMS Industry

The Company first entered the electronic manufacturing services (“EMS”) business in the late 1980s when the industry was starting to grow. Prior to that, the Company was a component manufacturer and through an acquisition it started to offer its assembly services in Mexico. During the 1980s, 1990s and early 2000s, the EMS industry was generally considered to be technology and as such it commanded reasonably attractive margins and multiples in terms of stock prices. The EMS industry continued to gain momentum in the early 1990s, and in 1994, the Company went public. The Company’s strategy was to create an EMS footprint covering North America and Asia, thereby offering its customers the ability to source products offshore at lower costs in both North America and Asia. It was unusual for a company of the Company’s size, in terms of revenue, to offer such a footprint to mid-sized customers and to be a public company.

As the industry grew, margins eroded and EMS became viewed as a commodity business instead of a technology business. EMS companies would work to differentiate themselves either through design, individual market expertise or vertical integration, but for the most part, the EMS companies had few, if any, intellectual property rights related to general assembly services, and pre-tax income of 1%—3% was considered the norm. That level has stabilized over the past several years but at this time, there are very few opportunities to create higher margins continuously going forward. In addition, the industry itself requires significant capital expenditures which can be difficult to finance given the low margins.

Even though the Company became a public company in 1994, it has not been able to increase the float of its stock. As a result, the Company finds itself in a situation where it has a very low float of shares and yet, bears the significant costs associated with being public in an industry with low margins. While the Company’s EMS business is solid with many long-term relationships, acts as the sole source for many customers and is growing with current and new customers, there still is a ceiling in terms of the upside for our stockholders. This is exemplified by the Company’s stock price being much lower than its book value. Therefore, the Board of Directors has looked for opportunities that it thought would allow the Company to increase its margins and acquire intellectual property, thereby creating additional value for its stockholders, particularly where the consideration could be paid as stock of the Company.

The Company regularly evaluates strategic opportunities that may create value for its stockholders. Such opportunities may be in its core EMS business, or may be outside of EMS. As the EMS market has evolved into more of a commodity marketplace over time, the Company has continued to look at opportunities to maximize stockholder value. In all cases, the Company is looking for opportunities outside of EMS that can build on or complement its core strengths in electronic manufacturing, design and supply chain capabilities.

Petzila and Wagz

In late 2014, the Company was introduced to a new customer named Petzila, Inc. (“Petzila”), a start-up company that was one of the first companies involved in pet technology, or “pet tech.” Petzila’s “Petzi Treat Cam” product permitted a pet owner to see their pet via a smart phone app and dispense a treat to the pet remotely, if desired. In March, 2015, the Company entered into a Manufacturing Agreement to provide certain contract manufacturing services and products to Petzila. The Company built the product that would provide both the visual and the treat.

While Petzila attracted significant interest, its financial situation was not stable. To satisfy its obligations to the Company, Petzila issued to the Company a series of promissory notes, secured by a first priority security interest in Petzila’s assets, and a warrant for equity securities. By February 28, 2018, Petzila owed the Company approximately $3,400,000 for purchases made under the Manufacturing Agreement, plus penalties, fees, expenses or interest. The Company foreclosed on Petzila’s assets on April 30, 2018 in a sale under Article 9 of the Uniform Commercial Code, and immediately sold the assets to Wagz. The purchase price for the sale was equal to (a) cash equal to $350,000; (b) an earn-out equal to $6.00 per each Petzi Treat Cam and upgrades sold from August 1, 2018 to July 31, 2022; and (c) 600,000 shares of Wagz voting common stock (the “2018 Wagz Stock”). The Company has recorded the 2018 Wagz Stock on its balance sheet in the amount of $600,000. As part of the sale, the Company also agreed to provide manufacturing services for the Petzila product as well as a new “Smart Pet Collar” that Wagz was developing, and entered into a Manufacturing Agreement with Wagz dated May 4, 2018.

About Wagz, Inc.

Wagz, a pet tech company, is a designer and developer of an ecosystem of smart technology products driven by its proprietary software application for iPhone and Android devices, that together deliver a customizable, digitally connected comprehensive solution for pet lifestyle management. Wagz’s vision is for a broad based, integrated family of smart products that truly enable pet owners to interact with and manage the daily needs of their pets from anywhere. Wagz products are positioned to capitalize on the disruptive opportunity in the pet care industry as pet owners seek cost-effective technology driven solutions to add convenience and freedom to the responsibilities of pet care.

Pet Technology

Through the relationships first with Petzila and then with Wagz, the Company has observed the pet market as a whole and pet tech in particular, as a relatively new and rapidly growing segment of the overall pet marketplace.

When the Company investigated the opportunity with Wagz, it became clear that the pet products / services industry is a market of interest. Current industry revenue is more than $95 billion annually, and has proven to be recession-resistant. While the pet tech segment of the pet market is a relatively new segment, it is currently projected to grow from $4.5 billion in 2018 to over $20 billion by 2025. These are technology-driven products that will improve the quality of life for both pets and their owners. Approximately one half of American households own a dog – there are over 90,000,000 dogs as pets in 63,000,000 households. Interestingly enough, the pandemic served to increase pet ownership rates as people were either working at home or spending more time at home. This only served to increase the attractiveness of pet tech and its adoption by younger consumers such as millennials. Please note that all of these numbers are just for the United States and the foreign markets are equally robust in terms of opportunity. As further evidence of the attractiveness of this market, we are aware of at least 50 significant transactions that have been announced publicly in the pet industry, ranging from capital raises to acquisitions, over the past 18 months. The segments of the pet market range from food to pet health to pet products and pet insurance. In cases where financial information was disclosed, the valuations were attractive.

IoT Companies / Recurring Revenue

Wagz is an IoT company with a product utilizing intellectual property that is positioned to generate recurring revenue when activated. This is of interest to SigmaTron as it looks at the Wagz financial model. An example of recurring revenue would be the Wagz Freedom Smart Dog Collar™. The consumer purchases the Wagz Freedom Smart Dog Collar™ which, when supported by telecommunications connections, can provide GPS that allows the user to set up the virtual geofence or to track a lost or runaway pet. At the time of purchase, the consumer signs up for a telecom service that costs approximately $10 per month. The IoT company will receive a portion (which can range from $1 to $9 per month) of that monthly revenue, dependent upon the sales channel. The cost to generate the monthly revenue is small. If you assume that a collar could achieve 1% market penetration, in theory, you could receive monthly revenue from 900,000 users ranging from $1 to $9 plus the margin on the one-time sale of the Wagz Freedom Smart Dog Collar™.

A second class of IoT products that potentially may be in the Wagz portfolio would be a smart bin. This bin would store dry dog food, and when the bin contents drop to a certain level, the food would be automatically reordered from the owner’s preferred retail provider and delivered to the owner. Wagz would receive a percentage of each sale. This is another example of recurring revenue after the initial product sale.

In addition to the product sales and recurring revenue, a successful IoT company builds a relationship with its customers that would include gathering information that could lead to additional IoT product sales and could be of interest to third party retailers in the pet space, such as related and other products that may be sold to customers, and customer lists and email addresses. This could constitute significant value and increase the intrinsic value of Wagz to the Company.

The Wagz Opportunity

In 2018 and 2019, Wagz was actively pursuing opportunities to develop its smart collar. The recurring revenue component of a smart device such as the Wagz Freedom Smart Dog Collar™ may be a natural fit for customers of telecom companies. In January of 2020, at CES 2020 in Las Vegas, Nevada, Wagz was announced in a press release from a major telecom company as its first partner for its Internet of Things (“IoT”) platform. However, Wagz had limited capital available to support the opportunity and in mid-January approached the Company, one of its manufacturing partners, to see if it had any interest in a transaction.

The Company’s Board of Directors met on January 20, 2020 to discuss the opportunity and decide if pursuing such an opportunity made sense in terms of its strategic objectives. The opportunity to leverage the Company’s EMS and manufacturing capabilities while owning a company with proprietary products in a new and rapidly growing technology segment appealed to the Board. It was decided that the situation merited further investigation. The Board directed Gary R. Fairhead, the Company’s CEO, to do two things. The first was to meet with Terry B. Anderton, the CEO of Wagz, to better understand the strategic vision and plan. The second was to contact an investment banker, Silvermark Partners LLC, to advise the Board regarding the opportunity. Kirk Lundblade, of Silvermark, has a long-term relationship with the Company and is familiar with the EMS market.

On February 11, 2020, after Mr. Fairhead’s meeting with Mr. Anderton, the Board of Directors held a meeting to further consider the Wagz opportunity. The meeting focused on the pet tech market in general, the economics of a company like Wagz, which is considered an IoT company and thus may provide recurring revenue from its proprietary products, and how such companies could monetize the opportunities. It was decided that the Board would meet with Messrs. Anderton and Lundblade on February 24, 2020.

On February 24, 2020, Mr. Anderton and Trinnie Cortez, COO of Wagz, met with the Board. Wagz provided a detailed overview of its economic model, products, marketplace and prospects. The Board then held a separate conference call with Mr. Lundblade to discuss the Company’s current situation as a public company, the EMS marketplace in general, and the Wagz opportunity. Mr. Lundblade advised the Board that while such opportunities are rare for a company like the Company and the EMS industry, he felt the Wagz opportunity could meet the strategic objectives of the Board and was worth continuing to discuss further.

On February 26, 2020, the Board met again to discuss Wagz. At that time, the Board directed Mr. Fairhead to continue negotiating with Wagz the terms of a transaction between the two companies and the Company’s continued extension of trade credit to Wagz and the provision of additional financial support. The Board determined that financing could be extended if Wagz’s financial obligations to the Company were convertible into Wagz common stock on the basis of $1.00 of outstanding principal and accrued interest per share of common stock, and secured by a perfected first priority security interest in Wagz’s assets, including intellectual property, subject to the consent of the Company’s senior secured lender, which was subsequently obtained.

In addition, in February, 2020, several officers of the Company visited Wagz’s headquarters in New Hampshire to meet the staff and evaluate their design plan for the Wagz Freedom Smart Dog Collar™.

On March 2, 2020, the Board reconvened after Mr. Fairhead’s discussions with Mr. Anderton. The Board discussed the potential acquisition of Wagz by the Company via a merger, in which the Company’s common stock would be exchanged for all Wagz equity interests, and the extension of credit to Wagz, pending the consummation of the Merger, on the terms suggested by the Board. The Board discussed the attraction of the Company using its stock as currency to acquire Wagz, thereby increasing the Company’s float, and the relative value of the Company and Wagz, based on the Company’s market cap. The Board determined that a significant advantage of the transaction was the ability to use the Company’s stock for the merger consideration, so long as the respective values used for the merger of the companies was supported. Further, the opportunity to enter the growing IoT marketplace was attractive to the Board. Pending further definition of the details, the Board authorized the President and CEO and the CFO of the Company to negotiate a letter of intent to acquire Wagz on the terms discussed and approved the extension of credit to finance Wagz operations, based on a cashflow budget, via convertible secured debt.

At a meeting on March 17, 2020, the Board met to discuss the analyses of its accounting and tax consultants about various aspects of the proposed transaction. The conclusion reached was that the treatment of the proposed structure posed no obstacles to the Company.

At Board meetings on April 9, 2020 and April 30, 2020, the Board discussed the status of the Wagz negotiations, in particular the delays facing Wagz in securing a supply agreement with the prospective telecom customer due to corporate matters unrelated to Wagz. At the same time, the Company was advised by Wagz that it was pursuing interest shown by several other significant telecom companies regarding Wagz products. The Board decided that, while a supply agreement with a telecom company would still be desired, the company should continue to pursue acquiring Wagz without regard to the prospects of one particular opportunity.

On May 29, 2020, the Company and Wagz signed a letter of intent (the “LOI”), and the Company released a press release announcing the developments on June 4, 2020 (see https://www.nasdaq.com/press-release/sigmatron-and-wagz-announce-letter-of-intent-for-merger-transaction-2020-06-04 ). The LOI called for a merger in which the Company would acquire Wagz in exchange for approximately one-third of the Company’s stock. The Company’s obligation to close, expected to occur by August 31, 2020, would be conditioned on certain contingencies, including execution of an acceptable supply agreement between Wagz and the major telecom company; delivery by Wagz of a working prototype of the Wagz Freedom Smart Dog Collar™ by June 30, 2020; approval by the Company’s stockholders; the Company’s Board obtaining a fairness opinion supporting the transaction; the Company raising at least $7,500,000 in mezzanine financing to support the Wagz operations; and unless waived by the SEC, delivery by Wagz of audited financial statements for years ended April 30, 2019 and April 30, 2020 (the “Wagz Audits”), which would be required for the Company to include in its post-merger Current Report on Form 8-K under Rule 3-05 of the SEC’s Regulation S-X; among other matters.

Ultimately, however, the LOI did not result in a definitive agreement in 2020 due to various reasons, including the COVID-19 pandemic (see “Proposal 1; Negotiation of the Definitive Agreement”).

Secured Convertible and Non-Convertible Debt

On May 29, 2020 and in connection with signing the LOI, Wagz issued to the Company a Convertible Secured Promissory Note in the maximum principal amount of $4,052,478, representing the then balance of the Company’s accounts receivable from Wagz, payment for inventory of Wagz held by the Company, and the loan of additional funds to pay for Wagz operations, to be advanced based on a cashflow budget approved by the Company, and to retire outstanding debt, including accrued interest (as amended, the “May 2020 Convertible Debt”). The May 2020 Convertible Debt is secured by a security interest in all of Wagz’s assets, including its intellectual property.

Due to the delays in negotiating and consummating the Merger (see “Proposal 1; Negotiation of the Definitive Agreement”), Wagz requested that the Company extend additional convertible secured financing, on substantially the same terms as the May 2020 Convertible Debt. With the approval of the Company’s senior secured lender, Wagz issued to the Company: (a) the Convertible Secured Promissory Note, in the principal amount of $1,588,328.00 dated of January 27, 2021 (as amended, the “January 2021 Convertible Debt”), (b) the Convertible Secured Promissory Note, dated as of April 30, 2021, in the principal amount of $1,249,966.14 (as amended, the “April 2021 Convertible Debt”), and (c) the Convertible Secured Promissory Note, dated as of July 31, 2021, in the principal amount of $1,905,712.44 (as amended, the “July 2021 Convertible Debt”), (d) the Secured Promissory Note dated as of April 30, 2021, in the principal amount of $308,328.79 (as amended, the “April 2021 Secured Note”), and (e) the Secured Promissory Note dated as of July 31, 2021, in the principal amount of $38,723.50 (as amended, the “July 2021 Secured Note”). The May 2020 Convertible Debt, the January 2021 Convertible Debt, the April 2021 Convertible Debt, the July 2021 Convertible Debt and any additional convertible secured promissory notes issued by Wagz to the Company before the consummation of the Merger, subject to the approval of the Company’s senior secured lender, are collectively referred to as the “Convertible Debt.” The April 2021 Secured Note, the July 2021 Secured Note and any additional secured promissory notes issued by Wagz to the Company before the consummation of the Merger, subject to the approval of the Company’s senior secured lender, are collectively referred to as the “Secured Notes.” The Convertible Debt and the Secured Notes are referred to collectively as the “Wagz Debt.”

The outstanding principal balance of the Convertible Debt and any unpaid accrued interest thereon (the “Conversion Amount”) are convertible into one share of Wagz common stock at the lesser of (a) $1.00 for each dollar of the Conversion Amount, or (b) the per share sale price obtained by Wagz for its equity securities at any time after February 1, 2020.

The Wagz Debt bears interest at 4% per annum and is secured by a first priority security interest in Wagz’s assets, including its intellectual property. The Merger Agreement amended the maturity date of the Wagz Debt to occur on the earliest of i) December 31, 2021 or, if the Merger is not consummated due to a termination by the Company under the terms of the Merger Agreement, that date which is twelve (12) months after the date of such termination, (ii) upon the closing of a sale of all or substantially all of the assets or common stock of Wagz, or (iii) an Event of Default (as defined in the Wagz Debt).

The Company has agreed to convert the Convertible Debt in connection with the Merger. If the Merger does not occur, the Wagz Debt would be due on maturity. The Company’s right to convert the Convertible Debt would also be exercisable before maturity. In addition, if Wagz terminates the Merger Agreement as a result of accepting a Superior Proposal, the Wagz Debt would become due and payable, at the Company’s option, on the closing of the transaction that is subject to the Superior Proposal, in addition to the termination fee as described in the Merger Agreement. See “Proposal 1; The Merger Agreement; Termination of the Merger Agreement.”

Treatment of the Company’s Convertible Debt and Wagz Stock in the Merger

The Company is the holder of the Convertible Debt as well as owner of the 2018 Wagz Stock. In connection with the consummation of the Merger, the Company would take the following actions. As the holder of the Convertible Debt, the Company would exercise, immediately before the Merger, its right to convert the Conversion Amount into Wagz common stock. The Company then would exchange both its 2018 Wagz Stock and all shares of Wagz common stock it receives from the conversion of the Conversion Amount for Merger Shares, on the same basis as other Wagz stockholders. Based on the Conversion Amount as of July 31, 2021, and a conversion basis of $1.00 of debt for each share of Wagz common stock, the Company would acquire approximately 8,796,484 shares of Wagz common stock, and the Convertible Debt would be considered paid in full. The Merger Shares acquired by the Company in the Merger would be retired and automatically resume the status of authorized and unissued shares of common stock of the Company, in accordance with Delaware law. The Company estimates, based on the Conversion Amount as of July 31, 2021, and after retirement of the Merger Shares acquired by the Company, that the percentage of the Company’s outstanding common stock owned by

Wagz stockholders (other than the Company) immediately after the Merger would equal approximately 28% of the Company Stock for Calculation Purposes. This percentage will decline to the extent that additional Convertible Debt is issued to the Company after July 31, 2021 and before the consummation of the Merger.

Mezzanine Financing and Credit Facility

When it agreed to acquire Wagz, the Company recognized that it would potentially need additional funds to support Wagz’s operations and growth. It pursued obtaining subordinated capital to provide those funds (“Mezzanine Financing”). While the Company received a number of leads, it soon became apparent that it would be very difficult to obtain Mezzanine Financing on terms acceptable to its senior secured lender.

In late 2020, the Company’s management and Board decided that the better financial and banking solution for the Company to expand its business and to support Wagz’s operations would be to enlarge the Company’s secured credit facility, obviating the short-term need for Mezzanine Financing for the proposed Merger. That search culminated in the Company’s entering into a credit agreement with JPMorgan Chase Bank, N.A. on January 29, 2021.

The extension of financing to Wagz is in compliance with the Company’s secured credit facility. In particular, the credit agreement between the Company and JPMorgan Chase Bank, N.A., as amended by the Second Amendment thereto dated June 20, 2021, permits the Company to invest in Wagz, in addition to the investments made pursuant to the May 2020 Convertible Debt and the January 2021 Convertible Debt, up to $5,000,000 between January 29, 2021 and September 30, 2021, subject to compliance with the terms of the credit agreement. As of July 31, 2021, the Company has extended approximately $3,337,000 of that $5,000,000 to Wagz.

Financial support to Wagz has continued since July 31, 2021 and will continue through September 30, 2021. Any additional financial support after September 30, 2021, as well as a delay in the consummation of the Merger after September 30, 2021, will require the approval of the Company’s senior secured lender. The majority of the Company’s financial support will be in the form of convertible secured debt that will be converted into Wagz common stock on substantially the same basis and at the same time as the July 2021 Convertible Debt, and the remainder of that financing will be non-convertible secured debt on substantially the same terms as the July 2021 Secured Note.

Negotiation of the Definitive Agreement

Through the spring and summer of 2020, the impact of COVID-19 pandemic on the economy and human relationships, including humans’ relationships with pets, became more pronounced. One of the outcomes of the “work-at-home” trend has been a significant increase in pet ownership and specifically, dogs. The pet market currently is very bullish, increasing the opportunity for the Wagz product line.

On July 23, 2020, Wagz hosted a virtual live demonstration of Wagz’s prototype of the smart collar to the Company’s Board.

Discussions continued thereafter between Wagz and telecom companies and other potential customers for different pet tech products in various market segments.

Serious discussions ensued with one prospective Mezzanine Financing investor, subject to the terms of a subordination agreement with the Company’s senior secured lender. The Company’s Board decided to proceed with the merger negotiations and, pending the closing of the Mezzanine Financing, would negotiate with the Company’s senior secured lender to increase the amount it would be permitted to use to fund Wagz. The senior secured lender’s approval for the Company to invest up to $4,000,000 was secured effective on August 1, 2020.

A combination of design issues and changes with Wagz’s prospective customers ultimately caused revisions in the timeline for the launch of the Wagz Freedom Smart Dog Collar™ and, in turn, several target dates to consummate the Merger.

At Board meetings on August 6, and August 13, 2020, the Board discussed Wagz and its status, including its telecom opportunities. There was no progress to report on the supply agreement with the major telecom company, but other opportunities for Wagz were moving towards closure.

On September 3, 2020 and September 22, 2020, the Board met to discuss the status of the Wagz transaction. Wagz management advised that negotiations were continuing with prospective customers and other sources of funds.

In October, 2020, the initial production of Beta test units of the Wagz Freedom Smart Dog Collar™ was released. In November, the test units were determined to be working in the laboratory and additional units were released for consumer testing. In November, 2020, although the Company learned from Mr. Anderton that the major telecom company had decided to postpone the implementation of its IoT platform for pet tech for reasons not related to the Wagz product, the Board decided to continue negotiating a merger and funding Wagz, in light of Wagz’s other prospects.

In late 2020, Wagz determined that the units in the field did not perform to its expectations. In January, 2021, Wagz decided to stop production and redesign the motherboard. The Company committed internal resources to assist in this effort.

At meetings of the Board on March 4 and March 16, 2021, the Board was advised of the continuing hardware and software refinements of the Wagz Freedom Smart Dog Collar™ and conversations between Wagz and prospective customers. At the March 16th meeting, the Board agreed to continue to negotiate with Wagz, provide funding, and move forward to engage Marshall & Stevens, Incorporated (“M&S”) to provide a fairness analysis of the transaction. The Company’s management and Board concluded that M&S’s familiarity with EMS, in general, and the Company in particular, made it an excellent choice to conduct an analysis of the fairness of the Merger to the Company. See “Proposal 1; Financial Analysis Performed by Marshall & Stevens.”

The Board was advised of progress on the Wagz products and prospects during its meetings on April 9, April 19, April 26, and April 30, 2021, including updates as to the discussion with the Staff of the SEC about the Wagz Audits (see “Proposal 1; Wagz Financial Information”), progress on the Wagz Freedom Smart Dog Collar™, and negotiation of the Merger Agreement and its terms.

The Board invited representatives of M&S to its meeting on April 19, 2021, to give M&S’s presentation of its preliminary oral opinion of the valuation of Wagz. The Board continued its discussion of the presentation at its meeting on April 26, 2021.

At the request of the Board, management arranged for the Board to meet telephonically with representatives of Wagz on May 25, 2021. At that meeting, Wagz was represented by Mr. Anderton; Trinnie Cortez, COO; Sam Stoddard, CTO; Kristin Cefalo, Vice President Marketing; and Melissa O’Dea, Vice President Product Development. In addition to all of the Company’s directors, John P. Sheehan, Vice President, Director of Supply Chain; Dennis P. McNamara, Vice President Engineering; and Robert Alvord, Director of Engineering, each of the Company, joined the meeting. The discussion included reports and questions and answers about the recent hardware and software refinements, battery life, features that distinguish the Wagz Freedom Smart Dog Collar™ from current competitive products; and testing, manufacturing and marketing plans. After discussion by the Company’s management and directors, the Board determined that the Company’s management personnel would continue to be involved in the testing of the product and should report promptly any significant concerns to the President.

At a meeting on June 2, 2021, the Board discussed the following matters relating to the Wagz transaction: various accounting issues including the applicability of purchase accounting to the transaction; the conversion of the Convertible Debt and 2018 Wagz Stock into shares of Wagz common stock to be exchanged in the Merger, and its status as treasury stock; the increase in the estimated cost of materials for the Wagz Freedom Smart Dog Collar™; and the Company’s due diligence activities and progress.

The Board also discussed the structure of the 2021 Employee Stock Option Plan and the number of options that it would recommend be authorized by the Company’s stockholders. The Company’s management believes that it is critical to have a significant number of options available to allow both the Company and, after the Merger, Wagz, to compete for the talent that will be necessary for long-term success. In the tech industry in particular, stock options are expected to be an element of compensation packages. At the same time the Board recognized that options granted to employees, once exercised, dilute the other stockholders’ holdings. The Board decided to defer a decision regarding the number of shares it would recommend for the 2021 Employee Stock Option Plan.

Mr. Fairhead and Mr. Alvord visited Wagz’s headquarters on June 16-17, 2021 to learn of progress of product testing and hardware and software refinements, including battery life. Mr. Fairhead reported on the visit to the Board at its June 23, 2021 meeting, including that, subject to timely supply of necessary components, up to 2,000 units of the Wagz Freedom Smart Dog Collar™ were expected to be manufactured, tested and sold as a Beta test of the revised product.

At a meeting on July 8-9, 2021, the Board reviewed the status of the Wagz Freedom Smart Dog Collar™ and its prospects. The Board directed Mr. Fairhead to negotiate with Wagz that the Company’s obligations to close the Merger would also be conditioned on the verifiable demonstration of market acceptance in the form of key performance indicators (“KPIs”).

At a meeting on July 13, 2021, the Board re-visited the structure of the 2021 Employee Stock Option Plan and the number of options that it would recommend be authorized by the Company’s stockholders. After discussion, the Board determined that it would recommend that the stockholders approve the 2021 Employee Stock Option Plan providing for options for a maximum of 400,000 shares of the Company’s common stock.

At a meeting on July 16, 2021, the Board reviewed the terms of the Merger Agreement, including the additional closing condition tied to the verifiable demonstration of KPIs, and the accompanying disclosure schedule. After a thorough discussion, the Board unanimously approved the Company’s execution and delivery of the Merger Agreement, the recommendation to the Company’s stockholders that they approve the issuance of the Merger Shares and that, subject to the approval of the Company’s stockholders and satisfaction of the other closing conditions, the Company consummate the Merger and perform its obligations under the Merger Agreement. The Merger Agreement was signed by the parties to the agreement on July 19, 2021.

Unanticipated developments occurring after the execution of the Merger Agreement, including in the product testing or demonstration of KPIs, may result in either the Company or Wagz seeking to amend the Merger Agreement after the Company’s stockholders have approved the issuance of the Merger Shares (Proposal 1), and the adoption of the 2021 Employee Stock Option Plan (Proposal 2). Unless a proposed amendment materially and adversely affects the Company’s stockholders or the number of Merger Shares, if the Company’s stockholders approve the issuance of the Merger Shares (Proposal 1) and the adoption of the 2021 Employee Stock Option Plan (Proposal 2), the Company will not seek any further approval of the Company’s stockholders in connection with such amendment.

Wagz Financial Information

During the negotiations of the LOI, Wagz and the Company discussed the Company’s submitting a request to the Accounting Staff of the Division of Corporate Finance’s Office of Chief Accountant (the “Staff”) of the

SEC that it not object to the Company’s omission of the Wagz Audits in the post-Merger Current Report on Form 8-K pursuant to Rule 3-05 of Regulation S-X. By letter to the Staff dated May 15, 2020, the Company made that request, stating that requiring the Wagz Audits would not be reasonably necessary to inform investors for several reasons including: (a) audited financial information on Wagz, a start-up company with no substantial revenue or sales, such information is not necessary for a stockholder or investor to understand the proposed transaction; (b) the Wagz intellectual property is the most significant asset being acquired by the Company, but the Wagz Audits would not adequately reflect its value to the Company; and (c) if the Wagz Audits could be produced, the expense of the undertaking would be considerable, in comparison to the value being provided to stockholders and investors. By letter dated June 1, 2020, the Staff concurred with the Company’s request for relief under Rule 3-05 of Regulation S-X, in effect at that time.

As of January 1, 2021, a change took effect in Rule 3-05 of Regulation S-X for acquisitions such as the Wagz Merger. Because the Merger’s closing would not occur until 2021, and the new Rule would apply, the Company decided it was prudent to ask the Staff to confirm its position as set forth in the May 2020 correspondence. By letter dated February 8, 2021, and supplemented February 25, 2021, March 4, 2021 and during various telephone conversations, the Company requested that the Staff not object to the omission of the Wagz Audits for the post-closing Current Report on Form 8-K for the Wagz Merger. The Staff confirmed to the Company, by letter dated March 15, 2021, that it would not object to the omission of the Wagz Audits.

Financial Analysis Performed by Marshall & Stevens

Pursuant to an engagement letter date March 30, 2021, the Company’s Board retained Marshall & Stevens, Incorporated (“M&S”) to perform a fairness analysis and, if requested by the Board, to deliver a fairness opinion in connection with the Merger. At a meeting of the Board on April 19, 2021, M&S rendered its oral opinion to the Board and, on August 11, 2021, as requested by the Board, M&S confirmed its oral opinion, by delivery to the Board of M&S’s written opinion, a copy of which is included as Exhibit C to this Proxy Statement.

THE M&S OPINION, DATED AS OF AUGUST 11, 2021, IS ATTACHED AS EXHIBIT C. THE M&S OPINION HAS BEEN ISSUED SOLELY FOR THE USE AND BENEFIT OF THE COMPANY’S BOARD IN CONNECTION WITH ITS CONSIDERATION OF THE TRANSACTION MEMORIALIZED IN THE MERGER AGREEMENT AND MAY NOT BE RELIED UPON BY THE COMPANY’S STOCKHOLDERS OR ANY OTHER PERSON. HOWEVER, A COPY IS BEING PROVIDED FOR THE INFORMATION OF THE COMPANY’S STOCKHOLDERS AND THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE M&S OPINION CAREFULLY FOR A DESCRIPTION OF THE ASSUMPTIONS MADE, MATTERS CONSIDERED, PROCEDURES FOLLOWED AND LIMITATIONS ON THE REVIEW UNDERTAKEN AND OPINION RENDERED BY M&S.

M&S was requested to consider the fairness, from a financial point of view, of the consideration to be received by the Company in the Merger in exchange for the issuance of the Merger Shares representing approximately one-third of the aggregate of the common stock of the Company (i) outstanding and (ii) issuable under options outstanding immediately after the Merger. For purposes of determining the value of the Company, M&S assumed that all outstanding options have been exercised at their applicable exercise price. No limitations were imposed by the Company’s Board on the scope of M&S’s investigation or the procedures to be followed by M&S in rendering its opinion. As noted in this proxy statement, the M&S opinion was issued solely for the use and benefit of the Board in connection with its consideration of the Merger Agreement and may not be relied upon by the Company’s stockholders or any other person.

In arriving at its opinion, M&S relied upon and assumed the accuracy and completeness of all of the financial and other information that was used without assuming any responsibility for any independent verification of any such information and M&S further relied upon the assurances of the Company’s management that it was not aware of any facts or circumstances that would make any such information inaccurate or misleading. M&S did not make or obtain any evaluations or appraisals of the assets and liabilities (contingent or otherwise) of Wagz or the Company. M&S assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statues, rules and regulations. M&S also assumed, with the Company’s consent, that the Merger will be consummated substantially in accordance with the terms described to M&S and as generally set forth in the draft documents provided to them which describe the Merger, without any further amendments thereto, and without waiver by the Company of any of the conditions to any obligations set forth therein.

The M&S opinion is necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of the date of the M&S opinion. Accordingly, although subsequent developments may affect its opinion, M&S has not assumed any obligation to update, review or reaffirm its opinion. The estimates contained in M&S’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, M&S’s analyses and estimates are inherently subject to substantial uncertainty.

Based upon its review, pursuant to the terms and conditions set forth in its opinion, M&S concluded that, as of the date of its opinion, the consideration to be received by the Company in the Transaction in consideration of the issuance of its common stock is fair to the Company, from a financial point of view.

The engagement letter between the Board and M&S provides that M&S will be paid a non-refundable cash fee of $27,500, plus out-of-pocket expenses, and that the Company will indemnify M&S against certain liabilities, including liabilities related to any action or failure to act on the part of any one or more employees or other representatives of M&S with respect to the engagement. M&S’s fee is not contingent on its opinion relating to the Merger or approval of the issuance of the Merger Shares by the Company’s stockholders.

Reasons for the Merger and Issuance of Merger Shares

After investigation and due diligence, the Company’s Board of Directors determined that the Wagz opportunity meets the criteria it is looking for to achieve greater returns for the Company’s stockholders. While the issuance of Merger Shares to Wagz stockholders, as well as the exercise of options granted under the 2021 Employee Stock Option Plan (see “Proposal 2”), will dilute the Company’s current stockholders, the Company’s Board has determined that the growth that could be realized by the combined companies will result in overall greater stockholder value. The Board’s conclusions are based primarily on the following factors:

A.	The EMS market continues to be viewed as a commodity, rendering the Company as a service manufacturer, and the opportunity for upside margins in such a market is limited.

B.	The Company’s operations have significant built-in value in terms of manufacturing operations, design and supply chain that is not reflected in its market value.
C.	We would bring synergies to the combination that would serve to strengthen the success of the Wagz strategic vision that is supported by the Company’s contract manufacturing expertise.

D.	The Merger can be consummated using our stock, conserving cash while increasing public float.

E.	The acquisition of intellectual property that would allow greater margins on the initial sale of the product.

F.	The acquisition of potential recurring revenue streams to increase the financial performance of the Company.

G.	Wagz’s ability to utilize the Company’s manufacturing infrastructure, permitting the combined companies to capture the entire margin of Wagz’s products.

H.	We would be acquiring a potential significant customer for the EMS services we provide.

I.	Wagz is in a recession-tolerant market and a segment that is currently considered to be its fastest growing.

J.	We would be entering a market that is relatively new but forecasted to grow rapidly over the next several years thereby creating significant opportunity and upside.

While no acquisition is without downside, the Board believes that the potential upside is much greater than the downside (see “Risk Factors”). For the reasons set forth in this proxy statement, the Board recommends that you approve (a) the issuance of the Merger Shares to the current stockholders of Wagz and (b) the adoption of the 2021 Employee Stock Option Plan to enable the Company to offer incentives to retain the talented employees who will be instrumental in capitalizing on Wagz’ potential.

The Merger Agreement

The following description summarizes the material terms of the Merger Agreement. However, it may not contain all of the information that may be important to your consideration of the proposed issuance of the Merger Shares. We encourage you to read the Merger Agreement in full, a copy of which is included as Exhibit A to this proxy statement.

The description of the Merger Agreement in this proxy statement has been included to provide you with information regarding its terms, and we recommend that you carefully read the Merger Agreement in its entirety. Except for its status as the contractual document that establishes and governs the legal relations among the parties with respect to the Merger, we do not intend for its text to be a source of factual, business, or operational information about the Company, Merger Sub or Wagz. That kind of information can be found elsewhere in this proxy statement. The Merger Agreement contains representations and warranties of the parties as of specific dates and may have been used for the purposes of allocating risk between the parties other than establishing matters as facts. Those representations and warranties are qualified in several important respects, which you should consider as you read the Merger Agreement, including contractual standards of materiality that may be different from what may be viewed as material to stockholders. Only the parties themselves may enforce and rely on the terms of the Merger Agreement. As stockholders, you are not third party beneficiaries of the Merger Agreement and therefore may not directly enforce or rely upon its terms and conditions. You should not rely on its representations, warranties, or covenants as characterizations of the actual state of facts or condition of the Company, Merger Sub or Wagz. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement and subsequently developed or new information qualifying a representation or warranty may have been included in this proxy statement.

The Merger

If the conditions to consummation of the Merger are satisfied or waived in accordance with the terms of the Merger Agreement, the Company will acquire the entire capital stock of Wagz, and Wagz will become a wholly-owned subsidiary of the Company.

Consideration

If the Merger is consummated, Wagz will become a wholly-owned subsidiary of the Company and the stockholders of Wagz will be entitled to receive the Merger Shares. The Company estimates, based on the Conversion Amount as of July 31, 2021, and after cancellation of the Merger Shares acquired by the Company, that the percentage of the Company’s outstanding common stock owned by Wagz stockholders (other than the Company) immediately after the Merger would equal approximately 28% of the Company Stock for Calculation Purposes. This percentage will decline to the extent that additional Convertible Debt is issued to the Company after July 31, 2021 and before the consummation of the Merger.

Termination of the Merger Agreement

The Merger Agreement may be terminated and the Merger may be abandoned at any time at or prior to the consummation of the Merger:

•	in writing, by mutual consent of the Company and Wagz;

•

by either the Company or Wagz if the Merger has not been consummated on or before December 31, 2021 (the “End Date”); provided that such right to terminate the Merger Agreement shall not be available to any party whose breach of any provision of the Merger Agreement results in the failure of the Merger to be consummated by such time; provided, further that the Company shall not have the right if Wagz has initiated an action, and such action is still pending, to specifically enforce any provisions of the Merger Agreement;

•

by either the Company or Wagz if the consummation of the Merger pursuant to the terms of the Merger Agreement would violate any nonappealable final order of any governmental authority having competent jurisdiction;

•

by the Company at any time prior to the consummation of the Merger, if (i) Wagz is in breach of the representations, warranties or covenants made by it in the Merger Agreement, (ii) such breach is not cured or capable of being cured by the earlier of the day prior to the End Date and fifteen (15) days following written notice of such breach from the Company (to the extent such breach is curable), and (iii) such breach, if not cured, would render the closing conditions set forth in the Merger Agreement incapable of being satisfied;

•

by Wagz at any time prior to the consummation of the Merger, if (i) the Company or Merger Sub is in breach of the representations, warranties or covenants made by it in the Merger Agreement, (ii) such breach is not cured or capable of being cured by the earlier of the day prior to the End Date and fifteen (15) days following written notice of such breach from Wagz (to the extent such breach is curable), and (iii) such breach, if not cured, would render the closing conditions set forth in the Merger Agreement incapable of being satisfied;

•

by Wagz if Wagz shall contemporaneously enter into a definitive agreement with a third party, without violating the terms of the Merger Agreement regarding direct and indirect solicitation of such third party transaction, that in the good faith determination of Wagz’s Board of Directors that failure to enter into the definitive agreement would reasonably be expected to be inconsistent with its fiduciary duties under applicable law and that consummating the transaction thereunder is more favorable from a financial point of view to the Wagz stockholders than the terms provided pursuant to the Merger Agreement; provided that Wagz’s ability to terminate shall not be available unless it delivers to the Company written notice of Wagz’s intent to terminate the Merger Agreement at least five (5) business days prior to the termination of the Merger Agreement, and pays the Company the termination fee;

•

by the Company if satisfaction of any condition to its consummation of the Agreement becomes impossible by the End Date or such later date as the parties may agree (other than through the fault of Wagz to comply with its obligations under the Agreement); or

•

by Wagz if satisfaction of any condition to its consummation of the Agreement becomes impossible by the End Date or such later date as the parties may agree (other than through the fault of the Company to comply with its obligations under the Agreement).

If Wagz terminates the Merger Agreement as a result of entering into a definitive agreement with a third party, Wagz has agreed to pay the Company a termination fee equal to (i) our reasonable out-of-pocket fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement, plus (ii) two and one half percent (2.5%) of the consideration received by Wagz and its stockholders pursuant to the terms of the definitive agreement with the third party. Wagz and the Company have agreed that under no circumstance shall the amount owed pursuant to the calculation of 2.5% of the consideration received by Wagz and its stockholders be less than $500,000 nor more than $2,500,000. In addition, if Wagz terminates the Merger Agreement as a result of accepting a Superior Proposal, all Wagz Debt would become due and payable, at the Company’s option, on the closing of the transaction that is subject to the Superior Proposal, in addition to the termination fee as described in the Merger Agreement.

Amendment of Merger Agreement

Unanticipated developments occurring after the execution of the Merger Agreement, including in the product testing or demonstration of KPIs, may result in either the Company or Wagz seeking to amend the Merger Agreement after the Company’s stockholders have approved the issuance of the Merger Shares (Proposal 1), and the adoption of the 2021 Employee Stock Option Plan (Proposal 2). Unless a proposed amendment materially and adversely affects the Company’s stockholders or the number of Merger Shares, if the Company’s stockholders approve the issuance of the Merger Shares (Proposal 1) and the adoption of the 2021 Employee Stock Option Plan (Proposal 2), the Company will not seek any further approval of the Company’s stockholders in connection with such amendment.

Representations and Warranties

The Merger Agreement contains representations and warranties of the Company, Merger Sub and Wagz, or any one of them, related to, but not limited to:

•	organization of the Company, Merger Sub and Wagz;

•	valid authorization of the Company, Merger Sub and Wagz to execute and deliver the Merger Agreement;

•	no consents and approvals required for the Merger by the Company, Merger Sub or Wagz and no violations of applicable law;

•	no material litigation pending or threatened against the Company, Merger Sub or Wagz;

•	intended tax treatment of the Merger by the Company, Merger Sub and Wagz;

•	certain fees are not required to be paid or borne by the Company or Wagz;

•	issuance of Merger Shares shall be duly authorized;

•	SEC filings required to be filed shall be timely filed by the Company;

•	compliance with law;

•	capitalization;

•	complete list of Wagz’s subsidiaries;

•	Wagz’s company records shall contain true, correct and complete copies of all minutes and written consents;

•	Wagz’s material contracts and material customers and suppliers;

•	Wagz’s intellectual property;

•	disclosure of Wagz’s real and personal property;

•	disclosure of Wagz’s tax returns and taxes;

•	disclosure of Wagz’s compliance with law; permits;

•	disclosure of Wagz’s benefit plans;

•	disclosure of Wagz’s indebtedness;

•	disclosure of Wagz’s insurance policies;

•	compliance with trade control laws and the U.S. Foreign Corrupt Practices Act;

•	disclosure of Wagz’s related party transactions; and

•	disclosure of Wagz’s product warranties and liabilities.

No Survival of Representations and Warranties

All representations and warranties of Wagz, the Company and Merger Sub contained in the Merger Agreement shall terminate and be of no further force and effect as of the Closing.

Conditions to the Merger

The respective obligations of the parties to consummate the Merger are subject to the satisfaction of the following conditions on or before the consummation of the Merger:

•

no statute, rule, regulation, executive order, decree, preliminary or permanent injunction or restraining order shall have been enacted, entered, promulgated or enforced by any governmental authority which would prohibit the consummation of the Merger pursuant to the terms of the Merger Agreement;

•	the Merger Agreement shall have been duly adopted and approved by a majority of all of the votes entitled to be cast by the stockholders of Wagz; and

•	the issuance of the Merger Shares pursuant to the terms of the Merger Agreement shall have been duly adopted and approved by a majority of all of the votes entitled to be cast by our stockholders.

The obligations of the Company to consummate the Merger are subject to the satisfaction of the following conditions as of the consummation of the Merger:

•

the representations and warranties of Wagz contained in the Merger Agreement shall be true and correct on and as of the closing of the Merger as though made on and as of that date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), except for any failures to be true and correct (without giving effect to any qualifications or limitations as to materiality or material adverse effect) as would not have a Material Adverse Effect (as such term is defined in the Merger Agreement) on Wagz;

•

Wagz shall have performed and complied in all material respects with all agreements and covenants to be performed by or complied with by Wagz under the Merger Agreement on or prior to the consummation of the Merger;

•	the completion of the Company’s due diligence on Wagz;

•	approval of the Merger pursuant to the terms of the Merger Agreement by the Company’s senior secured lender;

•	not more than 7.5% of the outstanding shares of Wagz’s stock shall have become Dissenting Shares (as such term is defined in the Merger Agreement);

•

the receipt of an opinion from a reputable firm selected by the Company to the effect that, as of the date of the Merger Agreement and based upon and subject to the qualifications and assumptions set forth in the Merger Agreement, the Merger Consideration (as such term is defined in the Merger Agreement) is fair to the Company, from a financial point of view, and as the date of the closing of the Merger such opinion has not been withdrawn, revoked, or modified;

•	the 2021 Employee Stock Option Plan has been adopted by the Company’s stockholders;

•	Wagz shall have delivered a finished product of the Wagz Freedom Smart Dog Collar™ that satisfies certain requirements;

•	Wagz shall have demonstrated that the Wagz Freedom Smart Dog Collar™ has achieved certain KPIs; and

•	from the date of the Merger Agreement until the consummation of the Merger, no event causing any Material Adverse Effect (as such term is defined in the Merger Agreement) shall have occurred to Wagz.

The obligations of Wagz to consummate the Merger are subject to the satisfaction of the following conditions as of the consummation of the Merger:

•

the representations and warranties of the Company and Merger Sub contained in the Merger Agreement shall be true and correct on and as of the closing of the Merger as though made on and as of that date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), except for any failures to be true and correct (without giving effect to any qualifications or limitations as to materiality or material adverse effect) as would not have a Material Adverse Effect (as such term is defined in the Merger Agreement) on the Company;

•

the Company and Merger Sub shall have performed and complied in all material respects with all agreements and covenants to be performed by or complied with by the Company and Merger Sub under the Merger Agreement on or prior to the consummation of the Merger;

•	the Company shall have provided Wagz an executed copy of the required consents to the Merger;

•	the Company shall have furnished Terry B. Anderton with a letter agreement granting him rights to serve as a non-voting observer to the Company’s board of directors; and

•

from the date of the Merger Agreement until the consummation of the Merger, no event causing any Material Adverse Effect (as such term is defined in the Merger Agreement) shall have occurred to the Company or Merger Sub.

Anderton Indemnification

Terry B. Anderton has agreed to indemnify the Company and Merger Sub for losses that arise from: (a) any undisclosed alleged or actual infringement of or by Wagz intellectual property; (b) any undisclosed threatened or pending action against Wagz; or (c) any undisclosed claim of a Person that it is entitled to Merger Consideration, in each case only to the extent of losses in excess of $25,000; or (d) any undisclosed liability of Wagz, singly or in the aggregate in excess of $100,000. Mr. Anderton’s liability is conditioned on his having actual knowledge or notice with respect to the particular matter in question, as of the closing of the Merger, after making reasonable inquiry. In addition to requiring written notice of an indemnification claim to be given to Mr. Anderton within 2 years after the closing of the Merger, his liability is limited to the market value on the closing of the Merger of the Merger Shares issued to Mr. Anderton as Merger Consideration.

Fees and Expenses

If the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement, the Merger, the issuance of the Merger Shares and the other transactions contemplated thereby will be paid by the party incurring such costs and expenses except as otherwise provided in the Merger Agreement.

Private Placement; Resale Registration Statement

The Merger Shares will be issued pursuant to a private placement and in compliance with one or more exemptions from the registration requirements under the Securities Act and all applicable state securities laws. Prior to the issuance of the Merger Shares, the Wagz stockholders will furnish an executed representation letter and questionnaire, along with other information, documents and agreements that will allow us to confirm that the issuance of the Merger Shares will be in compliance with one more federal and applicable state exemptions from registration.

Following the issuance of the Merger Shares, and subject to receipt of all required information from the Wagz stockholders, we will use our reasonable best efforts to prepare and file a shelf registration statement under the Securities Act on Form S-3, or if Form S-3 is not available for such purposes, then on any other appropriate form (the “Resale Registration Statement”), within 180 days after the consummation of the Merger, to register the Merger Shares for resale on a delayed or continuous basis. We will use our reasonable best efforts to cause the statement to be declared effective as soon as reasonably practicable following the filing of the shelf registration statement and will promptly respond to all SEC comments thereon and file any and all necessary documents, instruments, and further amendments to assist in allowing the SEC to deem the shelf registration statement effective.

If we determine, after using our reasonable best efforts, that it is not feasible to file the Resale Registration Statement, we will cooperate with the Wagz stockholders to facilitate sales of the Merger Shares reasonably requested by any Wagz stockholder pursuant to Rule 144 under the Securities Act. A stockholder that has held the Merger Shares for at least 180 days may request that we reissue certificates representing the Merger Shares to remove the restrictive legend. Further, a stockholder that has held the Merger Shares for at least 180 days may provide written notice describing the manner and other terms relating to a sale of the Merger Shares. Upon receipt of the written notice, we have an obligation to respond to such stockholder with 10 business days. To facilitate the sale pursuant to the written notice, we will have our legal counsel issue one or more opinion letters to our transfer agent with respect to the compliance of any such sale with Rule 144 upon the receipt of documentation from the stockholder indicating such stockholder’s compliance with the requirements of Rule 144. We will bear the cost of providing any legal opinions to the transfer agent to facilitate the sale of the Merger Shares pursuant to a request by a Wagz stockholder.

Board of Directors and Management of the Company Following the Merger

Following the consummation of the Merger, the Company’s Board of Directors and management will remain unchanged. In connection with the consummation of the Merger, the Company has agreed to provide Terry B. Anderton with a letter agreement granting him a right to serve as a non-voting observer to the Company’s Board of Directors. Mr. Anderton’s board observation right provides him the right to (i) attend and participate in all meetings (including telephonic and videoconference meetings) of the Board and any committees thereof (but not meetings of any committees consisting solely of independent directors) in a non-voting, observer capacity, and (ii) receive copies of all notices, minutes (including minutes of previous meetings), consents and other materials that the Company provides to its directors at the same time, in the same format and in the same manner as provided to the Company’s directors; provided, that (a) Mr. Anderton is subject to the same restrictions on access to information, documents and materials and attendance at meetings applicable to certain directors who are also employees, and (b) Mr. Anderton is not entitled to vote on any matter submitted to the Board or any of its committees nor to offer any motions or resolutions to the Board or such committees. In no event shall Mr. Anderton be deemed to be a member of the Board. Mr. Anderton’s board observation right will expire on the first to occur of the following: (i) the third anniversary of the consummation of the Merger; (ii) fewer than 25% of the Merger Shares acquired by Mr. Anderton in the Merger being owned by him or a trust established for estate planning purposes, if Mr. Anderton serves as its sole trustee; (iii) the closing of the sale of all or substantially all the Company’s assets to an unrelated third party; or (iv) the closing of any merger or other acquisition involving the Company in which the Company’s common stock outstanding immediately prior to such merger or acquisition represents less than 50% of the voting common stock or other voting equity interests of the surviving entity immediately after such merger or acquisition. Mr. Anderton’s status as a board observer will not amend, alter, or otherwise change the composition of the Board, the terms of current directors elected by the Company’s stockholders, or the members of any Board committee

Board of Directors and Management of Wagz Following the Merger

Gary R. Fairhead is the sole member of the Board of Directors of the Merger Sub. After the Merger, he will continue to serve in such capacity as the director of Wagz, until his successor is duly elected or appointed in accordance with applicable law, or his earlier resignation or removal. The officers of the Merger Sub before the Merger are (a) Mr. Fairhead, as the Chairman of the Board and Chief Executive Officer, (b) Linda K. Frauendorfer, as the Chief Financial Officer, Vice President Finance, Secretary and Treasurer, and (c) Henry J. Underwood as Assistant Secretary. Each officer will continue to serve in such capacity for Wagz, the surviving corporation, after the Merger, until his or her successor is duly elected or appointed in accordance with applicable law or his or her earlier resignation or removal, except that immediately after the Merger, Mr. Fairhead will remain as Chairman of the Board of Wagz and Terry B. Anderton will be elected Chief Executive Officer and President of Wagz.

Effects of Proposal 1

If our stockholders do not approve Proposal 1, even if all other closing conditions are satisfied, we will not be able to consummate the Merger with Wagz on the terms set forth in the Merger Agreement, and either the Company or Wagz will have the right to terminate the Merger Agreement.

If our stockholders do approve Proposal 1, subject to satisfaction of the other closing conditions, including adoption of the 2021 Employee Stock Option Plan, we will be able to consummate the Merger with Wagz on the terms set forth in the Merger Agreement, Wagz will become a wholly-owned subsidiary of the Company and the Wagz stockholders will be entitled to receive the Merger Shares.

Summary

For the reasons set forth in this proxy statement, our Board of Directors has approved the Merger Agreement, the other agreements to be entered into in connection with the Merger Agreement and the transactions contemplated by those agreements, has concluded that the Merger is advisable and in the best interests of the Company and its stockholders, and recommends that our stockholders vote “FOR” approval of the issuance of the Merger Shares to Wagz stockholders in accordance with the Merger Agreement (Proposal 1).

PROPOSAL 2

TO APPROVE THE 2021 EMPLOYEE STOCK OPTION PLAN

On July 13, 2021, the Board of Directors of the Company adopted, subject to stockholder approval, the SigmaTron International, Inc. 2021 Employee Stock Option Plan (the “2021 Employee Stock Option Plan”). The purpose of the 2021 Employee Stock Option Plan is to permit the Company and its subsidiaries to attract and retain as employees individuals of initiative and ability and to provide additional employee incentives to existing employees.

On August 27, 2021, the last reported sale price of the Company’s Common Stock on the NASDAQ Capital Market, on which the Company’s common stock is listed, was $6.31 per share.

Summary of 2021 Employee Stock Option Plan

The 2021 Employee Stock Option Plan will be construed, interpreted and administered by the Company’s Compensation Committee (“the Committee”). The Committee has the discretion to determine the individuals to whom options are granted, the number of shares subject to the options, the exercise price of the options (but in no event less than the minimum required in order to comply with applicable law), the period over which the options become exercisable, the term of the options (including the period after termination of employment during which an option may be exercised) and certain other provisions related to the options. Individuals who are selected to receive options will sign an option agreement with the Company setting forth the terms and restrictions applicable to their options.

Under the 2021 Employee Stock Option Plan, the Committee may grant options for an aggregate maximum of 400,000 shares of the Company’s common stock to employees of the Company and its subsidiaries, including the Company’s executive officers. The number of shares available for the grant of options under the Plan and the number of shares included in each outstanding option are subject to adjustment upon recapitalizations, stock splits or other similar events that cause changes in the Company’s common stock. The Company must retain sufficient authorized but unissued shares of common stock to assure itself of its ability to perform its obligations under the 2021 Employee Stock Option Plan. Shares of common stock underlying options that expire unexercised will be available for future option grants under the Plan.

The 2021 Employee Stock Option Plan provides for the grant of incentive stock options (“Incentive Options”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and stock options that do not qualify as Incentive Options (“Non-Statutory Options”).

The option exercise price per share for each option granted under the 2021 Employee Stock Option Plan shall be not less than the closing price of the common stock on the NASDAQ Capital Market on the trading day immediately preceding the date of grant. An option may be exercised by the payment of the exercise price (i) in cash or by check, (ii) through the exchange of shares of common stock already owned by the optionee having a fair market value equal to the exercise price, (iii) through a broker-assisted “cashless” exercise transaction, through a broker selected by the employee without assistance of the Company in arranging such transaction, or (iv) by any other payment means approved by the Committee.

The maximum term of any options granted under the 2021 Employee Stock Option Plan is ten years. Subject to that limitation, the Committee has discretion to decide the period over which options may be vested and exercised. In addition, unvested options will terminate immediately upon termination of employment, disability or death. All outstanding options granted under the 2021 Employee Stock Option Plan shall immediately become exercisable in full upon a Corporate Transaction (as defined in the Plan and generally covering a sale of the Company) provided that the Corporate Transaction closes. Any options not exercised within the applicable term expire.

An optionee may exercise a Non-Statutory Option that has vested if the optionee has been employed by the Company continuously since the date the option was granted. If an optionee’s employment is terminated for cause (as defined in the 2021 Employee Stock Option Plan), the optionee has three months (or the remainder of the original term of the exercise period, whichever is shorter) to exercise any Non-Statutory Options vested as of the date of termination; all unvested Non-Statutory Options expire on termination. If an optionee’s employment is terminated for a reason other than for cause, including voluntary termination, death or disability, all unvested Non-Statutory Options expire while all vested Non-Statutory Options may be exercised for the remainder of their terms. The same provisions apply to Incentive Options except that an optionee whose employment is terminated must exercise vested Incentive Options within three months after the date of termination or the expiration of the original exercise period, whichever is shorter.

Except as otherwise provided in the applicable option agreement, all options granted under the 2021 Employee Stock Option Plan shall not be transferable unless (a) the transfer is (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order, (iii) to a Permitted Transferee (as defined in the 2021 Employee Stock Option Plan), or (iv) to a trust or other entity controlled by the optionee or a Family Member (as defined in the 2021 Employee Stock Option Plan; generally family members or trusts or other entities controlled by the optionee or a family member); (b) the transfer is a gift; and (c) the option continues to be subject to the same terms as before the transfer.

The Committee is authorized to condition the grant of options upon the receipt of the agreement by the optionee not to compete with the Company during the term of employment and for such period thereafter and containing such other terms as are determined by the Committee.

No options have been granted or promised under the 2021 Employee Stock Option Plan.

The 2021 Employee Stock Option Plan is included as Exhibit B to this proxy statement.

Income Tax Consequences

Generally, for federal income tax purposes, Non-Statutory Options will not result in any taxable income to the optionee at the time of grant. The optionee will realize ordinary income, however, at the time of the exercise of the option, in an amount measured by the excess of the fair market value of the optioned shares at the time of exercise over the option exercise price, regardless of whether the exercise price is paid in cash or shares.

Where ordinary income is recognized in connection with the exercise of an option, the Company will be entitled to a deduction in the amount of ordinary income so recognized, provided, among other things, that the Company complies with applicable tax withholding requirements.

No income is recognized for federal income tax purposes when an Incentive Option is exercised and no deduction is available to the Company. Incentive Options will be taxed as Non-Statutory Options if shares of common stock purchased upon exercise of the Incentive Option are sold within one year after the exercise or two years after the date the Incentive Option is granted.

Information with Respect to The Company’s Equity Compensation Plans

The following table summarizes the equity compensation plans under which Company common stock may be issued as of April 30, 2021 under the Company’s 1993 Stock Option Plan, the 2004 Employee Stock Option Plan, the 2011 Employee Stock Option Plan, and 2019 Employee Stock Option Plan:

	Column (a)	Column (b)	Column (c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	513,232	$5.13	102,000	(1)

(1)

Includes 102,000 shares available for issuance under the 2019 Employee Stock Option Plan. If the 2021 Employee Stock Option Plan is approved by the Company’s stockholders as proposed, an additional 400,000 shares would be available for future awards.

Basis of Stockholder Approval Requirements

The adoption of the 2021 Employee Stock Option Plan requires an affirmative vote by holders of a majority of the shares present at the Meeting in person or by proxy and entitled to vote. Broker Non-Votes, while considered present at a meeting and included in the determination of whether a quorum exists, are not entitled to vote. Thus, Broker Non-Votes will have no effect. Abstentions will have the same effect as negative votes.

Reasons

Philosophically, the Company has historically used stock options as variable compensation incentives to align the financial interests of the employees with the shareholders. This compensation practice has historically been used in technology companies as an important tool to both incentivize and retain key employees. With the acquisition of Wagz, the Company will now have an interest in a market with a higher technology requirement and a focus on design and development. We believe that it is critical to have a significant number of options available to allow both the Company and its wholly-owned subsidiary, Wagz, to compete for the talent that will be necessary for long-term success. Without such a plan in place, it would be difficult to impossible to retain current key employees or attract new key employees for both Wagz and the EMS business.

Summary

For the reasons set forth above, the Board of Directors has concluded that the 2021 Employee Stock Option Plan is advisable and in the best interests of the Company and its stockholders, and recommends that our stockholders vote FOR the adoption of the 2021 Employee Stock Option Plan (Proposal 2).

PROPOSAL 3

TO ADJOURN OR POSTPONE THE MEETING

The Company is asking its stockholders to authorize the holder of any proxy solicited by the Company in connection with the Meeting to vote in favor of any adjournment or postponement of the Meeting to solicit additional proxies if there are insufficient votes to approve the issuance of the Merger Shares in connection with the Merger or to approve the adoption of the 2021 Employee Stock Option Plan, and to ensure that any supplement or amendment to this proxy statement is timely provided to the Company’s stockholders.

The Company’s Board unanimously recommends that Company stockholders vote “FOR” the proposal to adjourn or postpone the Meeting if necessary or appropriate, for the solicitation of additional proxies if there are insufficient votes at the time of the Meeting to constitute a quorum or approve the issuance of the Merger Shares and the adoption of the 2021 Employee Stock Option Plan.

Approval of the adjournment proposal requires the affirmative vote of at least a majority of the shares of common stock of the Company present at the Meeting in person or represented by proxy and entitled to vote on the adjournment proposal (whether or not a quorum is present). Accordingly, if a Company stockholder present in person at the Meeting abstains from voting, or responds by proxy with an “abstain” vote, it will have the same effect as a vote cast “AGAINST” the adjournment proposal. If a Company stockholder is not present in person at the Meeting and does not respond by proxy, it will have no effect on the vote count for such proposal.

If there are insufficient votes at the Meeting to approve the issuance of the Merger Shares in connection with the Merger and to approve the adoption of the 2021 Employee Stock Option Plan, two closing conditions to the Company’s obligations to consummate the Merger with Wagz would have failed. If the adjournment proposal is approved, the Company would be able to adjourn or postpone the Meeting and solicit additional proxies from stockholders to enable the Meeting to be duly called, with a quorum present, and the votes on Proposal 1 and Proposal 2 tabulated. The results of such stockholder votes would inform the Company as to the position of its stockholders before the Company terminates the Merger Agreement for the failure of these closing conditions.

Summary

For the reasons set forth above, the Board of Directors recommends that our stockholders vote FOR the adjournment proposal (Proposal 3).

Exhibit A

Agreement and Plan of Merger

AGREEMENT

AND

PLAN OF MERGER

BY AND AMONG

SIGMATRON INTERNATIONAL, INC.,

REMY POM, INC.,

WAGZ, INC.

AND

TERRY B. ANDERTON, SOLELY AS THE REPRESENTATIVE

July 19, 2021

Exhibit A-1

Exhibit A-2

(continued)

Exhibit A-3

(continued)

Exhibit A-4

EXHIBITS
Exhibit A	Form of Certificate of Merger
Exhibit B	Form of Amended and Restated Certificate of Incorporation
Exhibit C	Freedom Collar MVP and Competitive Assessment
Exhibit D	Freedom Collar Launch Key Performance Indicators (KPI)

SCHEDULES
Disclosure Schedules

Exhibit A-5

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is entered into as of July 19, 2021, by and among SigmaTron International, Inc., a Delaware corporation (“SigmaTron”), Remy Pom, Inc., a Delaware corporation (“Merger Sub”), Wagz, Inc., a Delaware corporation (the “Seller”), and Terry B. Anderton, not individually but solely in his capacity as the representative, agent and attorney-in-fact of the Stockholders (“Representative”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in Section 11.01 of this Agreement. SigmaTron, Merger Sub, Seller and the Representative are referred to herein collectively as the “Parties” and, individually, as a “Party.”

RECITALS

WHEREAS, SigmaTron and Seller desire to merge Merger Sub with and into Seller with Seller as the surviving corporation (the “Merger”); and

WHEREAS, the boards of directors of Seller, SigmaTron and the Merger Sub have determined that it is fair to, advisable and in the best interests of their respective companies and their stockholders to consummate the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual representations, warranties, and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I.

THE MERGER

1.01     Merger. Subject to and upon the terms and conditions of this Agreement and the DGCL, at the Effective Time, Merger Sub shall be merged with and into Seller, whereupon the separate existence of Merger Sub shall cease and Seller shall continue as the surviving corporation. Seller, as the surviving company in the Merger, is hereinafter sometimes referred to as the “Surviving Corporation.”

1.02    Effective Time; Closing. At the Closing, Seller, SigmaTron and Merger Sub shall cause the certificate of merger, in the form attached as Exhibit A hereto (the “Certificate of Merger”), to be executed, acknowledged and filed with the Secretary of State of the State of Delaware, and shall make all other filings or recordings required by the DGCL to complete the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such other time as SigmaTron and Seller shall agree and shall specify in the Certificate of Merger (the “Effective Time”).

1.03    Effect of the Merger. 1.01 At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, except as otherwise expressly provided herein, all of the assets, property, rights, privileges, powers and franchises of Seller and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Seller and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. For U.S. federal income tax purposes, the Parties intend that the Merger will qualify as a “reorganization” within the meaning of Section 368(a)(2)(E) of the Code, and that this Agreement will constitute a “plan of reorganization” for purposes of Sections 354 and 361 of the Code.

Exhibit A-6

1.04    Certificate of Incorporation. The certificate of incorporation of Seller in effect immediately prior to the Effective Time shall be amended and restated in its entirety at the Effective Time to be in the form attached hereto as Exhibit B, and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable Law.

1.05    By-laws. The by-laws of Seller in effect immediately prior to the Effective Time shall be amended at the Effective Time to conform to the by-laws of Merger Sub, as in effect immediately prior to the Effective Time, except as to the name of the Surviving Corporation, which shall be Wagz, Inc. and as so amended shall be the by-laws of the Surviving Corporation until amended in accordance with applicable Law.

1.06    Directors and Officers. Each of the Parties shall take all necessary action to cause the (a)  directors of Merger Sub immediately prior to the Effective Time (consisting of Gary R. Fairhead, Linda K. Frauendorfer and Henry J. Underwood) to be the directors of the Surviving Corporation from and after the Effective Time, until their successors are duly elected or appointed in accordance with applicable Law or their earlier resignation or removal, and (b)  officers of the Merger Sub immediately prior to the Effective Time (consisting of Gary R. Fairhead, as Chairman of the Board and Chief Executive Officer, and Linda K. Frauendorfer, as Chief Financial Officer, Vice President Finance, Secretary and Treasurer) to be the officers of the Surviving Corporation from and after the Effective Time, until their successors are duly elected or appointed in accordance with applicable Law or their earlier resignation or removal. SigmaTron and the Surviving Corporation will take all necessary action to elect Terry B. Anderton as Chief Executive Officer of the Surviving Corporation immediately after the Effective Time until his successor is duly elected or appointed in accordance with applicable Law or his earlier resignation or removal.

ARTICLE II.

CLOSING

2.01    The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely by conference call and electronic (i.e., email/PDF) or facsimile exchange of signatures, documents and other deliverables required to be executed and/or delivered at Closing, (a) on September 30, 2021 or such other date as is mutually agreed in writing by the Parties, or (b) at 10:00 a.m. on the second (2nd) Business Day following satisfaction or waiver of all of the closing conditions set forth in ARTICLE VI hereof (other than those to be satisfied at the Closing). The date on which Closing actually occurs is referred to herein as the “Closing Date.” If the Closing occurs, all transactions contemplated herein to occur on or as of the Closing Date shall be deemed to have occurred simultaneously and to be effective as of 11:59 p.m. (Chicago time) on the Closing Date.

2.02    Closing Transactions. On the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the Parties or any of the Stockholders, the following shall occur:

(a)    Seller Common Stock.

(i)    Each share of Seller Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and except as provided in Section 2.02(b) below) shall be converted into the right to receive the ratio of a share (the “Exchange Ratio”) of SigmaTron Common Stock as of the Effective Time for an aggregate number of shares of SigmaTron Common Stock as calculated as of the Effective Time in accordance with Section 3.05(d), to be issued at such time or times and subject to the terms and conditions provided in this Agreement.

(ii)    At the Effective Time, all shares of Seller Stock will no longer be outstanding and will be cancelled and retired automatically and will cease to exist. Certificates (it being understood that any reference herein to a “certificate” be deemed to include reference to any book-entry account statement)

Exhibit A-7

that represented Seller Stock before the Effective Time will be deemed for all purposes to represent only the right to receive, upon surrender thereof, the consideration set forth in this Section 2.02 (collectively, inclusive of any dividends or distributions payable pursuant to Section 2.03(b), the “Merger Consideration”) in accordance with the terms and conditions hereof.

(iii)    Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of SigmaTron shall occur (other than the issuance of additional shares of capital stock of SigmaTron as permitted by Section 2.02(a)(i) of this Agreement), including by reason of any reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange, readjustment of shares, or similar transaction, or any stock dividend or distribution paid in stock, the Exchange Ratio, Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change.

(iv)    At least three Business Days before the Closing, the Seller shall prepare and deliver to SigmaTron a spreadsheet (the “Consideration Spreadsheet”), certified by the President of the Seller, which shall set forth, as of the Closing Date and immediately prior to the Effective Time, the following: (i) the names and addresses of all Stockholders and the number of shares of Seller Common Stock held by such Persons; and (ii) calculations of the number of shares of SigmaTron Stock issuable to each Stockholder as of the Effective Time based on the Exchange Ratio.

(v)    At least three Business Days before the Closing, the Seller shall prepare and deliver to SigmaTron a spreadsheet listing the Transaction Expenses (including amounts, payees and such payment information as requested by SigmaTron) to be paid by SigmaTron in connection with the Closing (the “Transaction Expenses Spreadsheet”) and such supporting materials as requested by SigmaTron.

(b)    Cancellation of Treasury Stock. Each share of Seller Stock held immediately prior to the Effective Time by Seller as treasury stock shall be cancelled and no cash or other consideration shall be paid or payable with respect thereto.

(c)    Merger Sub Common Stock. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

(d)    Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, any shares of Seller Common Stock that are outstanding immediately prior to the Effective Time (other than shares cancelled in accordance with Section 2.02(b)) and which are held by Stockholders (i) who have not voted (in person or by proxy) in favor of the Merger or consented (personally or by proxy) thereto in writing, (ii) who have demanded, properly in writing, an appraisal of such shares of Seller Common Stock as applicable, in accordance with Section 262 of the DGCL, and (iii) who have not withdrawn such demand or been deemed to have forfeited the right to such appraisal (in each case, a “Dissenting Share”) will not be converted into the right to receive any portion of the Merger Consideration, but instead will be converted into the right to receive the appraised value of the Dissenting Shares in accordance with Section 262 of the DGCL. If any Stockholder holding Dissenting Shares fails to perfect, effectively withdraws or otherwise loses its rights to an appraisal of the Dissenting Shares under the DGCL, then, as of the later of the Effective Time or the occurrence of such event, such Stockholder’s Dissenting Shares will automatically be converted into and represent the right to receive, without any interest thereon, the Merger Consideration in accordance with Section 2.02(a). Seller will give SigmaTron prompt written notice and complete copies of any demand for appraisal and correspondence relating to appraisal received by Seller, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by Seller.

Exhibit A-8

2.03    Payment and Surrender of Certificates.

(a)    The Parties agree (i) that American Stock Transfer & Trust Company shall serve, pursuant to the terms of an exchange agent agreement, as the exchange agent for purposes of this Agreement (the “Exchange Agent”); and (ii) to execute and deliver an exchange agent agreement with the Exchange Agent prior to the Effective Time. SigmaTron shall be solely responsible for the payment of any fees and expenses of the Exchange Agent.

(b)    Prior to the Effective Time, SigmaTron shall authorize the issuance of and deposit, for the benefit of the Stockholders for exchange in accordance with this ARTICLE II, with the Exchange Agent shares of SigmaTron Common Stock to be issued as Merger Consideration pursuant to Section 2.02(a) (collectively, the “SigmaTron Shares”). In addition, SigmaTron shall deposit or cause to be deposited with the Exchange Agent, as necessary from time to time after the Effective Time, any dividends or other distributions, if any, to which the holders of SigmaTron Shares may be entitled pursuant to Section 2.03(f).

(c)    Within five (5) Business Days after the Closing Date, SigmaTron shall cause the Exchange Agent to mail to each holder of record of shares of Seller Common Stock a letter of transmittal (“Letter of Transmittal”), in a form to be agreed by Seller and SigmaTron prior to the Closing Date, which specifies, among other things, that delivery shall be effected, and risk of loss and title to, each such holder’s Seller Common Stock, including one or more certificates representing said shares of holder’s Seller Common Stock, it being understood that reference to a “certificate” be deemed to include reference to any book-entry account statement (“Seller Stock Certificates”), shall pass only upon delivery of Seller Stock Certificates to the Exchange Agent, together with instructions for use in effecting the surrender of Seller Stock Certificates pursuant to this Agreement.

(d)    Upon proper surrender of a Seller Stock Certificate for exchange to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal, the holder of such Seller Stock Certificate shall be entitled to receive in exchange therefor his, her or its Merger Consideration in accordance with Section 2.02(a) deliverable in respect of the shares of Seller Common Stock represented by such Seller Stock Certificate; thereupon such Seller Stock Certificate shall forthwith be cancelled. No interest, dividends or distributions will be paid or accrued on any portion of the Merger Consideration deliverable upon surrender of a Seller Stock Certificate.

(e)    After the Effective Time, the stock transfer books of Seller for transfers of Seller Common Stock are closed.

(f)    No dividends or other distributions declared with respect to SigmaTron Common Stock and payable to the holders of record thereof after the Effective Time shall be paid to the holder of any unsurrendered Seller Stock Certificate until the holder thereof shall surrender such Seller Stock Certificate in accordance with this ARTICLE II. Promptly after the surrender of a Seller Stock Certificate in accordance with this ARTICLE II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without interest thereon, which theretofore had become payable with respect to shares of SigmaTron Common Stock into which the shares of Seller Common Stock represented by such Seller Stock Certificate were converted at the Effective Time pursuant to Section 2.03(c). No holder of an unsurrendered Seller Stock Certificate shall be entitled, until the surrender of such Seller Stock Certificate, to vote the shares of SigmaTron Common Stock into which such holder’s Seller Common Stock shall have been converted.

(g)    Notwithstanding anything to the contrary contained in this Agreement, no fractional shares of SigmaTron Common Stock shall be issued as Merger Consideration. Each fractional share of SigmaTron Common Stock that would have been issued to a holder of Seller Common Stock pursuant to this ARTICLE II shall instead be rounded down to the next whole share if it is less than 0.5, or rounded up to the next whole share if it is 0.5 or more.

(h)    Any portion of the Merger Consideration that remains unclaimed by the Stockholders twelve (12) months after the Effective Time shall be paid to SigmaTron, or its successors in interest. Any Stockholders

Exhibit A-9

who have not theretofore complied with this ARTICLE II shall thereafter look only to SigmaTron, or its successors in interest, for issuance and payment of the Merger Consideration deliverable in respect of such Stockholders’ shares of Seller Common Stock, as well as any accrued and unpaid dividends or distributions on shares of such SigmaTron Shares. Notwithstanding the foregoing, none of SigmaTron, the Seller, the Exchange Agent or any other person shall be liable to any former holder of shares of Seller Common Stock for any amount delivered in good faith after the twelve month anniversary of the Effective Time to a public official pursuant to applicable abandoned property, escheat or similar law.

(i)    If any Seller Stock Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Seller Stock Certificate to be lost, stolen, or destroyed and delivering an indemnification reasonably satisfactory to SigmaTron and the Exchange Agent, the Exchange Agent will issue, in exchange for such lost, stolen, or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Seller Common Stock formerly represented by such Seller Stock Certificate.

2.04    Closing Balance Sheet. At least ten Business Days before the Closing, Seller will deliver to SigmaTron, for SigmaTron’s review and approval before Closing, the unaudited balance sheet and statement of operations, stockholders’ equity and cash flows of Seller as at, and for the period from January 1, 2021 through, the month end of the month immediately preceding the Closing Date, together with supporting materials (collectively, the “Closing Balance Sheet”). The Closing Balance Sheet shall be prepared and calculated in accordance with the same accounting methodologies, principles and procedures used in the Ordinary Course of Business in preparing the Seller Financial Statements, with such adjustments, entries and reserves as the Seller and SigmaTron agree. The Closing Balance Sheet will be based on facts and circumstances as they exist as of the Closing and not include the effect of any act, decision or event occurring on or after the Closing.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF SIGMATRON AND MERGER SUB

SigmaTron and Merger Sub, jointly and severally, represent and warrant to Seller and the Stockholders as follows:

3.01    Organization and Power. SigmaTron is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite power and authority to conduct its business as it is now being conducted and to own, lease and operate its property and assets. SigmaTron is qualified or licensed to do business in each jurisdiction listed in Section 3.01 of the Disclosure Schedule and such jurisdictions are the only jurisdictions in which its business requires such qualification or license, except where the failure to be so qualified or licensed has not had and would not have a Material Adverse Effect on SigmaTron. Merger Sub is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to conduct its business as it is now being conducted and to own, lease and operate its property and assets. Merger Sub was formed solely for the purpose of effecting the Merger and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby. True and complete copies of the certificate of incorporation and by-laws of the Merger Sub, together with all amendments thereto, as currently in effect, have been made available to Seller. The copies of the certificate of incorporation and by-laws of SigmaTron as most recently filed with the SEC Reports are true, correct, and complete copies of such documents as in effect as of the date of this Agreement. Merger Sub is a direct, wholly-owned subsidiary of SigmaTron.

3.02    Authorization. Each of SigmaTron and Merger Sub has all requisite corporate power and authority to (a) own, or lease, as applicable, the properties and assets purported to be owned or leased by it, (b) carry on its business in the manner currently conducted, and (c) make, execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by each of SigmaTron and Merger Sub and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite

Exhibit A-10

board action of SigmaTron and the Merger Sub, and before the Closing Date, the performance of SigmaTron’s and Merger Sub’s obligations hereunder shall have been duly authorized by all requisite corporate action of SigmaTron’s and Merger Sub’s stockholders, and no other corporate proceedings on the part of SigmaTron or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger, the issuance of the SigmaTron Shares, and the other transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by SigmaTron and Merger Sub and, assuming this Agreement has been duly authorized, executed and delivered by Seller and the Representative, this Agreement constitutes a valid and binding obligation of each of SigmaTron and Merger Sub, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally and general principles of equity (regardless of whether enforcement is sought at law or in equity).

3.03    Consents and Approvals; No Violations. Except as set forth in Section 3.03 of the Disclosure Schedule, neither the execution, delivery and performance of this Agreement by SigmaTron and Merger Sub or any other transaction document to which it is (or will be) a party nor the consummation by SigmaTron and Merger Sub of the transactions contemplated hereby or thereby, including the Merger, nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof, will, directly or indirectly, and with or without notice or lapse of time (or both) (a) violate any provision of the certificate of incorporation or by-laws or other comparable governing documents of SigmaTron or Merger Sub, or any resolution or action adopted by the stockholders or board of directors of SigmaTron or Merger Sub, (b) conflict with, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any Person any right of termination, modification, cancellation or acceleration of any obligation to repay), or require any notice or consent under any material Contract to which SigmaTron or Merger Sub is a party or by which any of the properties or assets of SigmaTron or Merger Sub may be bound, or (c) violate any Law applicable to SigmaTron or Merger Sub or by which any of the properties or assets of SigmaTron or Merger Sub are bound, or (d) require any consent, waiver, approval, license, authorization or permit of, or filing with or notification to, any Governmental Authority or third party, except for the filing of the Certificate of Merger.

3.04    Compliance with Law; Permits. Each of SigmaTron and Merger Sub is operating its respective business in compliance with all applicable Laws including, in the case of SigmaTron, all applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of NASDAQ, except for such non-compliance that has not had and would not reasonably be expected to have a Material Adverse Effect on SigmaTron.

3.05    Capitalization.

(a)    The authorized capital stock of SigmaTron consists of: (i) 12,000,000 shares of SigmaTron Common Stock, $0.01 par value per share, of which, as of the Capitalization Date, 4,272,508 shares were issued and outstanding, and no shares were held in the treasury of SigmaTron; and (ii) 500,000 shares of SigmaTron’s preferred stock, $0.01 par value per share, of which, as of the Capitalization Date, no shares were issued and outstanding. As of the date hereof, SigmaTron does not have outstanding any bonds, debentures, notes or other debt obligations having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) with the holders of SigmaTron Common Stock on any matter. As of the Effective Time, there will be sufficient authorized and unissued shares of common stock of SigmaTron to enable SigmaTron to issue the Merger Consideration. All of the issued and outstanding shares of SigmaTron Common Stock have been, and those shares of SigmaTron Common Stock to be issued pursuant to the Merger on Closing will be, duly authorized and validly issued and fully paid, nonassessable and free of preemptive rights. SigmaTron’s securities are not listed, or quoted, for trading on any U.S. domestic or foreign securities exchange other than the NASDAQ – Capital Markets and SigmaTron satisfies all of the quantitative maintenance criteria of the NASDAQ – Capital Markets.

(b)    Section 3.05(b) of the Disclosure Schedule sets forth, as of the Capitalization Date, the number of shares of SigmaTron Common Stock reserved for issuance in connection with stock options, restricted stock, or other equity awards under SigmaTron’s restricted stock and stock option plans. Except for the interests that are

Exhibit A-11

part of the plans listed on Section 3.05(b) of the Disclosure Schedule, there are no outstanding (i) securities convertible into or exchangeable for the capital stock of SigmaTron, (ii) options, warrants, calls or other rights to purchase or subscribe for capital stock of SigmaTron, or (iii) option plans to which SigmaTron is subject or bound requiring the issuance after the date hereof of any capital stock of SigmaTron, any security convertible or exchangeable into capital stock of SigmaTron or any options, warrants, calls or rights to purchase capital stock of SigmaTron.

(c)    All of the issued and outstanding shares of capital stock or other equity ownership interests of the Merger Sub are owned by SigmaTron, free and clear of any Encumbrances, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. The Merger Sub does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock.

(d)    The number of SigmaTron Shares being issued to the Wagz Stockholders (including, for the avoidance of doubt, SigmaTron) is calculated as one-half of the total of the following shares of SigmaTron Common Stock: (i) 4,272,508 shares of issued and outstanding SigmaTron Common Stock, plus (ii) 513,232 options for SigmaTron Common Stock granted and not exercised, as if exercised, plus (iii) up to 102,000 options for SigmaTron Common Stock to the extent granted between May 11, 2020 and the Closing Date, as if exercised. The parties further agree that 12,000 shares of SigmaTron Common Stock issued to a service provider who provided various investment banking services to SigmaTron in connection with the transaction are ignored for purposes of this calculation, even though they are outstanding. The exchange ratio will be equal to the number of SigmaTron Shares determined in accordance with this Section 3.05(d), divided by the number of shares of the Seller Common Stock issued and outstanding as of the Closing Date and immediately prior to the Effective Time, after giving effect to the conversion of all Seller Preferred Stock and Seller convertible notes (including the Convertible Note) and the exercise or cancellation of all Seller options and warrants then outstanding into Seller Common Stock in accordance with Section 5.17; all such shares of Seller Common Stock will be accurately reflected in the Consideration Spreadsheet delivered to SigmaTron in accordance with Section 2.02(a)(iv).

3.06    SEC Reports. SigmaTron has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements, and other documents required to be filed or furnished by it with the SEC prior to the date hereof (collectively, the “SEC Reports”). As of their respective filing dates or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing, each of the SEC Reports complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, and the rules and regulations of the SEC thereunder applicable to such SEC Reports. None of the SEC Reports, including any financial statements, schedules, or exhibits included or incorporated by reference therein, at the date(s) they were filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the knowledge of SigmaTron, none of the SEC Reports is the subject of ongoing SEC review or outstanding SEC investigation and there are no outstanding or unresolved comments received from the SEC with respect to any of the SEC Reports. The Merger Sub is not required to file or furnish any forms, reports, or other documents with the SEC. Each of the consolidated financial statements contained in or incorporated by reference into the SEC Reports (a) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (b) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, subject to, as to interim statements, year-end adjustments; and (c) fairly presented in all material respects the consolidated financial position and the results of operations, changes in stockholders’ equity, and cash flows of SigmaTron and its consolidated Subsidiaries as of the respective dates of and for the periods referred to in such financial statements, subject to, as to interim statements, year-end adjustments.

3.07    Litigation. Except as set forth on Section 3.07 of the Disclosure Schedule, there was no Action against SigmaTron in the past 5 years. There is no Action pending or, to the knowledge of SigmaTron or Merger

Exhibit A-12

Sub, threatened in writing, against SigmaTron or Merger Sub that (a) involves a claim that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on SigmaTron, or (b) seeks injunctive relief and that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on SigmaTron. There are no outstanding writs, judgments, decrees, injunctions, citations, or similar orders of any Governmental Authority by which SigmaTron or Merger Sub or their assets or properties are bound that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on SigmaTron. None of SigmaTron or any of its Subsidiaries or any of their respective properties or assets is subject to any order of a Governmental Authority or arbitrator, whether temporary, preliminary, or permanent, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on SigmaTron.

3.08    Investigation. SigmaTron and Merger Sub each acknowledges that, (a) except for the matters that are expressly covered by the provisions of this Agreement, each is relying on its own investigation and analysis in entering into the transactions contemplated hereby, (b) none of the Stockholders, Seller, the Representative, nor any other Person on behalf of the Stockholders, the Representative or Seller, has made any representation or warranty, expressed or implied, as to Seller, or the accuracy or completeness of any information regarding Seller, furnished or made available to SigmaTron and its representatives, or any other matter related to the transactions contemplated hereby, except as expressly set forth in this Agreement, (c) SigmaTron has not relied on any representation or warranty from Seller, the Stockholders, the Representative or any other Person on behalf of the Representative, the Stockholders or Seller in determining to enter into this Agreement, except as expressly set forth in this Agreement, and (d) none of the Representative, the Stockholders, Seller or any other Person acting on behalf of the Representative, the Stockholders or Seller shall have any liability to SigmaTron or any other Person with respect to any projections, forecasts, estimates, plans or budgets of future revenue, expenses or expenditures, future results of operations, future cash flows or the future financial condition of Seller or the future business, operations or affairs of Seller, except as expressly set forth in this Agreement. SigmaTron is capable of evaluating the merits and risks of the transactions contemplated by this Agreement, and SigmaTron has been afforded the access it has requested to conduct a due diligence investigation of the books and records, facilities and personnel of Seller.

3.09    Acquisition of Stock for Investment. SigmaTron, through the Merger Sub, is acquiring Seller Common Stock for its own account with the present intention of holding such securities for investment purposes and not with a view to or for sale in connection with any public distribution of such securities in violation of any federal or state securities Laws. SigmaTron is an “accredited investor” within the meaning of Regulation D of the Securities Act. SigmaTron acknowledges and agrees that Seller Common Stock may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and applicable state securities Laws, expect pursuant to an exemption from such registration available under the Securities Act and applicable state securities Laws.

3.10    Absence of Certain Changes or Events. Since April 30, 2020 (the date of the audited balance sheet of SigmaTron contained in the SEC Reports filed prior to the date hereof (the “SigmaTron Balance Sheet”)), except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the business of SigmaTron and each of its Subsidiaries has been conducted in the Ordinary Course of Business of SigmaTron and there has not been or occurred any Material Adverse Effect on SigmaTron. Since the date of the SigmaTron Balance Sheet, SigmaTron has not received notice of the declaration of an event of default under, nor has there occurred any event that with the lapse of time or the giving of notice or both would constitute such a default or give rise to any Person any right of termination, modification, cancellation or acceleration of any obligation under, any Contract relating to SigmaTron’s secured credit facilities or other indebtedness for borrowed money. Out of an abundance of caution, SigmaTron gives notice that it moved its primary secured credit facilities to JPMorgan Chase Bank, N.A. as of January 29, 2021.

3.11    Brokers’ and Finders’ Fees. Neither SigmaTron or Merger Sub nor any of their respective directors or employees has employed any investment banker, broker or finder or incurred any liability for any investment

Exhibit A-13

banking fees, brokerage fees, commissions or finders’ fees in connection with the transactions contemplated by this Agreement for which Seller or a Stockholder could have any liability.

3.12    No Undisclosed Liabilities. To SigmaTron’s actual knowledge, except as set forth on Section 3.12 of the Disclosure Schedule, SigmaTron does not have any obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due), except obligations or liabilities (a) that are accrued or reserved against on the SigmaTron Balance Sheet, (b) arising under Contracts that have been entered into by SigmaTron in the Ordinary Course of Business (other than obligations and liabilities as a result of the breach by, or default of, SigmaTron thereunder), or (c) that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on SigmaTron.

3.13    Intended Tax Treatment. Neither SigmaTron nor Merger Sub has taken any action, that, to SigmaTron’s actual knowledge, is reasonably likely to prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

3.14    No Other Representations or Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE III, NONE OF SIGMATRON, MERGER SUB NOR ANY OTHER PERSON MAKES ANY REPRESENTATIONS OR WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, WITH RESPECT TO SIGMATRON, MERGER SUB OR ANY AFFILIATES OF EITHER OF THE FOREGOING OR THEIR BUSINESS, OPERATIONS, ASSETS, STOCK, LIABILITIES, CONDITION (FINANCIAL OR OTHERWISE) OR PROSPECTS OR THE TRANSACTIONS CONTEMPLATED HEREBY. WITHOUT LIMITING THE FOREGOING, NONE OF SIGMATRON, MERGER SUB NOR ANY OTHER PERSON IS MAKING ANY REPRESENTATION OR WARRANTY TO THE STOCKHOLDERS, SELLER, THE REPRESENTATIVE OR ANY AFFILIATES OF ANY OF THE FOREGOING WITH RESPECT TO ANY PROJECTIONS, ESTIMATES OR BUDGETS WITH RESPECT TO FUTURE REVENUES, EXPENSES, EXPENDITURES, FUTURE RESULTS OF OPERATIONS OR OTHERWISE OR WITH RESPECT TO ANY CONFIDENTIAL INFORMATION MEMORANDA, DOCUMENTS, PROJECTIONS, MATERIAL OR OTHER INFORMATION (FINANCIAL OR OTHERWISE) IN ANY “DATA ROOMS,” “VIRTUAL DATA ROOMS,” MANAGEMENT PRESENTATIONS OR IN ANY OTHER FORM IN EXPECTATION OF, OR IN CONNECTION WITH, THE TRANSACTIONS CONTEMPLATED HEREBY.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the Disclosure Schedule, Seller hereby represents and warrants to SigmaTron as follows:

4.01    Organization and Power. Seller is duly organized, validly existing and in good standing under the Laws of the State of Delaware, with all corporate power and authority necessary to own, lease or operate the properties and assets owned, leased or operated by it and to carry on its business, in each case as currently conducted or, to the Knowledge of Seller, as contemplated by Seller’s current business plan to be conducted. Seller is qualified or licensed to do business in each jurisdiction listed in Section 4.01 of the Disclosure Schedule and such jurisdictions are the only jurisdictions in which its business requires such qualification or license, except where the failure to be so qualified or licensed has not had and would not have a Material Adverse Effect on Seller. True and complete copies of the certificate of incorporation and by-laws of Seller, as currently in effect, together will all amendments thereto, have been made available to SigmaTron.

4.02    Authorization. Seller has all requisite corporate power and authority to make, execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite board

Exhibit A-14

action of Seller, and before the Closing Date, the performance of Seller’s obligations hereunder shall have been duly authorized by all requisite corporate action of Seller’s stockholders, and no other corporate proceedings on the part of Seller are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger, and the other transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Seller and the Representative, and assuming this Agreement has been duly authorized, executed and delivered by SigmaTron and Merger Sub, this Agreement constitutes a valid and binding obligation of Seller and the Representative, enforceable against each of them in accordance with its terms, in each case subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally and general principles of equity (regardless of whether enforcement is sought at law or in equity).

4.03    Consents and Approvals; No Violations. Except for the filing of the Certificate of Merger, except as set forth on Section 4.03 of the Disclosure Schedule and except in the case of clauses (c), (d) and (e)(2), where the failure to obtain any such consent, waiver, registration, approval, license, authorization or Permit would not result in a Material Adverse Effect on Seller, neither the execution, delivery, consummation or performance by Seller of this Agreement or any other transaction document to which it is (or will be) a party, nor the consummation by Seller of the transactions contemplated hereby or thereby, including the Merger, nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof, will, directly or indirectly, and with or without notice or lapse of time (or both), (a) violate any provision of the certificate of incorporation or by-laws of Seller, or any resolution or action adopted by the Stockholders or board of directors of Seller, (b) conflict with, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any Person any right of termination, modification, cancellation or acceleration of any obligation to repay), or require any notice or consent under any Material Contract, (c) violate any Law applicable to Seller or by which any of the Seller Stock, properties or assets are bound, (d) require any consent, waiver, registration, approval, license, authorization of or Permit from, or filing with or notification to, any Governmental Authority or other Person, or otherwise result in a breach or default under, or the termination, cancellation, forfeiture, revocation, suspension or modification of, any Permit, or (e) result in the creation or imposition of any Encumbrance (other than Permitted Encumbrances) upon (1) any shares of Seller Stock or (2) the assets or properties of Seller.

4.04    Capitalization of Seller; Subsidiaries.

(a)    The authorized capital stock of Seller consists of (i) 31,000,000 shares of Seller Voting Common Stock, (ii) 6,000,000 shares of Seller Non-Voting Common Stock and (iii) 8,513,000 shares of Seller Preferred Stock, of which, as of the Capitalization Date, 17,622,355 shares are issued and outstanding Seller Voting Common Stock, 1,140,000 shares are issued and outstanding Seller Non-Voting Common Stock and 7,274,586 shares are issued and outstanding Seller Preferred Stock, constituting 2,913,928 shares of Series A Preferred Stock, 3,835,658 shares of Series A-2 Preferred Stock and 525,000 shares of Junior Preferred Stock. As of the Capitalization Date, no shares of Seller Common Stock were reserved for issuance except for: (i) 1,118,645 shares of Seller Common Stock reserved for issuance in connection with stock options, restricted stock units, or other equity awards made under Seller Employee Benefit Plans; and (ii) 203,645 shares of Seller Common Stock reserved for issuance pursuant to future awards under Seller Employee Benefit Plans. In addition, (i) warrants to purchase 4,530,000 shares of Seller Non-Voting Common Stock are issued and outstanding, (ii) Seller has issued and outstanding convertible promissory notes (in addition to the Convertible Note) in the aggregate original principal amount of $2,835,000, the aggregate outstanding principal amount of which, together with all accrued and unpaid interest thereon, are expected to be converted into shares of Seller Non-Voting Common Stock in connection with the transactions contemplated by this Agreement, and (iii) Seller has issued and outstanding the Convertible Note, the aggregate outstanding principal amount of which, together with all accrued and unpaid interest thereon, are expected to be converted into shares of Seller Voting Common Stock in connection with the transactions contemplated by this Agreement. All issued and outstanding shares of capital stock of Seller are duly authorized, validly issued, fully paid, nonassessable and except as provided in the certificate of incorporation of Seller, free of preemptive rights and were issued in compliance in all material respects with all Laws, including

Exhibit A-15

all applicable stated and federal securities Laws, and Section 4.04(a) of the Disclosure Schedule sets forth the holder of record of each outstanding share of capital stock of Seller as of the date hereof. Except as set forth in this Section 4.04(a) or on Section 4.04(a) of the Disclosure Schedule, there are no outstanding (i) securities convertible into or exchangeable for the capital stock of Seller, (ii) options, warrants, calls or other rights to purchase or subscribe for capital stock of Seller, or (iii) Contracts of any kind to which Seller is subject or bound requiring the issuance after the date hereof of any capital stock of Seller, any security convertible or exchangeable into capital stock of Seller or any options, warrants, calls or rights to purchase capital stock of Seller. There are no accrued and unpaid dividends or distributions payable with respect to the Seller Stock. Except as set forth on Section 4.04(a) of the Disclosure Schedule, neither Seller nor, to the Knowledge of Seller, any Stockholder is a party to, or otherwise subject to, any voting trust, proxy or other Contract with respect to the voting, redemption, repurchase, sale, transfer or other disposition of the Seller Stock. The number of shares of the Seller Common Stock issued and outstanding as of the Closing Date and immediately prior to the Effective Time, after giving effect to the conversion of all Seller Preferred Stock and Seller convertible notes (including the Convertible Note) and the exercise or cancellation of all Seller options and warrants then outstanding into Seller Common Stock in accordance with Section 5.17 will be accurately reflected in the Consideration Spreadsheet delivered to SigmaTron in accordance with Section 2.02(a)(iv).

(b)    Seller does not own any shares or equity interests in any corporation, partnership, limited liability company or other entity or organization. Except as set forth on Section 4.04(b) of the Disclosure Schedule, Seller has no Subsidiary, has never had any Subsidiary, is the only entity, and “Wagz, Inc.” or “Wagz” is the only name, through which the business of Seller is, or has been during the past five (5)  calendar years, conducted.

4.05    Financial Statements.

(a)    Seller has made available to SigmaTron true and complete copies of the Seller Financial Statements. Except as set forth on Section 4.05(a) of the Disclosure Schedule, the Seller Financial Statements have been (i) derived from the books and records of Seller, (ii) prepared in accordance with GAAP consistently applied during the periods involved, and (iii) fairly present in all material respects the financial position and the results of operations of Seller for the periods presented therein.

(b)    All books, records and accounts of Seller, true, correct and complete copies of which have been made available to SigmaTron, are accurate and complete, represent bona fide transactions and are maintained in accordance with applicable Laws. To the Knowledge of Seller, each transaction in connection with the business of Seller is, and has been, properly and accurately recorded on the books and records of Seller, and each document upon which entries in the books and records of Seller are based is, and has been, complete and accurate in all respects. Seller maintains systems of internal accounting controls adequate to ensure that (i) it maintains no off-the-books accounts, (ii) transactions are executed only in accordance with management’s authorizations, (iii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP, (iv) access to assets is permitted only in accordance with management’s authorization, and (v) the assets of Seller are, and have been, used only in accordance with management’s authorization. At the Closing, all such books, records, and accounts shall be located at Seller’s offices.

(c)    All minute books of Seller, true, correct and complete copies of which have been made available to SigmaTron, contain accurate and complete records of all meetings of, and all written actions taken by current and former stockholders of Seller and the current and former directors of Seller (and any committees of Seller’s directors), and no meeting of any such stockholders, directors or committees has been held for which minutes or other written records have not been prepared and are not contained in such minute books. At the Closing, all such minute books shall be located at Seller’s offices.

(d)    All accounts and notes receivable of Seller reflected on the balance sheet included in the Seller Financial Statements or that will be reflected in the Closing Balance Sheet represent sales actually made by Seller in the Ordinary Course of Business or bona fide claims as to which full performance has been rendered by

Exhibit A-16

Seller. There are no pending disputes with respect to any of the accounts or notes receivable reflected on the balance sheet included in the Seller Financial Statements or that will be reflected in the Closing Balance Sheet that have not been reserved for in the Seller Financial Statements or that will not be reserved for in the Closing Balance Sheet nor, to the Knowledge of Seller, do any circumstances exist on which to base any such dispute nor have any such disputes been threatened. To the Knowledge of Seller, except as set forth on Section 4.05(d) of the Disclosure Schedule, all of the accounts and notes receivable of Seller are collectible in full by Seller in the Ordinary Course of Business, net of the reserve therefor. No counter claims, defenses or offsetting claims with respect to the accounts or notes receivable of Seller are pending or, to the Knowledge of Seller, threatened. Seller has not agreed to any deduction, discount or other deferred purchase price with respect to any of its accounts or notes receivables, other than as is reflected in the Seller Financial Statements or that will be reflected in the Closing Balance Sheet. All of the accounts and notes receivable of Seller relate solely to sales of goods or services to customers of Seller, none of whom are current or former stockholders or Affiliates of Seller.

4.06    No Undisclosed Liabilities. Seller does not have any obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due), except obligations or liabilities (a) that are accrued or reserved against on the balance sheet of Seller included in the Seller Financial Statements or will be accrued or reserved against in the Closing Balance Sheet, (b) arising under Contracts (i) that have been entered into by Seller in the Ordinary Course of Business (other than obligations and liabilities as a result of the breach by, or default of, Seller thereunder), and (ii) true and correct copies of which have been made available to SigmaTron, (c) included in the Transaction Expenses, or (d) that would not have a Material Adverse Effect on Seller.

4.07    Absence of Certain Changes. Since January 1, 2020, Seller has conducted the business in the Ordinary Course of Business and, except as set forth on Section 4.07 of the Disclosure Schedule, or expressly permitted by the terms of this Agreement, Seller has not (a) made or obligated itself to make capital expenditures; (b) sold, licensed, leased or transferred any assets or properties of Seller other than inventory sold by Seller in the Ordinary Course of Business; (c) waived, canceled, compromised or released any rights; (d) made any payment in respect of its liabilities other than accounts payable (but not Indebtedness) paid by Seller within terms in the Ordinary Course of Business; (e) modified, terminated or entered into any Material Contract; (f) imposed, permitted to be imposed or permitted to exist any security interest or other Encumbrance (other than Permitted Encumbrances) on any of the assets or properties of Seller; (g) changed the compensation payable or to become payable to its employees, officers or directors or, except as currently bound to do, granted any bonus, severance or termination pay to, or entered into or modified any bonus, employment, severance or other compensatory agreement with, any of its directors, officers or employees; (h) taken any action with respect to accounting policies or procedures or made any adjustment to its books and records; (i) incurred any indebtedness for borrowed money or capitalized equipment lease obligations or made guarantees thereof; (j) delayed paying any account payable beyond the date on which it is due and payable; or (k) entered into any transaction with any Affiliate of Seller.

4.08    Compliance with Law; Permits.

(a)    Seller is operating its business in compliance with all Laws applicable to Seller, except for such non-compliance that has not had and would not reasonably be expected to have a Material Adverse Effect on Seller. All products designed, developed, manufactured, sold, licensed, marketed or distributed by Seller, and, to the Knowledge of Seller, contemplated by Seller’s current business plan to be designed, developed, manufactured, sold, licensed, marketed or distributed by Seller and all services performed or provided by Seller and, to the Knowledge of Seller, contemplated by Seller’s current business plan to be performed or provided (the “Products and Services”) comply with all applicable Law, except for such non-compliance that has not had and would not reasonably be expected to have a Material Adverse Effect on Seller.

(b)    Seller has all Permits required by applicable Law for the operation of its business as currently conducted, and, to the Knowledge of Seller, as contemplated by Seller’s current business plan to be conducted,

Exhibit A-17

and Seller is in compliance with the terms of such Permits. Section 4.08(b) of the Disclosure Schedule lists all Permits (other than Software licenses disclosed under Section 4.15) held by Seller. Except as set forth on Section 4.08(b) of the Disclosure Schedule, (i) all Permits are in full force and effect; (ii) Seller is operating in compliance with all Permits and all fees required to be paid in connection with all Permits have been paid; (iii) Seller is not in default or violation of any Permits; and (iv) to the Knowledge of Seller, no Governmental Authority intends to modify, cancel, terminate or not renew any Permits. No Person, other than Seller, owns or has any proprietary, financial or other interest (direct or indirect) in any of the Permits. The transactions contemplated by this Agreement will not (with or without notice or lapse of time or both) result in a termination, cancellation or default under or a breach or violation of, or adversely affect the rights and benefits afforded to Seller by any Permit. Seller has made available to SigmaTron true, complete and correct copies of all Permits.

(c)    All Products and Services meet all applicable specifications, acceptance criteria, testing guidelines and other requirements under the applicable standards of the Consumer Product Safety Commission (CPSC), American Society for Testing and Materials (ASTM), the Consumer Products Safety Act, the lead content standards contained in 16 CFR 1303, the Federal Communications Commission, and Underwriter’s Laboratories specifications/requirements.

4.09    Litigation. Except as set forth on Section 4.09 of the Disclosure Schedule, which includes information as to the parties, subject matter and status, there was no Action against Seller or a predecessor in the past 5 years. There is no Action pending against Seller or threatened in writing against Seller, by any Person or Governmental Authority, including any such Action (a) involving or concerning product liability of any product designed, developed, manufactured, sold, licensed, marketed or distributed or service performed or provided by Seller, (b) which questions the validity or legality of, or is otherwise related to, the transactions contemplated by this Agreement, including the Merger, or (c) involving any assets, properties or rights of Seller, including any Intellectual Property of or used by Seller. In the event any such Actions are disclosed or required to be disclosed on Section 4.09 of the Disclosure Schedule, (i) no such Actions had a Material Adverse Effect on Seller; and (ii) copies of all pleadings, citations, correspondence, agreements, releases and other documents relating to such Actions or any settlement thereof have been made available to SigmaTron.

4.10    Taxes.

(a)    Except as set forth on Section 4.10(a) of the Disclosure Schedule, all Tax Returns required to be filed by or on behalf of Seller have been duly and timely filed with the appropriate Tax Authority (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns are correct and complete. All Taxes imposed on Seller or for which it is liable (whether or not such amounts have been shown on a Tax Return) have been fully and timely paid. No written claim has been made in the past ten (10) years by any Tax Authority in a jurisdiction in which Seller does not file Tax Returns that Seller is or may be subject to taxation by that jurisdiction.

(b)    All deficiencies asserted or assessments made as a result of any examinations by any Tax Authority of Tax Returns of or relating to Seller have been fully paid or are being contested in good faith, and no other audits or investigations by any Tax Authority relating to any Tax Returns of or covering Seller are in progress.

(c)    All Tax withholding, collection, deposit and reporting requirements imposed on or with respect to Seller have been satisfied. Seller has collected all state or local sales or use Taxes with respect to sales to its customers that are subject to such Taxes and has secured and maintains the documents required by applicable Tax Law to establish exemption from state or local sales or use Taxes for any such sales that are exempt.

(d)    Seller has not been a “distributing corporation” or a “controlled corporation” in a transaction intended to be governed by Section 355 of the Code or such portion of Section 356 of the Code as relates to Section 355 of the Code.

Exhibit A-18

(e)    Seller (i) is not nor has in the past ten (10) years been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code; (ii) has not in the past ten (10) years joined in or been a member of any group that has filed or is required to file a combined, consolidated or unitary Tax Return; and (iii) does not have any liability for the Taxes of any Person (other than Seller) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor or by Contract.

(f)    Seller will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting made prior to the Closing Date for a taxable period ending on or prior to the Closing Date, including by reason of the application of Section 481 of the Code (or any similar provision of state, local or foreign Law); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; (iv) prepaid amount received on or prior to the Closing Date; or (v) election under Section 108(i) of the Code.

(g)    There are no outstanding written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes against Seller.

(h)    There are no Encumbrances for Taxes upon the assets of Seller, except for Encumbrances for Taxes not yet due and payable.

(i)    Seller has not participated in any “listed transaction” within the meaning of Section 6707A(c)(2) of the Code and Treasury Regulations Section 1.6011-4(b)(2).

(j)    Seller is not a party to or has any obligation under any Tax sharing or Tax indemnity agreement or similar contract or arrangement.

(k)    Except as set forth on Section 4.10(k) of the Disclosure Schedule, Seller has not made any payments, is not obligated to make any payments, and is not a party to any agreement that could obligate it to make any payments that would not be deductible or would result in a withholding obligation on the part of Seller under Section 280G of the Code in connection with the consummation of the transactions contemplated hereby.

4.11    Employee Benefit Plans.

(a)    Section 4.11(a) of the Disclosure Schedule sets forth a list of each employment, consulting or independent contractor Contract, each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) and each equity-based, retirement, profit sharing, bonus, incentive, severance, separation, change in control, retention, deferred compensation, vacation, paid time off, medical, dental, life or disability plan, program, policy or Contract, and each other employee compensation or benefit plan, program, policy or Contract that is maintained, sponsored or contributed to (or required to be contributed to) by Seller or pursuant to which Seller has any obligations or liabilities (each a “Seller Employee Benefit Plan”). With respect to each Seller Employee Benefit Plan, Seller has made available to SigmaTron copies of, as applicable, (i) the current plan document (and all amendments thereto), (ii) the most recent summary plan description and summary material modifications provided to participants, (iii) the most recent determination or opinion letter received from the IRS, (iv) the filed Form 5500 annual report for each of the past three (3) calendar years, and (v) if applicable, nondiscrimination testing results for each of the past five (5) calendar years.

(b)    No Seller Employee Benefit Plan provides post-employment health insurance benefits other than as required under Section 4980B of the Code. Neither Seller nor any ERISA Affiliate sponsors, maintains or contributes to, nor has any Liability with respect to, an “employee pension benefit plan,” as defined in Section 3(2) of ERISA, that is or was subject to Title IV of ERISA or Section 412 of the Code. Neither Seller nor

Exhibit A-19

any ERISA Affiliate contributes to or has any obligation to contribute to any “multiemployer plan,” as defined in Section 3(37) of ERISA that is subject to Title IV of ERISA or Section 412 of the Code, any “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), any self-insured plan (including any plan pursuant to which a stop loss policy or contract applies), or any “multiple employer plan” (as described in Section 413(c) of the Code). Seller does not have any Liability under Title IV of ERISA on account of being considered a single employer under Section 414 of the Code with any other Person.

(c)    Each Seller Employee Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code has received, or may rely upon, a favorable determination or opinion letter from the IRS, and nothing has occurred since the issuance of such opinion, notification and/or determination letter, as applicable, which could reasonably be expected to cause the loss of the tax-qualified status of such Seller Employee Benefit Plan. Each Seller Employee Benefit Plan has been maintained, funded and administered in accordance with its respective terms and in compliance with all applicable Laws, including ERISA and the Code. There have been no “prohibited transactions” within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA that are not otherwise exempt under Section 408 of ERISA and no breaches of fiduciary duty (as determined under ERISA) with respect to any Seller Employee Benefit Plan. There is no Action (other than routine and uncontested claims for benefits) pending or, to the Knowledge of Seller, threatened, with respect to any Seller Employee Benefit Plan or against the assets of any Seller Employee Benefit Plan.

(d)    Except as set forth on Section 4.11(d) of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement, alone or together with any other event, will not (i) result in any payment or benefit becoming due or payable, to any current or former employee, officer, director, agent, independent contractor or consultant, (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any current or former employee, officer, director, agent, independent contractor or consultant, (iii) result in the acceleration of the time of payment, vesting or funding of any such benefit or compensation, (iv) result in the forgiveness in whole or in part of any outstanding loans made by Seller to any current or former employee, officer, director, agent, independent contractor or consultant, or (v) limit the ability of Seller to terminate any Seller Employee Benefit Plan.

(e)    No Seller Employee Benefit Plan covers employees primarily working outside of the United States.

(f)    Each of Seller’s “nonqualified deferred compensation plans” within the meaning of Code Section 409A has been maintained in operational and documentary compliance with Code Section 409A and the Treasury Regulations promulgated thereunder and no such “nonqualified deferred compensation plan” has or will result in any participant incurring income acceleration or Taxes under Code Section 409A. Seller has not agreed to pay, gross up, or otherwise indemnify any employee, officer, director or contractor for any employment or income Taxes, including potential Taxes imposed under Code Section 409A.

(g)    No benefit payable or that may become payable by Seller pursuant to any Seller Employee Benefit Plan or as a result of, in connection with or arising under this Agreement shall constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code) that is subject to the imposition of an excise tax under Section 4999 of the Code or that would not be deductible by reason of Section 280G of the Code. Seller has not agreed to pay, gross up or otherwise indemnify any employee, officer, director or contractor for any tax imposed under Section 4999 of the Code. Except as set forth on Section 4.11(g) of the Disclosure Schedule, no Seller Employee Benefit Plan provides for payment of any amount which, considered in the aggregate with amounts payable pursuant to all other Seller Employee Benefit Plans, would result in any amount being non-deductible for federal income Tax purposes by virtue of Section 162(m) of the Code.

4.12    Labor and Employment Matters.

(a)     Section 4.12(a) of the Disclosure Schedule sets forth the name, title, start dates, work status (i.e. full-time, part-time, temporary, etc.), whether paid on an hourly or salary basis, all compensation, including

Exhibit A-20

wages, salary, incentive or additional compensation (including bonus and commission amounts, fringe or other benefits, whether payable in cash or in-kind), and PTO including accrual thereof, of all employees of Seller as of June 15, 2021. Seller has paid in full, has accrued in the Seller Financial Statements or will accrue in the Closing Balance Sheet all wages, salaries, commissions, incentives, bonuses and other compensation due to any employee arising under any Seller Employee Benefit Plan or Law prior to Closing.

(b)    Except as set forth on Section 4.12(b) of the Disclosure Schedule, there are no written personnel policies, rules or procedures applicable to any employee.

(c)    Set forth on Section 4.12(c) of the Disclosure Schedule is a complete list of Persons currently working for Seller other than employees, including consultants and independent contractors, together with a complete and accurate list of the following information with respect to each Person set forth thereupon: (i) name; (ii) dates of engagement; (iii) nature of work performed; and (iv) compensation paid. Seller will update the list three days before the Closing. Seller has paid in full, has accrued in the Seller Financial Statements or will accrue in the Closing Balance Sheet all compensation due to such workers.

(d)    To the Knowledge of Seller, no employee, officer, director, agent, consultant or independent contractor of Seller is subject to any Contract or any order, writ or judgment that prohibits, limits or purports to limit such Person from (i) engaging in or continuing any conduct, activity, duty or practice relating to the business of Seller as currently conducted or, to the Knowledge of Seller, as contemplated by Seller’s current business plan to be conducted, (ii) assigning to Seller any rights to any invention, improvement, discovery or other similar proprietary rights, or (iii) in any way adversely affected or affects the ability of Seller to conduct the business of Seller in the manner previously or currently conducted or, to the Knowledge of Seller, as contemplated by Seller’s current business plan to be conducted.

(e)    As of the date of this Agreement, and for the past five (5) calendar years, Seller is and has been in compliance with all Laws relating to employment or employment practices, terms and conditions of employment, leaves of absence, equal employment opportunity, affirmative action plan obligations for federal, state or local contractors, civil rights, non-harassment, non-discrimination, immigration (including immigration related hiring practices, e.g., worker authorization/I-9 form compliance, and benefits), wages, hours, benefits, collective bargaining and labor relations, classification of independent contractors and employees (e.g., independent contractor vs. employee and salaried/exempt vs. hourly/non-exempt), workers’ compensation, unemployment insurance, the payment of social security and similar Taxes, and occupational health and safety except for such non-compliance that has not had a Material Adverse Effect on Seller. Seller is not liable for the payment of any Taxes, fines, penalties or other amounts for the failure to comply with any of the foregoing requirements of Law.

(f)    There is not currently, nor for the past three (3) calendar years has there been, any unfair labor practice charge or complaint or any other Actions against Seller pending before the National Labor Relations Board or any other Governmental Authority having jurisdiction over Seller and, to the Knowledge of Seller, no such complaint is or for the past three (3) calendar years has been threatened. For the past three (3) calendar years, Seller has not been the subject of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any employees and, to the Knowledge of Seller, within the past three (3) calendar years, no such activities or proceedings are or were underway.

(g)    There are no pending or, to the Knowledge of Seller, threatened, audits, investigations, inspections, information requests, claims, complaints, citations, suits, administrative actions, demands or charges against Seller or, to the Knowledge of Seller, any of its employees, regarding any Laws relating to employment or employment practices, terms and conditions of employment, leaves of absence, equal employment opportunity, affirmative action plan obligations for federal, state or local contractors, civil rights, non-harassment, non-discrimination, immigration (including but not limited to immigration related hiring practices, e.g., worker authorization/I-9 form compliance, and benefits), wages, hours, benefits, collective bargaining and labor relations, classification of independent contractors and employees (e.g., independent

Exhibit A-21

contractor vs. employee and salaried/exempt vs. hourly/non-exempt), workers’ compensation, unemployment insurance, the payment of social security and similar Taxes and occupational health and safety. Except as set forth on Section 4.12(g) of the Disclosure Schedule, there are no unsatisfied obligations, liabilities, Actions, citations, grievances, workers’ compensation proceedings or similar proceedings in respect of Seller.

(h)    Seller has not implemented, and current management does not currently intend to implement, any plant closing or layoff of employees that would implicate any Law that requires prior notice to affected workers or any similar Law, nor shall the consummation of the transactions contemplated by this Agreement, including the Merger, implicate any such Law.

(i)    There are no union, labor or collective bargaining agreements to which Seller is a party or otherwise bound relating to any employee or employment practices, wages, hours or terms or conditions of employment. Seller is not party to or otherwise bound by any consent decree or order with, or citation by, any Governmental Authority relating to employment or employment practices, terms and conditions of employment, leaves of absence, equal employment opportunity, affirmative action plan obligations for federal, state or local contractors, civil rights, non-harassment, non-discrimination, immigration (including but not limited to immigration related hiring practices, e.g., worker authorization/I-9 form compliance, and benefits), wages, hours, benefits, collective bargaining and labor relations, classification of independent contractors and employees (e.g., independent contractor vs. employee and salaried/exempt vs. hourly/non-exempt), workers’ compensation, unemployment insurance, the payment of social security and similar Taxes and occupational health and safety.

(j)    There are no union organizing or collective bargaining activities involving Seller pending or. to the Knowledge of Seller being planned, by any labor organization or employees of Seller.

4.13    Contracts.

(a)    Section 4.13(a) of the Disclosure Schedule sets forth each Material Contract to which Seller is a party. True and correct copies of each such Material Contract, together with any amendment or modification thereto, have been made available to SigmaTron.

(b)    Each of the Material Contracts is valid, binding and enforceable in accordance with its express terms and is in full force and effect, and each such Material Contract will be valid, binding and enforceable in accordance with its express terms and in full force and effect immediately following the Closing, subject, in each case, to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally and general principles of equity (regardless of whether enforcement is sought at law or in equity).

(c)    Seller is not nor has Seller received any written notice that it is, nor, to the Knowledge of Seller, is any other party to a Material Contract in violation, breach or default thereunder, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a violation, breach or default or give rise to any Person any right of termination, modification, cancellation or acceleration of any obligation thereunder. No party to any Material Contract has (i) indicated to Seller its intention to amend, modify or terminate the Contract in writing, or (ii) made any claims against, or sought indemnification from, Seller in writing as to any matter arising under or with respect to such Material Contract, and neither Seller nor any of its employees, directors, officers or agents has been advised in writing that any such claims may be asserted or initiated. Seller has not assigned or otherwise conveyed or transferred, or agreed to assign, convey or transfer to any Person, any right, title or interest in or to any of the Material Contracts, or any account receivable relating thereto, whether as a security interest or otherwise.

(d)    With respect to any Contract to which Seller was a party, or by which Seller or its properties were bound, that is no longer in force, to the Knowledge of Seller, Seller took all steps required to terminate or cancel such Contract and all Sellers’ obligations thereunder, or permitted the Contract and all Sellers’ obligations

Exhibit A-22

thereunder to lapse, as applicable, in accordance with its respective terms, and Seller has no obligation under any such Contract that is now outstanding or unpaid or that survives.

4.14    Related-Party Transactions. Neither Seller, any current officer, director, or Affiliate of Seller, nor, to the Knowledge of Seller, any former officer, director or Affiliate of Seller or any current or former employee, stockholder, agent, independent contractor or consultant of Seller (a) has asserted any claim or has any valid claim against Seller except for claims of employees against Seller in the Ordinary Course of Business, such as for accrued vacation pay or for accrued benefits under a Seller Employee Benefit Plan; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property which Seller is using or which is useful in, or necessary for, the business of Seller as currently conducted; (c) except for equity interests in a publicly traded company unless such Person is an officer or director or holds a controlling interest in such publicly traded company and except as set forth in Section 4.14 of the Disclosure Schedule, owns any direct or indirect interest of any kind in, or is an Affiliate, employee or agent of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any Person that is (i) a competitor of the business of Seller or is a supplier, customer, client, distributor, lessor, tenant, creditor or debtor of the business of Seller, (ii) engaged in a business or other venture related to the business of Seller, or (iii) participating in any Contract or transaction to which Seller is a party; or (d) otherwise is or has been a party to any Contract with Seller within the past five (5) calendar years. Without limiting the generality of the foregoing, Seller has no outstanding loans, advances or other indebtedness incurred by any current director, officer, stockholder, employee, independent contractor, consultant, agent or Affiliate of Seller, and to the Knowledge of Seller, Seller has no outstanding loans, advances or other indebtedness incurred by any former director, officer, stockholder, employee, independent contractor, consultant, agent or Affiliate of Seller, and there are no loans or advances made to Seller by, or Indebtedness incurred by Seller to any such Person. Except as set forth on Section 4.14 of the Disclosure Schedule, no Stockholder or, to the Knowledge of Seller, any Affiliate of any Stockholder is an officer, director, employee, consultant, competitor, customer, distributor, supplier or vendor of Seller.

4.15    Intellectual Property.

(a)    Section 4.15(a) of the Disclosure Schedule sets forth a true and complete list (including for each item listed, a description or title, the record owner, jurisdiction of use or registration and registration or application number and date, as applicable) of all, but excluding abandoned or lapsed, patent registrations patent applications (design or utility) (collectively, the “Owned Patents”), registered trademarks and trademark applications (collectively, the “Registered Trademarks”), registered copyrights and copyright applications, including in both published works and unpublished works (collectively, the “Registered Copyrights”), registered domain names, registered design rights, and other forms of Intellectual Property and applications therefor registered or filed with any Governmental Authority, owned by Seller and to the extent there is later discovered owned or co-owned Intellectual Property that was inadvertently not listed on Section 4.15(a) of the Disclosure Schedule that meets the foregoing definition, it shall be deemed to have been listed thereon (collectively, the “Seller Registered IP”) and any other Intellectual Property used by Seller or necessary for the conduct of Seller’s business as currently conducted or, to the Knowledge of Seller, as contemplated by Seller’s current business plan to be conducted, that is not Seller Registered IP (“Seller Intellectual Property”).

(b)    All Owned Patents are in compliance and will be in compliance as of and immediately after the Closing Date with all applicable requirements of Laws (including payment of filing, examination, and maintenance fees). Each of the Owned Patents is subsisting (or in the case of applications, applied for), and all documents, recordations and certificates in connection with the Owned Patents required to be filed under applicable Laws have been filed with the relevant Governmental Authorities in any applicable country or region in the world for the purposes of prosecuting, maintaining, and perfecting such Owned Patents and recording Seller’s ownership interests therein. No Owned Patent has been or is now involved in any post-grant proceeding, including in any interference, reissue, reexamination or opposition proceeding. With respect to inventions made by any Person having an obligation to assign such inventions to Seller that have not yet been incorporated into patent applications or provisional applications, and for which Seller intends to submit a patent application or

Exhibit A-23

provisional application or otherwise maintain such inventions as Seller’s confidential information, Seller has not disclosed such inventions or offered for sale products embodying the inventions, nor taken any other action that jeopardizes any of Seller’s rights to properly and timely file patent applications anywhere in the world to cover such inventions such that Seller would be prevented from attempting to obtain valid patents anywhere in the world to cover such inventions.

(c)    All Registered Trademarks are subsisting (or in the case of applications, applied for) and are in compliance and will be in compliance as of and immediately after the Closing Date with all applicable requirements of Laws (including the timely post-registration filing of affidavits of use and incontestability and renewal applications). All documents, recordations and certificates in connection with Registered Trademarks required to be filed under applicable legal requirements have been filed with the relevant Governmental Authorities in any applicable country or region in the world for the purposes of prosecuting, maintaining, and perfecting such Registered Trademarks and recording the ownership interests of Seller therein. Seller uses the respective trademarks within the Registered Trademarks on goods and services that correspond to each of the goods and services described in the respective Registered Trademarks. No trademark registration within the Registered Trademarks has been held to be invalid or unenforceable, or cancelled or limited, in a court or administrative decision unappealed or unappealable by Seller. No Registered Trademark has been or is now involved in any opposition, invalidation, or cancellation and no such action is threatened by written notice. Seller has the exclusive right to use each Registered Trademark in all jurisdictions in which such Registered Trademark is used, except for any licenses by Seller to a third party, all of which are listed in Section 4.15(e) of the Disclosure Schedule.

(d)    All Registered Copyrights are in compliance and will be in compliance as of and immediately after the Closing Date with all applicable requirements of Laws. All documents, recordations and certificates in connection with the Registered Copyrights required to be filed under applicable legal requirements have been filed with the relevant Governmental Authorities in any applicable country or region in the world for the purposes of maintaining and perfecting such Registered Copyrights and recording the ownership interests of Seller therein. The Registered Copyrights have not been held to be invalid or unenforceable in a court decision.

(e)    Seller owns or has a valid right to use each item of Seller Intellectual Property sufficient to operate the business of Seller as currently conducted or, to the Knowledge of Seller, as contemplated by Seller’s current business plan to be conducted. All licenses by or to Seller for the Seller Intellectual Property are set forth in Section 4.15(e) of the Disclosure Schedule and are in full force and effect, enforceable in accordance with terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally and general principles of equity (regardless of whether enforcement is sought at law or in equity), and there are no outstanding defaults or unauthorized use (with or without notice or lapse of time or both) by Seller or, to the Knowledge of Seller, any party thereunder, nor does any circumstance exist that could give rise to any Person any right of termination, modification, cancellation or acceleration of any obligation thereunder. Seller warrants that it has obtained the appropriate number of “seats” or per-user licenses for Software used in the operation of the business of Seller as currently conducted or, to the Knowledge of Seller, as contemplated by Seller’s current business plan to be conducted. Except as set forth in Section 4.15(e) of the Disclosure Schedule, the Seller Intellectual Property, including each item of Seller Registered IP, is owned solely and exclusively by Seller, and Seller has the valid and enforceable right to use, enjoy and exploit such Seller Intellectual Property free and clear of any Encumbrances. Except as set forth in Section 4.15(e) of the Disclosure Schedule, title in the Seller Registered IP is in the name of Seller, and Seller has ensured that, as of the Closing, title in all Seller Registered IP will be properly recorded in the name of Seller. Except as set forth in Section 4.15(e) of the Disclosure Schedule, there is not now and has not at any time in the past been a pending Action, or, within the past five (5) calendar years, a written threat made to Seller of an Action by any third party contesting any of Seller’s ownership, use, disclosure or other rights in the Seller Intellectual Property, including the Seller Registered IP, and, to the Knowledge of Seller, there is no basis for any such Action.

Exhibit A-24

(f)    Seller has not transferred ownership of any Seller Intellectual Property to any third party, or knowingly permitted any Seller Intellectual Property (i) to enter the public domain in a manner that would impair Seller’s rights therein, or (ii) with respect to any Seller Registered IP, to lapse.

(g)    Except as set forth in Section 4.15(g) of the Disclosure Schedule, Seller has not entered any contractual obligation requiring it to indemnify any Person against infringement or other violation of any third-party Intellectual Property. Except as set forth in Section 4.15(g) of the Disclosure Schedule, Seller does not have any contractual obligation requiring it to grant any Person the right to bring infringement actions or otherwise enforce rights with respect to any Seller Intellectual Property.

(h)    To the Knowledge of Seller, no Seller Intellectual Property is being infringed or misappropriated by any Person and there is no unauthorized use or disclosure, claim of ownership or violation of any Seller Intellectual Property, including by any former employee of Seller. There are no pending Actions brought by Seller alleging against any Person alleging the infringement, interference, dilution, violation or misappropriation of any Seller Intellectual Property or breach of any agreement relating to Seller Intellectual Property, nor are there pending Actions brought against Seller, nor do circumstances exist to support any such Actions, alleging the infringement, interference, dilution, violation or misappropriation of any Intellectual Property of a third party or breach of any agreement relating to Intellectual Property of a third party. Seller has not offered to any Person any covenant not to sue, in respect of any Seller Intellectual Property. Seller’s business, as currently conducted or, to the Knowledge of Seller, as contemplated by Seller’s current business plan to be conducted, including the making, using, selling, offering for sale or importation of Products and Services, does not and shall not constitute infringement, misappropriation or violation of any Intellectual Property of a third party.

(i)    Except as set forth in Section 4.15(i) of the Disclosure Schedule, Seller has obtained written proprietary information, nondisclosure, invention disclosure and assignment agreements from all its current and former owners, employees, officers, directors, agents, consultants or independent contractors that independently or jointly authored or contributed to the conception, reduction to practice, creation, development, improvement or modification of any Seller Intellectual Property, whether housed on a computer belonging to Seller or elsewhere, or had access to confidential information and trade secrets owned by Seller. The foregoing agreements assign and require the assignment to Seller, to the maximum extent permitted by law, in any medium whatsoever, whether now known or hereafter devised, worldwide, of all right, title, and interest in and to any and all Intellectual Property developed by such Persons in their respective capacities for Seller, and no such Person has retained any rights in such Intellectual Property. A true, correct and complete copy of each proprietary information, nondisclosure, invention disclosure and assignment agreement has been made available to SigmaTron. To the Knowledge of Seller, no such Person has entered into any agreement that would conflict with the work for which such Person has been engaged by Seller or requires such Person to transfer, assign, or disclose proprietary or confidential information concerning its work for Seller to any Person other than Seller. All Intellectual Property and all right, title and interest therein created prior to the formation of Seller and contributed to Seller or used by Seller following formation have been assigned to and are owned by Seller.

(j)    To the Knowledge of Seller, no current or former employee, officer, director, agent, consultant or independent contractor of Seller (i) is in violation of any (A) term or covenant of any contractual or other obligation to Seller relating to proprietary information, nondisclosure, invention disclosure, invention assignment, or non-competition, or (B) nondisclosure obligation or restrictive covenant for the benefit of any former employer or principal of such Person, by virtue of such Person being employed by or performing services for Seller, or using trade secrets or proprietary information of such former employer or principal for the benefit of Seller, or (ii) has developed any Technology, Software or other copyrightable, patentable or otherwise proprietary work for Seller that is subject to any agreement under which such Person has assigned or otherwise granted to any Person other than Seller any rights (including Intellectual Property) in or to such Technology, Software or other copyrightable, patentable or otherwise proprietary work. Seller has taken commercially reasonable steps in accordance with normal industry practice for similarly situated companies to protect and preserve its rights in confidential information and proprietary information, including without limitation any idea,

Exhibit A-25

formula, algorithm, design, pattern, compilation, program, specification, data, device, method, technique, process or other know-how as well as any other financial, marketing, customer, pricing and cost information related to Seller’s business as currently conducted or, to the Knowledge of Seller, as contemplated by Seller’s current business plan to be conducted, and any trade secrets disclosed to Seller which Seller had or has an obligation of secrecy, that: (1) derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use; and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Seller’s disclosures to any Person of Seller’s confidential information and trade secrets, or confidential information and trade secrets as to which Seller had or has an obligation of secrecy, have been pursuant to the terms of a written contractual obligation between Seller and such Person.

(k)    Section 4.15(k) of the Disclosure Schedule lists all open source Software that is incorporated into, or combined with, any product of Seller or a predecessor. Seller has not used open source Software in a manner that would create obligations for it (or after the Closing, for SigmaTron) with respect to, or grant, or purport to grant, to any Person, any rights or immunities under, any Seller Intellectual Property or any other license requiring it (before or after the Closing) to disclose source code to any of Seller’s Software. Except as disclosed in Section 4.15(k) of the Disclosure Schedule, the Software owned by Seller neither contains nor embodies any Software of a third party (other than shrink-wrapped or click-through Software or Software that was purchased off-the-shelf or online by Seller in order to be passed through to the customers of Seller), including development tools and utilities. The Software owned by Seller, together with any third party programs contained or embodied therein, contains all materials necessary for a reasonably skilled programmer to understand such Software for the purpose of the continued maintenance and development of such Software.

(l)    Except as set forth on Section 4.15(l) of the Disclosure Schedule, Seller has not assigned, delivered, licensed or made available, or has any obligation to assign, deliver, license or make available, any Software (including the source code therefor) to any Person, including any escrow agent or similar Person. The transactions contemplated by this Agreement will not entitle any customer of Seller or other Person to obtain a copy of the source code for any Software used by Seller.

(m)    No Governmental Authority has any right to (including any “step-in” or “march-in” rights with respect to), ownership of, or right to royalties for, or to impose any requirement on the manufacture or commercialization of any product incorporating, any Seller Intellectual Property. Without limiting the generality of the foregoing, no invention claimed or covered by any Owned Patents (i) was conceived or reduced to practice in connection with any research activities funded, in whole or in part, by the federal government of the U.S. or any agency thereof, (ii) is a “subject invention” as that term is described in 35 U.S.C. § 201(e) or (iii) is otherwise subject to the provisions of the Bayh-Dole Act or any similar Law of any other jurisdiction, including with respect to any Owned Patents that are part of the Seller Intellectual Property. No funding, facilities, or personnel of any educational or research institution were used, directly or indirectly, to develop or create in whole or in part, any of the Seller Intellectual Property, and no educational institution has any right to, or right to royalties for, or to impose any requirement on the manufacture or commercialization of any product incorporating, any Seller Intellectual Property.

4.16    Real Property.

(a)    Seller does not own, and neither Seller nor any predecessor has ever owned, any real property.

(b)    Section 4.16(b) of the Disclosure Schedule sets forth all leases of real property and interests in real property leased or occupied by Seller or where any property of Seller is stored (the “Real Property Leases”). Seller has, and immediately after the Closing Seller will have, a valid and enforceable leasehold interest under each of the Real Property Leases, free and clear of all Encumbrances except for Permitted Encumbrances, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally and general principles of equity (regardless of whether enforcement is sought at law or in

Exhibit A-26

equity), and Seller has not received any written notice of any default or event, which, with notice or lapse of time, or both, would constitute a default by Seller under any of the Real Property Leases.

4.17    Personal Property.

(a)    Except with respect to the leasehold interests disclosed in Section 4.16, Seller has, and immediately after the Closing Seller will have, valid and marketable title to, valid and enforceable leasehold interests in, or valid and enforceable license interests in all of the material tangible assets and properties used in the business of Seller as currently conducted or, to the Knowledge of Seller, as contemplated by Seller’s current business plan to be conducted, free and clear of all Encumbrances other than the Permitted Encumbrances. The assets and properties of Seller (including real property subject to a Real Property Lease) are sufficient for the conduct of Seller’s business as currently conducted and, to the Knowledge of Seller, as contemplated by Seller’s current business plan to be conducted, and constitute all of the material assets, properties and rights (both tangible and intangible) necessary to conduct Seller’s business as it is currently conducted and, to the Knowledge of Seller, as contemplated by Seller’s current business plan to be conducted.

(b)    All tangible assets and properties of Seller are located at the real property subject to a Real Property Lease. Section 4.17(b) of the Disclosure Schedule includes a listing of all fixed assets of Seller.

(c)    The equipment and other fixed assets of Seller are in good operating condition and repair, ordinary wear and tear due to normal operations excepted, are adequate for the purposes for which they are currently used and have been regularly maintained in accordance with manufacturers’ recommendations. None of such equipment or other assets is in need of non-routine repair or replacement.

4.18    Environmental Matters.

(a)    Seller is in compliance with all Environmental Laws. Within the past five (5) calendar years, neither Seller nor a predecessor has received any written notice of a violation of Environmental Laws or any obligation or liability arising under Environmental Laws or any investigation, remediation or corrective obligation, relating to Seller or its facilities, the subject of which is unresolved. As of the date hereof, there is no Action pending, or to the Knowledge of Seller threatened, against Seller related to an actual or alleged violation of Environmental Laws or an obligation or liability arising under Environmental Laws. Seller has not released or disposed of and, to the Knowledge of Seller, no hazardous materials, substances or wastes have been released or disposed of on any of the properties subject to a Real Property Lease in violation of Environmental Laws and in a manner that would reasonably be expected to result in an obligation or liability to Seller under applicable Environmental Laws.

(b)    Seller has not conducted, ordered or participated in the conduct of any environmental assessment or audit, and has not received copies of any environmental report, relating to any of the properties subject to a Real Property Lease or of any properties previously occupied or used by Seller.

4.19    Indebtedness. Section 4.19 of the Disclosure Schedule sets forth a true and complete list of all current Indebtedness of Seller. In connection with such Indebtedness, Seller provided true and complete applications and information about Seller to any such lender in connection with the Indebtedness and any payments thereunder. Seller was eligible to participate in and receive all funds paid to Seller by the lender under programs available through the lender or a Governmental Authority, which eligibility is fully supported by written documentation. All certifications and calculations made by Seller in applying for such Indebtedness other than with respect to the PPP Loan and the EIDL Loan were made in good faith and were true and correct in all material respects at the time of application, and to the Knowledge of Seller, remain true and correct in all material respects. All certifications and calculations made by Seller in applying for the PPP Loan and the EIDL Loan and applying for forgiveness of the PPP Loan were made in good faith, were true and correct at the time of application and remain true and correct and fully supported by written documentation. Written documentation relating to and supporting

Exhibit A-27

all Indebtedness is contained in Seller’s books and records at the Closing. Seller is in compliance in all material respects with all conditions and other applicable requirements under the terms of all Indebtedness.

4.20    Insurance. Section 4.20 of the Disclosure Schedule sets forth a true and complete list of all current property and liability insurance policies relating to Seller, true and complete copies of which have been made available to SigmaTron. Each such insurance policy is in full force and effect, and none of Seller nor, to the Knowledge of Seller, any other party to any policy is in breach or default (including with respect to the payment of premiums or the giving of notices) thereunder. To the Knowledge of Seller, no event has occurred which, with notice or the lapse of time or both, would constitute such a breach or default or permit termination, modification, or acceleration, under the policy, nor, to the Knowledge of Seller, does any circumstance exist that could give rise to any right of termination or cancellation of any such policy. Within the past three (3) calendar years, Seller has not received any written notice of cancellation or termination with respect to, or let lapse, any insurance policy which was not replaced on substantially similar terms prior to the date of such cancellation, termination or lapse. All claims under the insurance policies have been filed in a due and timely fashion in the manner required by the policy or binder. Seller does not have any self-insurance or co-insurance programs. Other than the insurance policies listed in Section 4.20 of the Disclosure Schedule, Seller is not bound by, a beneficiary of, an obligor under, or a party to, any other insurance policy. To the Knowledge of Seller, no insurer plans to raise the premiums for, or materially alert the coverage under, any insurance policy. No further premiums or payments will be due under such insurance policies after the Closing with respect to periods prior to the Closing.

4.21    Brokers’ and Finders’ Fees. Except for The McLean Group, Seller has not employed any broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders’ fees in connection with the transactions contemplated by this Agreement for which SigmaTron or Merger Sub has or could have any liability.

4.22    Material Customers and Suppliers.

(a)    Section 4.22(a) of the Disclosure Schedule sets forth a complete and accurate list of the Material Customers.

(b)    Section 4.22(b) of the Disclosure Schedule sets forth a complete and accurate list of the Material Suppliers.

(c)    Since January 1, 2020, expect as set forth in Section 4.22(c) of the Disclosure Schedule, Seller has not received any written notice from any Material Customer or Material Supplier stating that such Material Customer or Material Supplier will stop, or decrease the rate of, its business with Seller, or otherwise change the terms of its relationship with Seller.

4.23    Inventory.

(a)    All items of Inventory as of the date hereof (i) have been valued at the lower of cost or market, on a first in, first out basis and (ii) are of a quality, quantity and mix usable and saleable in the Ordinary Course of Business of Seller.

(b)    Except for Inventory items that have previously been written off or written down to net realizable market value prior to the date hereof, as of the date hereof and as of Effective Time, (i) all inventories of finished products held by Seller meet Seller’s current specifications and consist of items of a quality, quantity and mix that are saleable in the Ordinary Course of Business of Seller and (ii) all inventories of raw materials, intermediates, work in process, supplies, parts and packaging and labeling materials consist of items of a quality, quantity and mix that are usable in the Ordinary Course of Business of Seller, and appropriate for their intended use by Seller, including where applicable, processing into inventories of its finished products.

Exhibit A-28

(c)    Inventory items are only located at sites that are covered by a Real Estate Lease.

4.24    Product Warranty and Liability.

(a)    During the past five (5) calendar years, except as specified in Seller’s most recent loss runs that were made available to SigmaTron, no product liability, product warranty, recall or similar claims have been made against Seller or a predecessor. Neither Seller nor a predecessor has received, in connection with any product designed, developed, manufactured, sold, licensed, marketed or distributed or any service performed or provided by Seller or a predecessor, written notice of, and, to the Knowledge of Seller, no circumstance exists that (with or without notice or lapse of time or both) would give rise to, any claim for or allegation of (i) breach of warranty, (ii) personal injury, death, or property or economic damages, (iii) recall, (iv) punitive or exemplary damages or injunctive relief, or (v) contribution or indemnification. Attached as Section 4.24(a) of the Disclosure Schedule are copies of all written product and service warranties provided by Seller at any time during the past five (5) calendar years. Seller and its predecessors have excluded liability for all special, incidental, punitive, and consequential damages to any of its customers or distributors or customers of any such distributor.

(b)    Neither Seller nor a predecessor has designed, developed, manufactured, sold, licensed, distributed, marketed or installed any asbestos-containing products, and no Action has ever been brought against Seller or a predecessor concerning asbestos-containing products allegedly ever manufactured, sold, licensed, distributed, marketed or installed thereby.

(c)    Except as set forth in Section 4.24(c) of the Disclosure Schedule, (i) there exists no material defect in the design or manufacture of any Products and Services, and (ii) there exists no pending or, to the Knowledge of Seller, threatened litigation, arbitration or similar proceeding by any Person or by or before any Governmental Authority relating to any product designed, developed, manufactured, sold, licensed, marketed or distributed by Seller or service performed or provided by Seller, or allegation of a defective or improperly designed, developed, manufactured, sold, licensed, marketed or distributed product or performed or provided service, or of a breach of any express or implied product warranty.

(d)    Except as set forth in Section 4.24(d) of the Disclosure Schedule, neither Seller nor a predecessor has incurred any Loss as a result of any defect or other deficiency (whether of design, materials, workmanship, labeling, instructions, or otherwise) with respect to any product designed, developed, manufactured, sold, licensed, marketed or distributed or any service provided or performed by Seller or a predecessor, whether such Loss is incurred by reason of any express or implied warranty (including any warranty of merchantability or fitness), any doctrine of common law (tort, contract, or other), any other Law, or otherwise. No product designed, developed, manufactured, sold, licensed, marketed or distributed or service performed or provided by Seller or a predecessor has been recalled, and neither Seller nor a predecessor has received any notice of recall (written or oral) of any such product or service from any Governmental Authority or other Person. To the Knowledge of Seller, no event has occurred or circumstance exists that (with or without notice or lapse of time or both) could result in any such Loss or recall.

4.25    Compliance with Trade Control Laws and Foreign Corrupt Practices Act.

(a)    Seller is in compliance in all material respects with all applicable statutory and regulatory requirements under the Trade Control Laws. Within the past three (3) calendar years, neither Seller nor a predecessor has been cited or fined for past or present failure to comply with the Trade Control Laws and no Action with respect to any alleged non-compliance is pending or, to the Knowledge of Seller, threatened. Seller has not engaged in any transaction, directly or indirectly, (i) with any Person with whom any such transaction would be prohibited under U.S. or UN sanctions or executive orders, or (ii) in or with any country in or with which any such transaction would be prohibited under U.S. or UN embargo or trade sanctions regime.

(b)    Neither Seller nor a predecessor nor, to the Knowledge of Seller, any other Person acting on behalf of Seller or a predecessor of Seller, has, to obtain or retain business, directly or indirectly, offered, paid or

Exhibit A-29

promised to pay, or authorized the payment of, any money, or other thing of value (including any fee, gift, sample, travel expense, entertainment, commission or similar benefit) to:

(i)    any Person who is an official, officer, agent, employee or representative of any Governmental Authority (including officials or employees of any public international organization or any business or enterprise owned by a Governmental Authority), or any existing or prospective customer or supplier (whether government owned or nongovernment owned);

(ii)    any political party or official thereof;

(iii)    any candidate for political or political party office; or

(iv)    any other Person;

while knowing or have a reason to believe that all or any portion of such money or thing of value would be offered, given, or promised, directly or indirectly, to any such official, officer, agent, employee, representative, political party, political party official, candidate or Person, for the purpose of (A) influencing any act or decision of such Person described in clauses (i)-(iv), including a decision to not comply with his or her official duties; (B) inducing such Person described in clauses (i)-(iv) to act or fail to act in violation of his or her legal duties; or (C) causing such Person described in clauses (i)-(iv) to influence any act or decision of any Governmental Authority in order to obtain or retain business, direct business toward any Person, obtain approvals or seek any other improper advantage.

4.26    Bank Accounts; Powers of Attorney.

(a)    Section 4.26(a) of the Disclosure Schedule sets forth (a) the name of each bank in which Seller has an account, lock box or safe deposit box, (b) a list of all accounts, lock boxes and safe deposit boxes held by Seller at each such bank, and (c) the names of all Persons authorized to draw thereon or that have access thereto. Seller has no right, title or interest in, or with respect to, any investment property, any letter of credit rights, any chattel paper, any commercial tort claims or any instruments, including promissory notes.

(b)    Section 4.26(b) of the Disclosure Schedule sets forth the names of any Person who holds a proxy, general or special power of attorney or other similar instrument from Seller, a description of the same and the expiration date thereof.

4.27     Intended Tax Treatment. Neither Seller nor any Stockholder has taken any action, that, to SigmaTron’s actual knowledge, is reasonably likely to prevent or impede the Merger from qualifying as a reorganization within the meaning of Section  368(a) of the Code.

4.28    No Other Representations or Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE IV OF THIS AGREEMENT, AND IN THE LETTER OF TRANSMITTAL AS TO ANY STOCKHOLDER, NONE OF SELLER, THE STOCKHOLDERS, THE REPRESENTATIVE, NOR ANY OTHER PERSON MAKES ANY REPRESENTATIONS OR WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, WITH RESPECT TO THE STOCKHOLDERS, SELLER, THE REPRESENTATIVE, OR ANY AFFILIATES OF ANY OF THE FOREGOING OR THEIR BUSINESS, OPERATIONS, ASSETS, STOCK, LIABILITIES, CONDITION (FINANCIAL OR OTHERWISE) OR PROSPECTS OR THE TRANSACTIONS CONTEMPLATED HEREBY. WITHOUT LIMITING THE FOREGOING, NONE OF SELLER, THE STOCKHOLDERS, THE REPRESENTATIVE NOR ANY OTHER PERSON IS MAKING ANY REPRESENTATION OR WARRANTY TO SIGMATRON OR MERGER SUB WITH RESPECT TO ANY PROJECTIONS, ESTIMATES OR BUDGETS WITH RESPECT TO FUTURE REVENUES, EXPENSES, EXPENDITURES, FUTURE RESULTS OF OPERATIONS OR OTHERWISE OR WITH RESPECT TO ANY CONFIDENTIAL INFORMATION MEMORANDA, DOCUMENTS, PROJECTIONS, MATERIAL OR OTHER INFORMATION (FINANCIAL OR OTHERWISE) IN ANY “DATA ROOMS,” “VIRTUAL DATA ROOMS,” MANAGEMENT

Exhibit A-30

PRESENTATIONS OR IN ANY OTHER FORM IN EXPECTATION OF, OR IN CONNECTION WITH, THE TRANSACTIONS CONTEMPLATED HEREBY.

ARTICLE V.

COVENANTS

5.01     Conduct of Business. Except as contemplated by or disclosed in this Agreement, required by applicable Law or Contract or to the extent that SigmaTron shall otherwise consent in writing, such consent not to be unreasonably withheld, delayed or conditioned, from the date of this Agreement until Closing, Seller covenants that it shall operate its business in the Ordinary Course of Business. In any event, Seller shall not:

(a)    declare, set aside, make or pay any dividend or other distribution in respect of its capital stock or repurchase, redeem or otherwise acquire any of its outstanding shares of capital stock or other securities or other ownership interests;

(b)    transfer, issue, sell or dispose of any shares of its capital stock or other equity interests or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of its capital stock or other equity interests;

(c)    effect any recapitalization, reclassification, stock split or like change in its capitalization, except in furtherance of Section 5.17(b);

(d)    amend its certificate of incorporation or by-laws (or other comparable organizational documents), except in furtherance of Section 5.17(b);

(e)    grant or take any other action that will result in the imposition of any Encumbrance on any of its property or assets (whether tangible or intangible) (other than Permitted Encumbrances);

(f)    effect any increase in the wages, salaries, compensation, pension or other benefits payable to any of its employees generally other than payments made prior to the Closing Date of accrued bonuses;

(g)    institute any layoff of employees or implement any early retirement plan or announce the planning of such a program;

(h)    change its methods of accounting;

(i)    (A) make any settlement of or compromise any Tax liability, (B) change or adopt any Tax election or Tax method of accounting, (C) file any amended Tax Return, or (D) consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment;

(j)    make any acquisitions of (including by merger, consolidation or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof or equity interests therein or a substantial portion of the assets thereof, or capital contributions to, or equity investments in any other Person;

(k)    incur Indebtedness (other than to SigmaTron); or

(l)    spend, divert or withdraw cash other than to pay Transaction Expenses or expenses incurred in the Ordinary Course of Business.

Exhibit A-31

5.02    Conduct of SigmaTron Business. Except as contemplated by or disclosed in this Agreement, required by applicable Law or Contract or to the extent that Seller shall otherwise consent in writing, such consent not to be unreasonably withheld, delayed or conditioned, from the date of this Agreement until Closing, SigmaTron covenants that it shall operate its business, and shall cause each of its Subsidiaries to operate its business, in the Ordinary Course of Business. Without limiting the generality of the foregoing clause, SigmaTron shall not take any action that would reasonably be expected to prevent, hinder, disrupt or adversely affect the transactions contemplated by this Agreement.

5.03    Access to Information.

(a)    From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms, each of the Parties will allow the other Party and its representatives or advisors reasonable access to such Party’s facilities, records, key employees, customers, vendors and advisors for the purpose of completing such Party’s due diligence review; provided, however, that (i) any such investigation (other than through the virtual data room) shall be conducted during normal business hours upon reasonable advance notice to the other Party under the supervision of such other Party’s personnel and in such a manner as not to interfere with such Party’s normal operations or risk the confidentiality of the transaction contemplated hereunder; (ii) all requests for access by SigmaTron or any of its advisors or representatives shall be submitted or directed exclusively to The McLean Group or such other individuals as Seller may designate from time to time; and (iii) all requests for access by Seller or any of its advisors or representatives shall be submitted or directed exclusively to Gary R. Fairhead or such other individuals as SigmaTron may designate from time to time. The due diligence investigation will include, but is not limited to, a complete review of the financial, legal, tax, intellectual property and contractual agreements of each Party, and any other matters as either Party’s lenders, accountants, tax and legal counsel or other advisors reasonably deem relevant.

(b)    Notwithstanding anything to the contrary herein, neither Party shall be required to disclose any information to the other Party or any of its advisors or representatives if such disclosure would, in the disclosing Party’s sole discretion: (i) cause competitive harm to such Party or its business if the transactions contemplated hereby are not consummated; (ii) jeopardize any attorney-client or other privilege; or (iii) contravene any applicable law, fiduciary duty or agreement entered into prior to the date hereof. Without the prior express written consent of each Party, the other Party shall not (y) contact any suppliers to, or clients or customers of, the first Party or any of its subsidiaries or other Affiliates nor (z) perform invasive or subsurface investigations of any of the first Party’s real property. Each Party understands and agrees that the customer confirmations will be permitted only after such Party confirms in writing that it has satisfactorily completed the remainder of its financial, legal, tax and business due diligence. All information provided pursuant to this Agreement shall remain subject in all respects to the Confidentiality Agreement.

5.04     Notification. Between the date of this Agreement and the Closing Date, each of SigmaTron and Seller will promptly notify the other in writing if such Person acquires knowledge of any fact or condition that causes or constitutes a breach of such Party’s representations, warranties, covenants or agreements that may make the satisfaction of the conditions in ARTICLE VI impossible or unlikely to be satisfied. No such notification shall affect the representations or warranties of the Parties or the conditions to their respective obligations hereunder.

5.05    Commercially Reasonable Efforts. Each of SigmaTron, Merger Sub and Seller shall use commercially reasonable efforts to take or cause to be taken, all action, and to do or cause to be done and to assist and cooperate with the other Parties in doing all things necessary to consummate the transactions contemplated hereby, including the consents and approvals referred to in Section 3.03 or 4.03 of the Disclosure Schedule; provided, however, that neither Seller nor SigmaTron shall be required to pay any additional consideration to any Person from whom consent is requested.

Exhibit A-32

5.06    Filings with Governmental Authorities. Each of SigmaTron, Merger Sub and Seller shall cooperate with respect to the notices and filings to be made in connection with the consents, approvals, waivers and authorizations under Law required prior to Closing in connection with the transactions contemplated hereby. Each of SigmaTron, Merger Sub and Seller shall use commercially reasonable efforts to effect all necessary notifications, registrations and filings with any Governmental Authority in connection with transactions contemplated by this Agreement, including the submissions of information requested or required by any Governmental Authority (including any such notifications, registrations or filings required post-Closing).

5.07    Intentionally Omitted.

5.08    No Solicitation of Transactions. Neither the Representative nor Seller nor any of their respective representatives, officers, employees, directors, agents, stockholders, members, managers, subsidiaries or affiliates (the “Seller Group”) shall directly or indirectly, through any officer, director, employee, attorney, financial advisor, accountant or other representative, agent, Affiliate or otherwise, (i) initiate, solicit or encourage any inquiries or the making of any proposal that constitutes an Acquisition Proposal, (ii) continue or engage in negotiations or discussions concerning, or provide any information or data to any Person relating to, any Acquisition Proposal, or (iii) agree to, approve or recommend any Acquisition Proposal other than an unsolicited Acquisition Proposal that the Seller’s board of directors believes in good faith constitutes or would reasonably be expected to result in a Superior Proposal in accordance with Section 9.01(f).

5.09    Seller Stockholders Meeting. Seller shall take all action necessary to duly call, give notice of, convene, and hold a meeting of its stockholders as soon as reasonably practicable after the date of this Agreement, and, in connection therewith, Seller shall mail a proxy statement to the holders of Seller Stock entitled to such notice in advance of such meeting. The proxy statement shall include the recommendation of Seller’s board of directors to vote in favor of the transactions contemplated by this Agreement. Before finalizing the proxy statement, Seller will provide a draft thereof to SigmaTron for its review and comment, including the proxy statement’s provisions concerning the agreements and obligations of Seller and the holders of Seller Stock in connection with the transactions contemplated hereby. Seller will address SigmaTron’s comments in the proxy statement. Seller shall use commercially reasonable efforts to (a) solicit from the holders of Seller Stock proxies in favor of the approval of the Merger; and (b) take all other actions necessary or advisable to secure the vote or consent of the holders of Seller Stock required by applicable Law to obtain such approval and to notify such stockholders of their dissent and appraisal rights pursuant to Section 262 of the DGCL. Seller shall keep SigmaTron updated with respect to proxy solicitation results as requested by SigmaTron. Once the meeting has been called and noticed, Seller shall not postpone or adjourn the meeting without the consent of SigmaTron (other than: (i) in order to obtain a quorum of its stockholders; or (ii) as reasonably determined by Seller to comply with applicable Law).

5.10    SigmaTron Stockholders Meeting. SigmaTron shall take all action necessary to duly call, give notice of, convene, and hold a meeting of the holders of SigmaTron Common Stock as soon as reasonably practicable after the date of this Agreement, and, in connection therewith, SigmaTron shall mail a proxy statement to the holders of SigmaTron Common Stock in advance of such meeting. The proxy statement shall include the recommendation of SigmaTron’s board of directors to vote in favor of the transactions contemplated by this Agreement. SigmaTron shall use commercially reasonable efforts to: (a) solicit from the holders of SigmaTron Common Stock proxies in favor of the approval of the Merger; and (b) take all other actions necessary or advisable to secure the vote or consent of the holders of SigmaTron Common Stock required by applicable Law to obtain such approval. SigmaTron shall keep Seller updated with respect to proxy solicitation results as requested by Seller. Once the meeting has been called and noticed, SigmaTron shall not postpone or adjourn the meeting without the consent of Seller (other than: (i) in order to obtain a quorum of its stockholders; or (ii) as reasonably determined by SigmaTron to comply with applicable Law).

Exhibit A-33

5.11    Public Announcements; Confidentiality.

(a)    From and after the date of this Agreement, except to the extent required by applicable Law and permitted in this Section, neither Seller, any of the Stockholders, the Representative nor SigmaTron shall, directly or indirectly, issue any press release or public announcement of any kind concerning the transactions contemplated by this Agreement without the prior written consent of the other Parties; and, in the event any such public announcement, release or disclosure is required by applicable Law, Seller and SigmaTron prior to the Effective Time and the Representative and SigmaTron after the Effective Time will consult prior to the making thereof and use their commercially reasonable efforts to agree upon a mutually satisfactory text.

(b)    If, at any time prior to obtaining the approval of the Transaction by Seller’s stockholders, any member of the Seller Group receives a bona fide oral or written Acquisition Proposal, which Acquisition Proposal did not result from any breach of Section 5.08, Seller may contact such person making the Acquisition Proposal or its representatives to request that any bona fide Acquisition Proposal made orally be made in writing. Seller agrees to immediately notify SigmaTron if any member of the Seller Group receives any indications of interest, requests for information or offers in respect of an Acquisition Proposal, and will communicate to SigmaTron in reasonable detail the terms of any such indication, request or offer, and will provide SigmaTron with copies of all written communications relating to any such indication, request or offer.

(c)    The Parties agree that this Agreement and its terms are subject to the Confidentiality Agreement.

5.12    Directors’ and Officers’ Indemnification and Insurance. SigmaTron shall or shall cause the Surviving Corporation to obtain by the Closing Date and shall or shall cause the Surviving Corporation to maintain in effect for three years after the Closing Date a “run-off” or “tail” directors’ and officers’ liability insurance policy to the directors’ and officers’ liability policy currently held by Seller, underwritten by one or more insurers with an A.M. Best rating no less than the A.M. Best rating of the current insurer for Seller, with respect to matters occurring prior to the Closing and having coverage limits in the same aggregate amount as provided in the current policy for such three year period and terms and conditions otherwise no less advantageous to the indemnitees than the terms and conditions of the current policy for Seller. SigmaTron will pay or cause the Surviving Corporation to pay the deductible incurred in connection with a claim under such policy.

5.13    Transfer Taxes; Expenses.

(a)    Seller agrees that SigmaTron is not liable for, and will not pay or file any documents relating to, any sales, use, documentary, stamp, recordation or other similar Taxes or governmental charges, if any, as levied by any Tax Authority or Governmental Authority on its transfer of the Seller Stock as contemplated by this Agreement.

(b)    All Transaction Expenses will be listed on the Transaction Expenses Spreadsheet, to be paid by SigmaTron in connection with the Closing. Transaction Expenses will not be considered part of the obligations under the Convertible Note.

5.14     Retention of Records. Following the Closing, SigmaTron shall use commercially reasonable efforts to cause the Surviving Corporation to, in accordance with SigmaTron’s ordinary course of business and records retentions practices, preserve and maintain after the Closing the records held by Seller on the Closing Date relating to the business of Seller and provide access to the Representative to such records, during regular business hours and upon reasonable advance notice, as may be reasonably requested by the Representative, subject to SigmaTron’s record retention policies, as amended from time to time.

5.15    Termination of PEO. Seller will terminate the Contract and all powers of attorney with TriNet HR III, Inc., effective immediately before the Closing Date, with no liability to SigmaTron or the Surviving Corporation in connection therewith. Seller will cause TriNet HR III, Inc. to deliver to SigmaTron written confirmation that all compensation and related obligations owed to Seller’s employees due before the Closing were paid in full or provision thereof has been made.

Exhibit A-34

5.16    PPP Loan and EIDL Loan. Seller has provided SigmaTron with copies of the applications for the PPP Loan and the EIDL Loan and the forgiveness of the PPP Loan and all supporting documentation. If required by SigmaTron’s lender, either the SBA will subordinate the EIDL in writing or the EIDL will be paid in full and any collateral released, on or before the Closing. Seller applied for forgiveness of 100% of the PPP Loan in accordance with applicable Law, fully supported by written documentation, and Seller has been notified that 100% of the PPP Loan has been forgiven by the SBA. In all events, Seller will take such actions, including giving such notices and obtaining such consents, as required by SigmaTron or applicable Law. The Representative, so long as he is employed by SigmaTron or the Surviving Corporation, shall cooperate with SigmaTron after the Closing and provide it with information as SigmaTron reasonably may request in connection with any audit, examination, assessment, administrative proceeding, litigation or compliance with applicable Law in respect of the PPP Loan or the EIDL Loan.

5.17    Cancellation of Options, Warrants and Convertible Note.

(a)    SigmaTron will cause the Convertible Note to convert into Seller Common Stock immediately before the Effective Time on the terms provided in the Convertible Note, and the resulting Seller Common Stock and the 600,000 shares of Seller Common Stock now owned by SigmaTron will be exchanged in the Merger on the same terms and for the same Merger Consideration as other Seller Common Stock.

(b)    Seller will cause (i) all outstanding Seller securities that are not Seller Common Stock, and all Seller convertible notes (other than the Convertible Note) or other rights convertible into Seller Common Stock, to be terminated, exercised or converted to Seller Common Stock before the Effective Time, and (ii) all plans and agreements relating to any Seller securities or debt, including any of the items described in subsection (i), that are binding on the Seller, to be paid, terminated or cancelled. For all outstanding stock options (vested and unvested), Seller’s Board of Directors shall establish a date prior to Closing by which all option holders must exercise their options (“Final Exercise Date”). Seller shall notify the option holders that they must exercise any outstanding stock options and submit payment to the Seller by the Final Exercise Date and on the date immediately following the Final Exercise Date all unexercised options terminate. Any option holders exercising their options shall be required to submit payment in the form of a check (or other payment form acceptable to Seller, for example, a wire transmission) in the amount of the exercise price multiplied by the number of shares under the terms of the stock option no later than the Final Exercise Date. After Seller receives such payment from the option holder by Final Exercise Date, the option holder shall receive shares of Seller Common Stock. On the date immediately following the Final Exercise Date and prior to Closing, the Seller’s 2016 Equity Incentive Plan and any unexercised options shall terminate. If any option holder fails to exercise the option and submit the required payment on or before the Final Exercise Date prior to the Closing, the unexercised option terminates.

5.18    Delivery of Financial Statements. From and after the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, each of Seller and SigmaTron shall promptly, and in any event on or before the last day of the following month after the date hereof, provide the other Party with true, correct and complete copies of unaudited monthly consolidated financial statements (balance sheet and statement of operations) and including any financial statements delivered by such Party to its board of directors, which shall fairly represent in all material respects the consolidated financial position of the such Party as of the date thereof and the consolidated results of operation of such Party for the period covered thereby.

5.19    Private Placement and Resale Registration Statement.

(a)    Subject to having received all required information from the Stockholders reasonably requested by SigmaTron, SigmaTron will use its reasonable best efforts to prepare and file, within 180 days after the Closing Date a shelf registration statement pursuant to Rule 415 under the Securities Act on Form S-3 (or if Form S-3 is not available for such purposes, then on any other appropriate form) (the “Resale Registration

Exhibit A-35

Statement”) to register the resale of all of the shares of SigmaTron Common Stock to be issued pursuant to this Agreement on a delayed or continuous basis (the “Registrable Securities”). If not immediately effective, SigmaTron will use its reasonable best efforts to cause the Resale Registration Statement to be declared effective as soon as reasonably practicable following the filing of the Resale Registration Statement and will promptly respond to all SEC comments thereon and file any and all necessary documents, instruments, and further amendments to such Resale Registration Statement in connection therewith. In the event any shares of SigmaTron Common Stock are issued or issuable with respect to any Registrable Securities by way of a stock dividend or distribution or stock split (whether forward or reverse) or in exchange for such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization, or other similar event with respect to the SigmaTron Common Stock, then such additional shares of SigmaTron Common Stock shall be deemed Registerable Securities hereunder, and SigmaTron shall take such action as is reasonably necessary to amend the Resale Registration Statement to register such additional shares of SigmaTron Common Stock and take all such other actions contemplated under this Section 5.19.

(b)    On the Closing Date, SigmaTron shall issue the SigmaTron Common Stock that is issuable to the Stockholders in accordance with this Agreement pursuant to a private placement and in compliance with one or more exemptions from the registration requirements under the Securities Act and all applicable state securities laws. Prior to the Effective Time, the Stockholders shall have furnished to SigmaTron a fully completed and executed investor representation letter and questionnaire, and such other information, documents, and agreements reasonably requested by SigmaTron or its representatives, regarding each such Stockholder, so SigmaTron is able to confirm, in SigmaTron’s sole discretion, the issuance of the SigmaTron Common Stock under this Agreement is exempt pursuant to one or more federal and applicable state exemptions from registration.

(c)    SigmaTron shall make all filings required to obtain all state blue sky exemptions, authorizations, consents, or approvals required for the issuance of the SigmaTron Common Stock pursuant to the Merger. The Seller shall (and agrees to cause the Stockholders to) cooperate in a commercially reasonable manner with SigmaTron in the preparation of the Resale Registration Statement, and the prospectus and one or more prospectus supplements included therein for use in the resale of the Registrable Securities (collectively, the “Prospectus”), and, at the request of SigmaTron, provide all information reasonably requested by SigmaTron to be included therein, including but not limited to: (i) the full legal name of each Stockholder; (ii) the number of shares of SigmaTron Common Stock to be owned (legally and beneficially) or controlled by such Stockholder as a result of the Merger and the transactions contemplated by this Agreement; and (iii) the then-intended method of disposition of such securities. For not more than 60 consecutive days or for a total of not more than 90 days in any 12-month period, SigmaTron may, by written notice to each of the Stockholders receiving the Registrable Securities, suspend the use of any Prospectus included in the Resale Registration Statement if SigmaTron’s board of directors or an authorized committee thereof determines, in good faith, that such suspension is necessary to (x) delay the disclosure of material nonpublic information concerning SigmaTron, the disclosure of which SigmaTron’s board of directors or such committee reasonably determines to be significantly disadvantageous to SigmaTron and its shareholders, including any proposal or plan of SigmaTron to effect a merger, acquisition, disposition, financing, reorganization, recapitalization, or similar transaction, in each case that is material to SigmaTron; (y) delay the disclosure of information that would not be required to be made at such time but for the filing, effectiveness, or continued use of such Resale Registration Statement; or (z) amend or supplement the Resale Registration Statement or any related Prospectus so that the Resale Registration Statement or Prospectus will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (and, in the event of an amendment or supplement pursuant to clause (z), SigmaTron agrees to use reasonable best efforts to complete such amendment or supplement as soon as reasonably practicable).

(d)    For as long as the Resale Registration Statement is effective, if any event occurs with respect to the Stockholders or SigmaTron, or any change occurs with respect to information supplied by or on behalf of any Stockholder or SigmaTron, respectively, for inclusion in the Prospectus or the Resale Registration Statement

Exhibit A-36

that, in each case, is required to be described in an amendment of, or a supplement to, the Prospectus or the Resale Registration Statement (including pursuant to the undertakings required by Regulation S-K, Item 512(a)(i)), each Stockholder or SigmaTron, as applicable, shall promptly notify the other of such event, and such Stockholder shall cooperate with SigmaTron in the prompt filing with the SEC of any necessary amendment or supplement to the Prospectus and the Resale Registration Statement.

(e)    SigmaTron will use its reasonable best efforts to list for trading on the NASDAQ Stock Market (subject to official notice of issuance) the Registrable Securities as soon as possible on or after the Closing Date.

(f)    SigmaTron will use its reasonable best efforts to maintain the effectiveness of the Resale Registration Statement until the earlier of: (i) the date on which all Registrable Securities have been sold pursuant to the Resale Registration Statement; (ii) the second anniversary of the Closing Date; or (iii) the date the Registrable Securities cease to be outstanding.

(g)    A security shall cease to be a Registrable Security when: (i) the Resale Registration Statement is declared effective by the SEC and such securities have been disposed of pursuant to the effective Resale Registration Statement; (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 under the Securities Act are met; or (iii) such securities have ceased to be outstanding.

(h)    SigmaTron agrees to: (i) furnish to each holder of Registrable Securities such number of copies of any Prospectus included in the Resale Registration Statement and any supplement thereto (in each case, including all exhibits and documents incorporated by reference therein) and such other documents as such holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such holder; (ii) notify the holders of Registrable Securities promptly of any request by the SEC for the amending or supplementing of the Resale Registration Statement or Prospectus or for additional information; (iii) advise the holders of Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Resale Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and (iv) cooperate with the holders of the Registrable Securities to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to such Resale Registration Statement or Rule 144 under the Securities Act free of any restrictive legends and representing such number of shares of SigmaTron Common Stock and registered in such names as the holders of the Registrable Securities may reasonably request a reasonable period of time prior to sales of Registrable Securities pursuant to such Resale Registration Statement or Rule 144; provided, however, that SigmaTron may satisfy its obligations hereunder without issuing physical stock certificates through the use of book-entry shares and/or a direct registration system.

5.20    Sales Under Rule 144. If SigmaTron determines, after using its reasonable best efforts, that it is not feasible to file the Resale Registration Statement, SigmaTron agrees to cooperate with the Stockholders with regard to the sale under Rule 144 under the Securities Act of any SigmaTron Shares held by any such Stockholder as reasonably requested by it, including to reissue certificates representing any of the SigmaTron Shares without any restrictive legend (a) at any date that is at least one hundred eighty (180) days from the Effective Time, except in the case where SigmaTron Shares are released to an affiliate of SigmaTron within the meaning of Rule 144, as promulgated under the Securities Act and (b) if at such time, the Stockholder thereof shall give written notice to SigmaTron describing the manner and other terms relating to such sale or transfer and removal of the legend as SigmaTron or the transfer agent may reasonably request. SigmaTron will respond to any such notice from a holder within ten (10) Business Days. SigmaTron covenants and agrees to satisfy the current public information requirement pursuant to Rule 144(c)(1), as promulgated under the Securities Act for the period beginning on the Effective Time and ending twelve (12) months after the Effective Time. In this regard, SigmaTron shall cause its legal counsel to promptly issue one or more opinion letters to SigmaTron’s transfer agent with respect to the compliance of any such sale with Rule 144, upon the presentation of customary Rule

Exhibit A-37

144 paperwork and the applicable Stockholder’s compliance with the requirements of Rule 144. Any such cooperation by SigmaTron pursuant to this Section 5.20 shall be without charge by SigmaTron or its legal counsel to any Stockholder.

5.21    Further Assurances. After the Closing, each Party shall from time to time, at the request of any of the other Parties and without further cost or expense to such other Party, execute and deliver such other instruments and documents and take such other actions as such other Party may reasonably request in order to consummate the transactions contemplated hereby.

5.22    Releases.

(a)    Effective upon Closing, Seller irrevocably and unconditionally waives, releases and forever discharges the Stockholders, and their respective Affiliates, and their respective officers, directors, managers, employees, agents and representatives, and their successors and assigns (each a “Seller Indemnified Party” and, collectively, the “Seller Indemnified Parties”) and SigmaTron and Merger Sub and their respective Affiliates, and their respective officers, directors, managers, employees, agents and representatives (each a “SigmaTron Indemnified Party” and, collectively, the “SigmaTron Indemnified Parties”), from any and all Losses based upon facts, circumstances, occurrences or omissions existing, occurring or arising on or prior to Closing; provided, however, that the foregoing release does not cover the following matters (and, for avoidance of doubt, such matters are not hereby released or discharged): (a) accrued but unpaid compensation for employment services and vested benefits under any Seller Employee Benefit Plan (if applicable); or (b) claims or rights arising under this Agreement or under other documents delivered at the Closing pursuant hereto.

(b)    Effective upon Closing, each of the SigmaTron Indemnified Parties irrevocably and unconditionally waives, releases and forever discharges each of the Seller Indemnified Parties from any and all rights, claims, debts, liabilities, causes of action, obligations and Losses of any nature or kind, whether known or unknown, matured or contingent, accrued or unaccrued, liquidated or unliquidated or due or to become due, whether for compensatory, special, consequential, incidental or punitive damages or equitable relief, whether based on tort, contract or any other basis, and whether arising in law, in equity or otherwise, based upon facts, circumstances, occurrences or omissions existing, occurring or arising on or prior to Closing; provided, however, that the foregoing release does not cover the following matters (and, for avoidance of doubt, such matters are not hereby released or discharged): claims or rights arising under this Agreement or under any other documents delivered at the Closing pursuant hereto.

(c)    Effective upon Closing, each of the Stockholders, on behalf of itself and its Affiliates, heirs, personal representatives, successors and assigns, irrevocably and unconditionally waive, release and forever discharge the Seller Indemnified Parties and the SigmaTron Indemnified Parties from any and all Losses based upon facts, circumstances, occurrences or omissions existing, occurring or arising on or prior to Closing; provided, however, that the foregoing release does not cover the following matters (and, for avoidance of doubt, such matters are not hereby released or discharged): (a) accrued but unpaid compensation for employment services and vested benefits under any Seller Employee Benefit Plan (if applicable); or (b) claims or rights arising under this Agreement or under other documents delivered at the Closing pursuant hereto.

5.23    Employees. SigmaTron agrees that it will, or will cause the Surviving Corporation to (a) offer employment, in a substantially comparable position, to each person who is an active employee of Wagz immediately before the Closing, including persons on vacation, leave of absence or disability who are expected to return to the normal working schedule that each had prior to such vacation, leave of absence or disability, (b) give each such employee who is a full-time employee of Wagz immediately before the Closing service credit for all periods of employment with Seller prior to the Closing Date for all purposes under the health insurance, 401(k) plan and vacation benefits maintained by SigmaTron or the Surviving Corporation, subject to the terms of said benefits, (c) give to each such employee who is a full-time employee of Wagz immediately before the

Exhibit A-38

Closing full credit for any co-payments made and deductibles fully or partially satisfied prior to the Closing Date with respect to health insurance benefit plans adopted or maintained by SigmaTron or the Surviving Corporation. SigmaTron will determine the terms of employment to be offered to Seller’s active employees, to be effective immediately after the Closing. This Section shall be binding and inure solely to the benefit of each of the Parties, and nothing in this Section, express or implied, shall confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section. Nothing contained herein, express or implied, shall be construed to establish, amend or modify any benefit plan, program, agreement or arrangement. The Parties acknowledge and agree that the terms set forth in this Section shall not create any right in any employee or any other Person to any continued employment with SigmaTron or the Surviving Corporation or compensation or benefits of any nature or kind whatsoever.

ARTICLE VI.

CONDITIONS TO THE CLOSING

6.01    Conditions to the Obligations of Seller and SigmaTron. The obligations of Seller and SigmaTron to effect the transactions contemplated herein shall be subject to the satisfaction, on or prior to the Closing, of the following condition:

(a)    No statute, rule, regulation, executive order, decree, preliminary or permanent injunction or restraining order shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits the consummation of the transactions contemplated hereby.

(b)    The issuance of the Merger Consideration pursuant to this Agreement shall have been duly approved by a majority of all of the votes entitled to be cast by SigmaTron’s stockholders.

(c)    This Agreement shall have been duly adopted and approved by a majority of all of the votes entitled to be cast by the Stockholders.

6.02    Conditions to the Obligations of Seller. The obligation of Seller to effect the transactions contemplated hereby shall be subject to the satisfaction, on or prior to the Closing, of the following conditions:

(a)    The representations and warranties of SigmaTron and Merger Sub contained in this Agreement shall be true and correct on and as of the Closing Date as though made on and as of that date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), except for any failures to be true and correct (without giving effect to any qualifications or limitations as to materiality or material adverse effect) as would not have a Material Adverse Effect on SigmaTron.

(b)    SigmaTron and Merger Sub shall have performed and complied in all material respects with all agreements and covenants required to be performed or complied with by SigmaTron and Merger Sub under this Agreement on or prior to the Closing.

(c)    SigmaTron and Merger Sub shall have each furnished Seller with a certificate signed by one of its executive officers to the effect that, to the knowledge of such officer, the conditions set forth in Sections 6.02(a) and 6.02(b) have been satisfied.

(d)    Seller shall have received the consents listed on Section 3.03 of the Disclosure Schedule, on terms reasonably satisfactory to Seller.

(e)    SigmaTron shall have furnished Terry B. Anderton with a letter agreement granting him rights to serve as a non-voting observer to SigmaTron’s board of directors in form reasonably acceptable to him.

Exhibit A-39

(f)    From the date of this Agreement, there shall have not occurred any Material Adverse Effect on SigmaTron or the Merger Sub.

6.03    Conditions to the Obligations of SigmaTron. The obligations of SigmaTron to effect the transactions contemplated hereby shall be subject to the satisfaction, on or prior to the Closing, of the following conditions, any one or more of which may be waived by SigmaTron in its sole discretion:

(a)    The representations and warranties of Seller contained in this Agreement shall be true and correct on and as of the Closing Date as though made on and as of that date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), except for any failures to be true and correct (without giving effect to any qualifications or limitations as to materiality or material adverse effect) as would not have a Material Adverse Effect on Seller.

(b)    Seller shall have performed and complied in all material respects with all agreements and covenants to be performed or complied with by Seller under this Agreement on or prior to the Closing.

(c)    Seller shall have furnished SigmaTron with a certificate signed by one of its executive officers to the effect that, to the knowledge of such officer, the conditions set forth in Sections 6.03(a) and 6.03(b) have been satisfied.

(d)    SigmaTron has satisfactorily completed due diligence.

(e)    SigmaTron’s lender shall have approved the Merger.

(f)    Not more than 7.5% of the outstanding shares of Seller Common Stock shall have become Dissenting Shares.

(g)    SigmaTron shall have received a fairness opinion from a reputable firm selected by SigmaTron to the effect that, as of the date of this Agreement and based upon and subject to the qualifications and assumptions set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of shares of SigmaTron Common Stock, and, as of the Closing Date, such opinion has not been withdrawn, revoked, or modified.

(h)    The SigmaTron 2021 Employee Stock Option Plan shall have been duly adopted and approved by SigmaTron’s stockholders.

(i)    Seller shall have delivered a finished product of the Freedom small smart collar that satisfies each of the requirements set forth on the Freedom Collar MVP and Competitive Assessment, a copy of which is attached as Exhibit C hereto.

(j)    Seller shall have demonstrated to SigmaTron that the Freedom small smart collar has achieved each of the metrics listed in the column with the heading “Short-Term Target (Summer)” on the Freedom Launch Key Performance Indicators (KPI), a copy of which is attached as Exhibit D hereto, as follows:

(i)

The “Freedom Collar Rating” is based on responses by independent third party purchasers posted to Seller’s web site. The “iOS App Store Rating” and the “Android App Store Rating” are based on responses by independent third party users of the Freedom small smart collar posted to the related app store.

(ii)	Each of the required Ratings (A) is based on a five point scale, and (B) is calculated using responses as of an evaluation date or for an evaluation period selected by SigmaTron.

(iii)	The Sales Volume measures Seller’s retail sales of the Freedom small smart collar to independent third party purchasers on a per unit basis, for which Seller has received the agreed

Exhibit A-40

upon payment. The Sales Volume will take into account all such sales of the manufacturing production run of 2,000 units scheduled to start at the end of July, 2021. If a Freedom small smart collar is returned for a refund, the sale will still be counted as a sale in Sales Volume, and the return will be considered in the Return Rate.

(iv)

The Return Rate will be based on return information maintained by Seller, which is obtained by Seller directly or from third party retailers. Seller will require that each of its direct purchasers provide the reason for return contemporaneously with requesting the return authorization and will request that third parties provide Seller with reason for return information. Seller will make all information about reasons for returns available to SigmaTron, in the same form as received.

(v)	The “Likelihood to Recommend Rating” will be solicited by Seller from its purchasers.

(vi)

“Sales” include transactions where the unit is bundled with a subscription agreement, even if the purchaser does not pay separately for the unit. “Purchasers” must be distinct and independent of Seller.

(vii)

Seller will provide to SigmaTron for its review, feedback and advance approval the methodologies and all questions and other prompts that will be used by Seller to elicit responses and to evaluate responses about the Freedom small smart collar, including recommendation questions, ratings, and reasons for return.

(viii)

The achievement of all metrics must be verified by SigmaTron, in its good faith discretion, as of evaluation date(s), including evaluation period(s), it selects. Seller will make available to SigmaTron all raw data related to each metric, and all responses, information about the units, returns, purchaser reactions, market experiences, prospects, and other data and information relating to units requested by SigmaTron, in the same form as received. SigmaTron may require Seller to obtain additional information, including consumer reactions and market data, reports of activity on social media, purchaser surveys such as Survey Monkey, and other marketing information.

(k)    From the date of this Agreement, there shall not have occurred any Material Adverse Effect on Seller.

6.04    Extraordinary Circumstances. The Parties agree and acknowledge that the timing of satisfaction of the conditions set forth in Sections 6.01, 6.02, or 6.03 may be adversely affected by factors outside the control of the Parties. If the satisfaction of any of the conditions set forth in Sections 6.01, 6.02, or 6.03 is caused by or results from acts beyond the impacted party’s reasonable control, including as a result of epidemics, pandemics, or disease outbreaks (including the COVID-19 virus), public health emergencies or any quarantine, national or regional emergency or other governmental acts taken in response thereof, the Parties shall agree to a reasonable extension of the related time period for performance and satisfaction of such condition. If the condition is not satisfied within the required time (including extensions as agreed), then such non-performance of the condition will not be excused.

6.05    Frustration of Closing Conditions. None of SigmaTron, Merger Sub or Seller may rely on the failure of any condition set forth in Sections 6.01, 6.02, or 6.03, as the case may be, if such failure was caused by such Party’s (or in the case of SigmaTron and Merger Sub, either of such Parties’) failure to comply with any provision of this Agreement.

6.06    Additional Funding; Maturity Date. If SigmaTron determines not to close the transactions contemplated hereby based on a failure of any of the closing conditions described in Sections 6.01(a), 6.01(b), or 6.03 of this Agreement and to terminate the Agreement in accordance with Section 1.01(a) (a “SigmaTron Termination”), SigmaTron will advance funds to Seller under one or more convertible secured promissory notes with terms substantially similar to the Convertible Note to pay for Seller’s operations for a maximum of thirty

Exhibit A-41

days after such SigmaTron Termination, in amounts similar to historic funding levels as supported by Seller’s cashflow and budget as presented to SigmaTron, but no more than $700,000 in the aggregate (the “Transition Funding”). The maturity date for the Transition Funding shall be twelve (12) months after the date of such SigmaTron Termination. In addition the parties hereby agree each of the notes comprising the Convertible Note as well as that certain Secured Promissory Note, dated April 30, 2021, in the original principal amount of $308,328.79 made by Seller in favor of SigmaTron (the “Secured Note”) is hereby amended so that the Maturity Date (as defined in each Convertible Note and the Secured Note) shall be the earliest to occur of (a) December 31, 2021 or, if the Closing does not occur due to a SigmaTron Termination, that date which is twelve (12) months after the date of such SigmaTron Termination, (b) upon the closing of a sale of all or substantially all of the assets or common stock of Seller (other than the Closing), or (c) an Event of Default (as defined in the Convertible Note and the Secured Note). SigmaTron and Seller agree the agreement in this Section 6.06 replaces Sections 1(b), (c) and (d) of the Loan and Security Agreement and the definition of Maturity Date in Section 1 of the Convertible Note and the Secured Note in their entirety.

ARTICLE VII.

SURVIVAL; INDEMNIFICATION.

7.01    Survival of Representations, Warranties and Covenants. The representations and warranties contained in ARTICLE III and ARTICLE IV shall survive as follows:

(a)    all Seller representations and warranties contained in ARTICLE IV shall terminate and be of no further force and effect as of the Closing; and

(b)    all SigmaTron and Merger Sub representations and warranties contained in ARTICLE III shall terminate and be of no further force and effect as of the Closing.

The respective covenants, agreements, and obligations of the Parties set forth in this Agreement or in any certificate, document, or other instrument delivered pursuant to this Agreement shall survive the Closing without limitation, except as otherwise expressly set forth in this Agreement or in such certificate, document, or other instrument delivered pursuant to this Agreement.

7.02    Indemnification Provisions for Benefit of SigmaTron. Terry B. Anderton agrees to indemnify, defend and hold harmless the SigmaTron Indemnified Parties from and against, and to promptly pay to any SigmaTron Indemnified Party or reimburse any SigmaTron Indemnified Party for, any and all Loss sustained or incurred by a SigmaTron Indemnified Party relating to, resulting from or arising out of any of the following to the extent that Terry B. Anderton had actual knowledge or notice, as of the Closing Date, after making reasonable inquiry with respect to the particular matter in question: (a) any alleged or actual infringement of or by Seller Intellectual Property that was not disclosed to SigmaTron; (b) any undisclosed liability of Seller, singly or in the aggregate in excess of $100,000, that was not disclosed on Section 4.06 of the Disclosure Schedule; (c) any threatened or pending Action against Seller that was not disclosed on Section 4.09 of the Disclosure Schedule; or (d) any claim of a Person who was not listed on the Consideration Spreadsheet that it is entitled to Merger Consideration (any of the foregoing, the “Anderton Indemnified Claims”); provided, however, that SigmaTron Indemnified Parties may not recover from Terry B. Anderton for Losses sustained or incurred by them relating to, resulting from or arising out of the Anderton Indemnified Claims that are described in subsections (a), (c) and (d) above until the SigmaTron Indemnified Parties have incurred aggregate indemnifiable Losses by reason of all such claims in excess of $25,000, and then, only to the extent in excess of $25,000. No claim may be made for indemnification against Terry B. Anderton for an Anderton Indemnified Claim unless SigmaTron delivers written notice of said claim (stating in reasonable detail the nature of, and factual and legal basis for, any such claim and the related Anderton Indemnified Claim and an estimate and calculation of the amount of Losses resulting therefrom) on the date that is on or before two (2) years after the Closing Date, and such claim shall survive until resolved or judicially determined. The aggregate amount of all Losses for which Terry B. Anderton shall be liable for

Exhibit A-42

Anderton Indemnified Claims shall not exceed the dollar amount equal to the market value on the Closing Date of the SigmaTron Shares issued to Terry B. Anderton as Merger Consideration (the “Cap”).

7.03    Mitigation. The SigmaTron Indemnified Parties shall, and are obligated to, take all reasonable steps to mitigate all indemnifiable Losses upon and after becoming aware of any event which could reasonably be expected to give rise to any Losses hereunder, and no SigmaTron Indemnified Party shall be entitled to receive any payment for that portion of any such Loss which is caused by or corresponds to such SigmaTron Indemnified Party’s failure to comply with its mitigation obligations under this Section 7.03.

7.04    Exclusive Remedies. The Parties acknowledge and agree that, after the Closing, the indemnification provisions in this ARTICLE VII shall be the sole and exclusive remedy of the SigmaTron Indemnified Parties with respect to any claim or Loss related to or arising from this Agreement, the negotiation and execution of this Agreement, the performance by the Parties of their respective obligations hereunder, and the transactions contemplated by this Agreement; provided, however, that nothing in this Section 7.04 shall limit the right of the SigmaTron Indemnified Parties to seek coverage for any Loss under any applicable insurance policy.

ARTICLE VIII.

TAX MATTERS

8.01    Income Tax Filings.

(a)    SigmaTron will prepare and file Income Tax Returns for Seller for the stub period ending as at the Effective Time. After the Effective Time, SigmaTron will treat the Surviving Corporation as a part of its consolidated group for tax reporting purposes and will file all Income Tax Returns following the Effective Time consistent with such treatment.

(b)    The Representative and SigmaTron shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return pursuant to this ARTICLE VIII or in connection with any audit, examination, assessment, administrative proceeding or litigation in respect of Taxes of Seller. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by any Tax Authorities. Each of the Representative and SigmaTron shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of Seller for any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, including extensions to the extent notified by the other Party in writing of such extensions for the respective Tax periods. Prior to transferring, destroying or discarding any Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of Seller for any taxable period beginning before the Closing Date, the Representative or SigmaTron (as the case may be) shall provide the other Party with reasonable written notice and offer the other Party the opportunity to take custody of such materials.

(c)    SigmaTron’s present intention is (i) to continue at least one significant historic business line of Seller, or to use at least a significant portion of Seller’s historic business assets in a business within the meaning of Treas. Reg. 1.368-1(d), and (ii) to control Wagz immediately after the Merger within the meaning of Treas. Reg. 1.368-2(j)(3).

ARTICLE IX.

TERMINATION

9.01    Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

(a)    by mutual written consent of SigmaTron and Seller;

Exhibit A-43

(b)    by either SigmaTron or Seller upon written notice to the other if the Closing shall not have occurred on or before December 31, 2021 (the “End Date”) provided, however, that the right to terminate this Agreement pursuant to this Section 9.01(b) shall not be available to a Party then in breach of its obligations under this Agreement; provided, further, that SigmaTron shall not have the right to terminate this Agreement pursuant to this Section 9.01(b) in the event Seller has initiated an Action to specifically enforce any provisions of this Agreement while such Action is still pending;

(c)    by either SigmaTron or Seller if any court of competent jurisdiction shall have issued an order, decree or ruling or taken any other action enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

(d)    by SigmaTron at any time prior to the Closing, if (i) Seller is in breach of the representations, warranties or covenants made by it in this Agreement, (ii) such breach is not cured or capable of being cured by the earlier of the day prior to the End Date and fifteen (15) days following written notice of such breach from SigmaTron (to the extent such breach is curable) and (iii) such breach, if not cured, would render the conditions set forth in Section 6.03 incapable of being satisfied;

(e)    by Seller at any time prior to the Closing, if (i) SigmaTron or Merger Sub is in breach of the representations, warranties or covenants made by it in this Agreement, (ii) such breach is not cured or capable of being cured by the earlier of the day prior to the End Date and fifteen (15) days following written notice of such breach from Seller (to the extent such breach is curable) and (iii) such breach, if not cured, would render the conditions set forth in Section 6.02 incapable of being satisfied; or

(f)    by Seller if Seller shall contemporaneously enter into a definitive agreement with a third party providing for an Acquisition Proposal if (i) there has been no violation of Section 5.08, and (ii) Seller’s board of directors determines in good faith (after consultation with its outside counsel and financial advisor) that the failure to accept the Acquisition Proposal would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, and that consummating the Acquisition Proposal is more favorable from a financial point of view to the Stockholders than the transactions contemplated by this Agreement (a “Superior Proposal”); provided, that the right to terminate this Agreement under this Section 9.01 shall not be available to Seller unless it delivers to SigmaTron (y) written notice of Seller’s intention to terminate at least five (5) Business Days prior to termination and (z) the Termination Fee referred to in Section 9.03; or

(g)    by SigmaTron if satisfaction of any condition in Section 6.01 or Section 6.03 becomes impossible by the End Date or such later date as the parties may agree (other than through the fault of Seller to comply with its obligations under this Agreement); or

(h)    by Seller if satisfaction of any condition in Section 6.01 or Section 6.02 becomes impossible by the End Date or such later date as the parties may agree (other than through the fault of SigmaTron to comply with its obligations under this Agreement).

9.02    Procedure and Effect of Termination. If this Agreement is terminated and the transactions contemplated hereby are not consummated pursuant to Section 9.01, no Party shall have any further liability or obligation hereunder to any other Party other than the obligations under Section 5.11, this Section 9.02, ARTICLE X and the Confidentiality Agreement, which shall continue in full force and effect.

9.03    Termination Fee. In the event this Agreement is terminated by Seller pursuant to Section 9.01(f), then Seller shall pay to SigmaTron a termination fee equal to (a) the reasonable out-of-pocket fees and expenses incurred by SigmaTron in connection with the transactions contemplated by this Agreement, plus (b) two and one half percent (2.5%) of the consideration received by Seller and its Stockholders pursuant to the terms of the Superior Proposal (the “Termination Fee”). Under no circumstance shall the amount added pursuant to clause (b) of this Section 9.03 be less than $500,000 nor more than $2,500,000. Notwithstanding anything to the

Exhibit A-44

contrary in this Agreement, SigmaTron’s receipt of the Termination Fee pursuant to this Section 9.03 shall be the sole and exclusive remedy of SigmaTron or any of its Affiliates against any of the Seller Indemnified Parties for any and all Losses that may be suffered based upon, resulting from or arising out of the circumstances giving rise to such termination, and upon payment of the Termination Fee to SigmaTron, none of the Seller Indemnified Parties shall have any further liability or obligation relating to or arising out of Seller’s failure to consummate the transactions contemplated by this Agreement except as set forth in Section 9.02. Seller’s obligations with respect to the Termination Fee do not affect SigmaTron’s rights as owner of Seller Common Stock or under the Convertible Note.

ARTICLE X.

GENERAL PROVISIONS

10.01     Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be given or delivered (and shall be deemed to have been duly given or delivered upon receipt) by delivery in person, by Federal Express or other similar overnight courier service or by electronic mail (followed by delivery of an original via Federal Express or similar overnight courier service).  Notices, demands and communications to SigmaTron, the Merger Sub, the Representative and Seller shall, unless another address is specified in writing, be sent to the addresses indicated below:

(a)	if to SigmaTron or Merger Sub to:

SigmaTron International, Inc.

2201 Landmeier Road

Elk Grove Village, Illinois 60007

Attention: Gary R. Fairhead, President & CEO

Email address: gary.fairhead@sigmatronintl.com

with a copy to (which notice shall not constitute notice to SigmaTron):

Howard & Howard Attorneys PLLC

200 South Michigan Ave., Suite 1100

Chicago, Illinois 60604

Attention: Henry J. Underwood

Email address: hunderwood@howardandhoward.com

(b)	if to Seller prior to the Effective Time to:

Wagz, Inc.

100 Market Street, Suite 401

Portsmouth, New Hampshire 03801

Attention: Terry B. Anderton, CEO

Email address: terry@wagz.com

with a copy to (which notice shall not constitute notice to Seller):

Pierce Atwood LLP

One New Hampshire Avenue, Suite 350

Portsmouth, NH 03801

Attention: Scott E. Pueschel

Email address: spueschel@pierceatwood.com

Exhibit A-45

(c)	if to the Representative after the Effective Time to:

Terry B. Anderton

Representative

100 Market Street, Suite 401

Portsmouth, NH 03801

Email address: terry@wagz.com

with a copy to (which notice shall not constitute notice to the Representative):

Pierce Atwood LLP

One New Hampshire Avenue, Suite 350

Portsmouth, NH 03801

Attention: Scott E. Pueschel

Email address: spueschel@pierceatwood.com

10.02    Entire Agreement. This Agreement (including the Disclosure Schedule, Exhibits and Schedules attached hereto) and other documents delivered at the Closing pursuant hereto or thereto, contain the entire understanding of the Parties in respect of their subject matter and supersede all prior agreements and understandings (oral or written) between the Parties with respect to such subject matter, other than the Confidentiality Agreement. The Disclosure Schedule, Exhibits and Schedules constitute a part hereof as though set forth in full herein.

10.03    Severability. If any term or other provision of this Agreement for any reason is declared invalid, illegal or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which other provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to Persons or circumstances other than those as to which it is held invalid, illegal or unenforceable shall be valid and be enforced to the fullest extent permitted by applicable Law. Upon such declaration that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

10.04    Expenses. Except as otherwise provided herein, the Parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement.

10.05    Amendment; Waiver. This Agreement may not be modified, amended, supplemented, cancelled or discharged, except by written instrument executed by SigmaTron, Seller and the Representative. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the Parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.

10.06    Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of the Parties and their respective successors and assigns. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by the Parties without the prior written consent of the other Parties, which assignment, for the avoidance of doubt, shall not relieve the assigning party of any of its obligations hereunder; provided, that SigmaTron and Merger Sub may, without the consent of any other Party, assign their rights hereunder for collateral security purposes to any lender providing financing to SigmaTron.

10.07    No Third-Party Beneficiaries. Except (a) the Representative, (b) the current officers and directors of Seller pursuant to Section 5.12, (c) Seller Indemnified Parties and the SigmaTron Indemnified Parties for purposes of Section 5.22 and ARTICLE VII and (d) with respect to the Stockholders under the provisions of Section 5.19 and Section 5.20 (dealing with Private Placement and Resale Registration Statement and Sales

Exhibit A-46

under Rule 144), this Agreement is for the sole benefit of the Parties and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer any benefit upon any other Person.

10.08    Counterparts. This Agreement may be executed in any number of counterparts (including by means of facsimile and electronically transmitted portable document format (pdf) signature pages), each of which shall be an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or other electronic means, including as a pdf attachment to an email, shall be effective as delivery of a manually executed counterpart of this Agreement.

10.09    Interpretation; Schedules. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The headings contained herein and on the Disclosure Schedule are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the Disclosure Schedule. Any information set forth in one section of the Disclosure Schedule will be deemed to apply to another section of the Disclosure Schedule to the extent such disclosure is made in a way so as to make its relevance to such other section reasonably apparent from the face of such disclosure (notwithstanding the omission of a reference or cross-reference thereto). The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Disclosure Schedule hereto is not intended to imply that such amounts, or higher or lower amounts, or the items so included, are or are not required to be disclosed, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Schedules in any dispute or controversy with any Party as to whether any obligation, item or matter not described herein or included in a Schedule hereto is or is not required to be disclosed (including, without limitation, whether such amounts or items are required to be disclosed as material). The information contained in the Disclosure Schedule hereto is disclosed solely for the purposes of this Agreement, and no information contained therein shall be deemed to be an admission by any Party to any third party of any matter whatsoever, including of any violation of Law or breach of any agreement and nothing in the Disclosure Schedule is intended to broaden the scope of any representation or warranty contained in this Agreement or to create any covenant. Without limiting the generality of the foregoing, it is expressly understood and acknowledged that: (a) in disclosing the information and other disclosures made, included, summarized, described or discussed in the Disclosure Schedule, none of Seller, SigmaTron or Merger Sub waives any attorney-client privilege associated with such information or any protection afforded by the work-product doctrine with respect to thereto; and (b) all summaries, descriptions or discussions of any Contract, Permit, real or personal property matters, license, governmental authorization, policy or document relating to any other disclosure item or matter made or included in the Disclosure Schedules are summary in nature, and do not purport to be a complete statement of the terms of such Contract, Permit, real or personal property matters, license, governmental authorization, policy or document.

10.10    Governing Law; Interpretation. This Agreement shall be construed in accordance with and governed for all purposes by the internal substantive Laws of Delaware applicable to contracts executed and to be wholly performed within Delaware.

10.11    Forum Selection; Consent to Jurisdiction; Waiver of Jury Trial.

(a)    Any Action against SigmaTron, Merger Sub, Seller, the Surviving Corporation, the Representative or a Stockholder or arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof shall be brought exclusively in the state or federal courts located in the State of Delaware (the “Designated Courts”), and the Parties accept the exclusive jurisdiction of the Designated Courts for the purpose of any Action. Each Party agrees that service of any process, summons, notice or document by U.S. registered mail addressed to such Party in accordance with the addresses set forth in Section 10.01(a) shall be effective service of process for any Action brought against such Party in any such court. SigmaTron and

Exhibit A-47

Merger Sub hereby designate the individual listed in Section 10.01(a) to whom notice may be given on behalf of SigmaTron and Merger Sub as their true and lawful agent upon whom may be served any lawful process in any Action instituted by or on behalf of Seller, the Representative or a Stockholder. Seller hereby designates the individual listed in Section 10.01(b) to whom notice may be given on behalf of Seller as its true and lawful agent upon whom may be served any lawful process in any Action instituted by or on behalf of SigmaTron and Merger Sub.

(b)    In addition, each Party hereby irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of any Action arising out of or relating to this Agreement in any Designated Court or any judgment entered by any of the Designated Courts and hereby further irrevocably waives any claim that any Action brought in the Designated Courts has been brought in an inconvenient forum.

(c)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE OUT OF, OR WITH RESPECT TO, THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 10.11. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

10.12    Arm’s Length Negotiations; Drafting. Each Party herein expressly represents and warrants to the other Parties that before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; said Party has relied solely and completely upon its own judgment in executing this Agreement; said Party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement, which is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel. This Agreement shall be deemed drafted jointly by the Parties and nothing shall be construed against one Party or another as the drafting Party.

10.13    Time. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

10.14    Made Available. The phrase “made available to SigmaTron” or similar phrases as used in this Agreement shall mean that the subject documents were either posted to the “Wagz” data room at https://mcleanllcdealroom.firmex.com/projects/456/documents or directly delivered to SigmaTron or its accountants, attorneys or other agents before the date hereof.

10.15    Authority of the Representative.

(a)    By voting in favor of the adoption of this Agreement, the approval of the principal terms of the Merger, and the consummation of the Merger or participation in the Merger and receipt of the benefits thereof, including the right to receive a portion of the Merger Consideration, each Stockholder shall be deemed to have approved the designation of, and hereby designates, Terry B. Anderton as representative, agent and true and

Exhibit A-48

lawful attorney-in-fact with full power of substitution for all purposes in connection with this Agreement and the agreements ancillary hereto and to do on behalf of the Stockholders any and all things, including executing any and all documents, which may be necessary, convenient or appropriate to facilitate the consummation of the transactions contemplated by this Agreement and the other applicable documents to be delivered on the Closing Date, including: (i) receiving notices and communications pursuant to this Agreement and the other documents to be delivered on the Closing Date; (ii) administering this Agreement and the other documents to be delivered on the Closing Date, including the resolution of any disputes or claims; (iii) making determinations to settle any dispute as to the calculation of the Merger Consideration; (iv) resolving, settling or compromising claims asserted against Stockholders; and (v) asserting claims against SigmaTron or the Merger Sub and resolving, settling or compromising any such claim.

(b)    If the Representative is of the opinion that the Representative requires further authorization or advice from Stockholders on any matters concerning this Agreement, the Representative is entitled to seek such further authorization from Stockholders prior to acting on their behalf. In such event and on any other matter requiring or permitting Stockholders to vote in this Section 10.15, each Stockholder shall have a number of votes equal to the Seller Common Stock owned by that Stockholder immediately prior to Closing entitled to vote and the authorization of a majority of the shares of Seller Common Stock entitled to vote will be binding on all Stockholders and will constitute authorization by all Stockholders.

(c)    SigmaTron and the Merger Sub will be fully protected in dealing with the Representative with respect to this Agreement, the other documents to be delivered at Closing and the transactions contemplated hereby and thereby and may rely upon the authority of the Representative to act as the agent of the Stockholders for all purposes under this Agreement, the other documents to be delivered at Closing and the transactions contemplated hereby and thereby.

(d)    If Terry B. Anderton resigns or is otherwise unable or unwilling to serve as the Representative, then Chelsi Christensen will serve as successor Representative and will provide prompt written notice thereof to the Stockholders and SigmaTron. If Chelsi Christensen resigns or is otherwise unable or unwilling to serve as the Representative, then a majority in interest of the Stockholders on the Closing Date shall appoint a new Person to serve as the Representative, who will provide prompt written notice thereof to the Stockholders and SigmaTron. SigmaTron is entitled to rely on the actions and statements of the Person previously serving as the Representative until SigmaTron receives notice of the successor.

(e)    The Representative will incur no liability of any kind with respect to any action or omission by the Representative in connection with the Representative’s services pursuant to this Agreement and any agreements ancillary hereto, except in the event of liability directly resulting from the Representative’s gross negligence or willful misconduct. The Representative shall not be liable for any action or omission pursuant to the advice of counsel. The Stockholders will indemnify, defend and hold harmless the Representative from and against any and all losses, liabilities, damages, claims, penalties, fines, forfeitures, actions, fees, costs and expenses (including the fees and expenses of counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively, “Representative Losses”) arising out of or in connection with the Representative’s execution and performance of this Agreement and any agreements ancillary hereto, in each case as such Representative Loss is suffered or incurred; provided, that in the event that any such Representative Loss is finally adjudicated to have been caused by the gross negligence or willful misconduct of the Representative, the Representative will reimburse the Stockholders the amount of such indemnified Representative Loss to the extent attributable to such gross negligence or willful misconduct.

10.16    Representation by Pierce Atwood LLP; Privileged Communications. In the event of any dispute following Closing between SigmaTron or any of its Affiliates (including the Surviving Corporation), on the one hand, and the Representative or one or more of the Stockholders, on the other hand, SigmaTron and the Surviving Corporation hereby consent to the representation by Pierce Atwood LLP of such Stockholders and/or the Representative notwithstanding the prior representation of the Seller by Pierce Atwood LLP, and SigmaTron

Exhibit A-49

and the Seller hereby waive any right to object thereto on the basis of any conflict of interest arising from such representation or similar claim. SigmaTron acknowledges and agrees that as to all pre-Closing communications between or among any Stockholders, the Representative and/or Seller and their respective employees and agents, on one hand, and their respective legal counsel (including Barnes & Thornburg LLP and Pierce Atwood LLP), on the other hand, relating to this Agreement and/or the transactions contemplated hereby, the attorney-client privilege, the expectation of client confidence and all other rights to any evidentiary privilege belong to and may be controlled by the Representative on behalf of the Stockholders, and will not pass to or be claimed by SigmaTron or any of its Affiliates (including, following Closing, the Surviving Corporation).

ARTICLE XI.

DEFINITIONS

11.01    Defined Terms. As used herein, the following terms shall have the following meanings:

“Acquisition Proposal” means any proposal or offer from any Person (other than SigmaTron or Merger Sub) to acquire all or any portion of the business of Seller, whether by merger, purchase of stock, purchase of assets, tender offer or otherwise, or provide any non-public information to any third party in connection with such proposal or offer or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the proposed Transaction with SigmaTron and Merger Sub.

“Action” shall mean any action, claim, suit, investigation, arbitration, or proceeding whatsoever, whether by or before any Governmental Authority or arbitration tribunal or by any other Person.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person. For the purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“Agreement” has the meaning forth in the Preamble to this Agreement.

“Business Day” means any day, excluding Saturday, Sunday and any other day on which commercial banks in Chicago, Illinois are authorized or required by Law to close.

“Cap” has the meaning set forth in Section 7.02.

“Capitalization Date” means July 16, 2021.

“Certificate of Merger” has the meaning set forth in Section 1.02.

“Closing” has the meaning set forth in Section 2.01.

“Closing Balance Sheet” has the meaning set forth in Section 2.04.

“Closing Date” has the meaning set forth in Section 2.01.

“Code” means the Internal Revenue Code of 1986 and the regulations promulgated thereunder, as amended.

“Confidentiality Agreement” shall mean the Confidentiality Agreement dated May 29, 2020 between Seller and SigmaTron.

“Contract” shall mean any written or oral contract, agreement, arrangement, instrument or other commitment legally binding and enforceable on the parties thereto under applicable Law.

Exhibit A-50

“Consideration Spreadsheet” has the meaning set forth in Section 2.02(a)(iv).

“Convertible Note” means collectively, all convertible secured promissory notes issued by Seller to SigmaTron, including the Convertible Secured Promissory Note dated May 29, 2020, the Convertible Secured Promissory Note dated January 27, 2021, and the Convertible Secured Promissory Note dated April 30, 2021, each as amended, renewed or otherwise modified.

“Designated Courts” has the meaning set forth in Section 10.11(a).

“DGCL” means the Delaware General Corporation Law, as amended.

“Disclosure Schedule” means the disclosure schedule delivered by one Party to the other Party on the date hereof, and updated immediately prior to the Effective Time, regarding certain exceptions to the representations and warranties in ARTICLE III and ARTICLE IV hereof.

“Dissenting Share” has the meaning set forth in Section 2.02(d).

“Effective Time” has the meaning set forth in Section 1.02.

“EIDL Loan” means U.S. Small Business Administration Note (Secured Disaster Loans) dated July 16, 2020 in the principal amount of $150,000 (SBA Loan #4275778104) and all related agreements.

“Encumbrance” means any lien, charge, mortgage, pledge, security interest or other encumbrance (other than restrictions on transfer generally arising under federal and state securities Laws).

“End Date” has the meaning set forth in Section 9.01(b).

“Environmental Laws” means all Laws concerning pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, control, or cleanup of any hazardous materials, substances or wastes.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean any entity (whether or not incorporated) which would be treated as a single employer with Seller under Sections 414(b), (c), (m) or (o) of the Code and the regulations thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning set forth in Section 2.03(a).

“Exchange Ratio” has the meaning set forth in Section 2.03(a)(i).

“Final Exercise Date” has the meaning set forth in Section 5.17(b).

“GAAP” means United States generally accepted accounting principles applied in a manner consistent with that used in preparing the Seller Financial Statements.

“Governmental Authority” means any United States or non-United States, federal, state, provincial or local governmental or regulatory commission, board, bureau, agency, court or regulatory or administrative body, including the U. S. Small Business Administration.

“Income Taxes” shall mean Taxes imposed on, or determined by reference to, net income.

Exhibit A-51

“Income Tax Return” shall mean any Tax Return relating to Income Taxes that is required or permitted to be supplied to, or filed with any Tax Authority.

“Indebtedness” means, without duplication, any (a) obligations of Seller relating to indebtedness for borrowed money, (b) obligations of Seller evidenced by bonds, notes, debentures or similar instruments, (c) obligations of Seller in respect of capitalized leases (calculated in accordance with GAAP), (d) letters of credit in respect of obligations of Seller (to the extent drawn), (e) obligations under any existing interest rate, commodity or other swap, hedge or financial derivative agreement entered into by Seller prior to Closing, (f) indebtedness or obligations of the types referred to in the preceding clauses (a) through (e) of any other Person secured by any Encumbrance on any assets of Seller, even though Seller have not assumed or otherwise become liable for the payment thereof, and (g) obligations of Seller in the nature of guarantees of obligations of the type described in clauses (a) through (e) above of any other Person, in each case together with all accrued interest thereon and any applicable prepayment, redemption, breakage, make-whole or other premiums, fees or penalties.

“Intellectual Property” shall mean all rights, title and interest in or relating to intellectual property, whether protected, created or arising under the Laws of the United States or any other jurisdiction, including: (a) all patents and patent applications, including all continuations, divisionals, continuations-in-part, provisionals and patents issuing on any of the foregoing, and all renewals, reexaminations, substitutions, extensions and reissues of any of the foregoing, (b) all trademarks, service marks, service names, brand names, trade dress, trade names, logos, corporate names and other source or business identifiers, together with all of the goodwill associated with any of the foregoing, and any registrations, applications for registration, renewals and extensions of any of the foregoing, (c) all copyrights and works of authorship, compilations, data, database and design rights, and mask works, in each case, whether or not registered or published, and all registrations, applications for registration, renewals, extensions and reversions of any of the foregoing, (d) trade secrets and other confidential or proprietary information, (e) Internet domain names, rights of privacy and publicity and under any social media usernames and accounts, (f) all intellectual property rights arising from or related to Software and other Technology, (g) all rights to sue and recover for any past, present or future infringement, misappropriation or other violation of any of the foregoing, and (h) any other intellectual property rights arising under the Laws of any jurisdiction throughout the world or pursuant to any international convention.

“Inventory” shall mean all inventory, wherever located, including raw materials, work-in-process, packaging, and finished goods, produced by or employed in Seller’s operation of the its business as of the date hereof, including, without limitation, all rights of Seller to the warranties received from suppliers and distributors and any related claims, credits, rights of recovery and setoffs with respect to such Inventory.

“IRS” means the U.S. Internal Revenue Service.

“Junior Preferred Stock” means the Junior Preferred Stock of Seller, par value of $0.001 per share.

“Knowledge of Seller” shall mean the actual knowledge of or notice to Terry B. Anderton or Trinnie Cortez after making reasonable inquiry with respect to the particular matter in question.

“Law” means any order, constitution, law, ordinance, statute, treaty, guidance, rule or regulation of a Governmental Authority.

“Letter of Transmittal” has the meaning set forth in Section 2.03(c).

“Loan and Security Agreement” means that certain Amended and Restated Loan and Security Agreement dated as of April 30, 2021 between SigmaTron and Seller, as amended, including by Section 6.06 of this Agreement.

Exhibit A-52

“Loss” means, with respect to any Person, any actual damage, liability, demand, claim, action, cause of action, cost, deficiency, penalty, fine or other actual loss or out-of-pocket expense (including reasonable attorneys’ fees), whether or not arising out of a third party claim, against or affecting such Person, of any nature or kind, known or unknown, matured or contingent, accrued or unaccrued, liquidated or unliquidated or due or to become due, whether based on fraud, contract or any other basis, and whether arising in law, in equity or otherwise; provided, that the Parties agree that “Loss” shall not include any incidental, consequential, special, indirect, punitive damages, lost profits, diminution in value, or amount receivable based on a multiple of earnings.

“Material Adverse Effect” means any event, change, occurrence, state of facts, development, circumstance or occurrence, that had or reasonably would be expected to have, individually or in the aggregate, a material adverse effect on the results of operations or financial condition of a specified Party, together with its subsidiaries, taken as a whole, after taking into effect any insurance recoveries or that prevents such Party from consummating, or materially impairs or delays the ability of such Party to consummate, the transactions contemplated by this Agreement, provided, that any adverse change, effect, event, occurrence, state of facts or development attributable to any of the following shall not constitute, and shall not be taken into account in determining whether there has been or will be, a Material Adverse Effect on such Party: (a) the identity of, or the effects of any facts or circumstances relating to, any other Party; (b) actions required to be taken under applicable Laws (including as may be required to comply with any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester or any other Law, order, directive, guidelines or recommendations by any Governmental Authority in connection with or in response to COVID-19); (c) any action taken in connection with obtaining regulatory or third party approvals, licenses or consents or any event, change or effect resulting therefrom) or the taking of any other action required or expressly permitted by this Agreement; (d) any acts of war (whether or not declared), armed hostilities, sabotage or terrorism occurring after the date of this Agreement or the continuation, escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism threatened or underway as of the date of this Agreement; (e) any earthquakes, tornadoes, hurricanes, floods or other natural disasters directly affecting such Party; (f) epidemics, pandemics, or disease outbreaks (including the COVID-19 virus), public health emergencies or any quarantine, national or regional emergency or other acts of a Governmental Authority taken in response thereof; or (g) the announcement of the execution of this Agreement or the intended consummation of the transactions contemplated herein.

“Material Contract” shall refer to any of the following Contracts:

(a)    any Contract between Seller on the one hand, and a Material Customer, on the other hand;

(b)    any Contract between Seller, on the one hand, and a Material Supplier, on the other hand;

(c)    any employment agreement and any bonus plans for Seller;

(d)    any warranties for Seller’s products or services;

(e)    any Contract providing for the payment of any cash or other compensation or benefits by Seller upon the consummation of the transactions contemplated by this Agreement;

(f)    any Contract of Seller with any labor union;

(g)    any Contract of Seller pertaining to Indebtedness;

(h)    any Contract containing any covenant or provision currently in effect prohibiting Seller from competing with any Person in any geographic area;

(i)    any written partnership or joint venture agreement in which Seller participates as a general partner or joint venturer;

Exhibit A-53

(j)    any Contract with respect to the acquisition or disposition by Seller of any business to which any earnouts or deferred purchase price arrangements remain outstanding;

(k)    any other Contract (other than Contracts Seller has with customers or suppliers) that provides for the payment by or on behalf of Seller in excess of $25,000 per annum or for Seller to receive any payments in excess of $25,000 per annum; or

(l)    any Contract relating to an acquisition or disposition of assets (other than with Material Customers or Material Suppliers) by Seller under which any obligations or liabilities remain outstanding after the date hereof.

“Material Customers” means the ten (10) largest customers (by dollar volume) of Seller for 2018 and 2019 and 2020.

“Material Suppliers” means the ten (10) largest suppliers (by dollar volume) of Seller for 2018 and 2019 and 2020.

“Merger” has the meaning set forth in the Recitals to this Agreement.

“Merger Consideration” has the meaning set forth in Section 2.02(a) of this Agreement.

“Merger Sub” has the meaning set forth in the Preamble to this Agreement.

“Ordinary Course of Business” means the ordinary and usual course of operations of the business of a specified Party as currently conducted, consistent with past practice.

“Owned Patents” has the meaning set forth in Section 4.15(a).

“Party” or “Parties” has the meaning set forth in the Preamble to this Agreement.

“Permits” shall mean all registrations, permits, licenses and authorizations of any Governmental Authority necessary for the conduct of the business of Seller as presently conducted.

“Permitted Encumbrances” shall mean (a) all Encumbrances securing Indebtedness disclosed in the Seller Financial Statements, including in connection with the Loan and Security Agreement; (b) all Encumbrances for Taxes disclosed in the Seller Financial Statements; (c) inchoate materialmen’s, mechanics’, repairmen’s, employees’, contractors’ or operators’ liens or similar Encumbrances; (d) all Encumbrances created by, arising under or existing as a result of any Law (but not if Seller is in default thereunder); (e) Encumbrances arising under real or personal property leases incurred by Seller in the Ordinary Course of Business disclosed in the Seller Financial Statements (but not if the creditor of such Encumbrance has the present right to enforce it); (f) Encumbrances arising under purchase money interests incurred by Seller in the Ordinary Course of Business disclosed in the Seller Financial Statements (but not if the creditor of such Encumbrance has the present right to enforce it); and (g) all rights reserved to or vested in any Governmental Authority to control or regulate any asset or property in any manner and all Laws applicable to assets or properties, including all zoning and similar Laws (but not if Seller is in default thereunder).

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock corporation, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

“PPP Loan” means the SBA Loan # 8741867107 extended to Seller by TD Bank, N.A. in the original principal amount of $538,377.00 under the Payroll Protection Program made available under the Coronavirus Aid, Relief, and Economic Security Act of 2020, which funded on June 22, 2020, the forgiveness of which has occurred.

Exhibit A-54

“Products and Services” has the meaning set forth in Section 4.08(a).

“Real Property Leases” has the meaning set forth in Section 4.16(b).

“Registered Copyrights” has the meaning set forth in Section 4.15(a).

“Registered Trademarks” has the meaning set forth in Section 4.15(a).

“Representative” has the meaning set forth in the Preamble to this Agreement.

“Representative Losses” has the meaning set forth in Section 10.15(e).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, including the rules and regulations promulgated thereunder, as amended.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 3.06.

“Secured Note” has the meaning set forth in Section 6.06.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning set forth in the Preamble to this Agreement.

“Seller Common Stock” means, collectively, Seller Voting Common Stock and Seller Non-Voting Common Stock.

“Seller Employee Benefit Plan” has the meaning set forth in Section 4.11(a).

“Seller Financial Statements” shall mean the unaudited balance sheets and statements of operations, stockholders’ equity and cash flows of Seller as at, and for the years ended, December 31, 2018, December 31, 2019 and December 31, 2020 and the notes thereto.

“Seller Group” has the meaning set forth in Section 5.08.

“Seller Indemnified Party” or “Seller Indemnified Parties” has the meaning set forth in Section 5.22(a).

“Seller Non-Voting Common Stock” means the non-voting common stock, par value $0.001, of Seller.

“Seller Preferred Stock” means, collectively, the Series A Preferred Stock and the Series A-2 Preferred Stock and the Junior Preferred Stock.

“Seller Registered IP” has the meaning set forth in Section 4.15(a).

“Seller Stock Certificates” has the meaning set forth in Section 2.03(c).

“Seller Stock” means, collectively, the Seller Common Stock and the Seller Preferred Stock, and any securities or debt instruments convertible into Seller Common Stock or the Seller Preferred Stock.

“Seller Voting Common Stock” means the voting common stock, par value $0.001, of Seller.

“Series A Preferred Stock” means the Series A Preferred Stock of Seller, par value $0.001 per share.

Exhibit A-55

“Series A-2 Preferred Stock” means Series A-2 Preferred Stock of Seller, par value $0.001 per share.

“SigmaTron” has the meaning set forth in the Preamble to this Agreement.

“SigmaTron Balance Sheet” has the meaning set forth in Section 3.11.

“SigmaTron Common Stock” means the common stock, par value $0.01 per share, of SigmaTron.

“SigmaTron Indemnified Party” or “SigmaTron Indemnified Parties” has the meaning set forth in Section 5.22(a).

“SigmaTron Shares” has the meaning set forth in Section 2.03(b).

“SigmaTron Termination” has the meaning set forth in Section 6.06.

“Software” means any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (c) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and (d) all documentation, including user manuals and other training documentation related to any of the foregoing.

“Stockholder” means a holder of Seller Stock.

“Subsidiary” or “Subsidiaries” of any Person means any corporation, partnership, limited liability company or other legal entity in which such Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, fifty percent (50%) or more of the stock or other equity or ownership interests, the holder of which is generally entitled to elect a majority of the board of directors or other governing body of such legal entity.

“Superior Proposal” has the meaning set forth in Section 9.01(f).

“Surviving Corporation” has the meaning set forth in Section 1.01.

“Tax” or “Taxes” means all federal, provincial, territorial, state, municipal, local, domestic, foreign or other taxes, imposts, and assessments including, without limitation, ad valorem, capital, capital stock, customs and import duties, disability, documentary stamp, employment, excise, franchise, gains, goods and services, gross income, gross receipts, income, intangible, inventory, license, mortgage recording, net income, occupation, payroll, personal property, production, profits, property, real property, recording, rent, sales, social security, stamp, transfer, transfer gains, unemployment, use, value added, windfall profits, and withholding, together with any interest, additions, fines or penalties with respect thereto or in respect of any failure to comply with any requirement regarding Tax Returns and any interest in respect of such additions, fines or penalties.

“Tax Authority” shall mean any Governmental Authority or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax.

“Tax Return” means any declaration, estimate, return, report, information statement, schedule or other document (including any related or supporting information) with respect to Taxes that is required to be filed with any Tax Authority.

“Technology” means, collectively, all Software, information, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools,

Exhibit A-56

materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship and other similar materials, and all recording, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology, that are used in, incorporated in, embodied in, displayed by or relate to, or are used in connection with the foregoing.

“Termination Fee” has the meaning set forth in Section 9.03.

“Trade Control Laws” shall mean the Arms Export Control Act (22 U.S.C. § 2778), the International Traffic in Arms Regulations (22 C.F.R. Part 120 et seq.), the Export Administration Regulations (15 C.F.R. Part 730 et seq.), the Foreign Trade Regulations and all other customs regulations, the U.S. anti-boycott regulations, and associated executive orders, and the economic sanctions laws, regulations and associated executive orders administered by the Office of Foreign Assets Control, the U.S. Department of the Treasury, the U.S. Department of Commerce and the U.S. Department of State.

“Transaction Expenses” means all fees and expenses payable by Seller to The McLean Group, Pierce Atwood LLP and Barnes & Thornburg LLP and other professional advisors employed by Seller in connection with the transactions contemplated by this Agreement. For the avoidance of doubt, it is understood that Transaction Expenses shall not include any fees or expenses incurred by SigmaTron, Merger Sub or any of their respective Affiliates or any of their financial advisors, attorneys, accountants, advisors, consultants or other representatives or financing sources, regardless of whether any such fees or expenses may be paid by Seller.

“Transaction Expenses Spreadsheet” has the meaning set forth in Section 2.02(a)(v).

“Transition Funding” has the meaning set forth in Section 6.06.

“Treasury Regulations” means the Income Tax Regulations promulgated under the Code.

11.02    Other Definitional Provisions(a) . All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

(b)    Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(c)    All references to “$” in this Agreement shall be deemed references to United States dollars.

(d)    Accounting terms which are not otherwise defined in this Agreement have the meanings given to them under GAAP. To the extent that the definition of an accounting term defined in this Agreement is inconsistent with the meaning of such term under GAAP, the definition set forth in this Agreement will control.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

Exhibit A-57

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

SIGMATRON:
SIGMATRON INTERNATIONAL, INC.

By:	/s/ Gary R. Fairhead

Name:	Gary R. Fairhead
Title:	President & Chief Executive Officer

MERGER SUB:
REMY POM, INC.

By:	/s/ Gary R. Fairhead

Name:	Gary R. Fairhead
Title:	President

SELLER:
WAGZ, INC.

By:	/s/ Terry B. Anderton

Name:	Terry B. Anderton
Title:	President & Chief Executive Officer

REPRESENTATIVE:

/s/ Terry B. Anderton
Terry B. Anderton

TERRY B. ANDERTON, solely for purposes of Section 7.02:

/s/ Terry B. Anderton
Terry B. Anderton

Exhibit A-58

Exhibit B

2021 Employee Stock Option Plan

SIGMATRON INTERNATIONAL, INC.

2021 EMPLOYEE STOCK OPTION PLAN

1.    Purpose, Effective Date and Duration.

(a)    Purpose. The purpose of this Plan is to enable the Company and any of its subsidiaries (within the meaning of Section 424(f) of the Code) to attract and retain as employees people of initiative and ability, and to provide additional incentives to employees.

(b)    Effective Date. The Plan shall become effective on July 13, 2021. However, no Option granted under the Plan shall become exercisable until the Plan is approved by the affirmative vote of the holders of a majority of the Shares present at, or represented and entitled to vote at, a stockholders meeting duly held in accordance with the applicable laws of the state of Delaware, and any awards under the Plan prior to such approval shall be conditioned on and subject to such approval. Subject to this limitation and Paragraph 6, Options may be granted at any time after the Effective Date and before termination of the Plan.

(c)    Duration. Unless terminated earlier, the Plan shall continue in effect until all Shares available for issuance under the Plan have been issued. The Board of Directors may suspend or terminate the Plan at any time except with respect to Options then outstanding under the Plan. Termination shall not affect any outstanding Options.

2.    Definitions. Unless the context otherwise requires, the following defined terms (together with other capitalized terms defined elsewhere in this Plan) will govern the construction of this Plan, and of any Option Agreements, entered into pursuant to this Plan:

(a)    “1934 Act” means of the Securities Exchange Act of 1934, as amended.

(b)    “Board of Directors” means the board of directors of the Company.

(c)    “Code” means the Internal Revenue Code of 1986, as amended (references herein to Sections of the Code are intended to refer to Sections of the Code as enacted at the time of the Plan’s adoption by the Board and as subsequently amended, or to any substantially similar successor provisions of the Code resulting from recodification, renumbering or otherwise).

(d)    “Committee” means the committee appointed by the Board of Directors to administer the Plan in accordance with Paragraph 4.

(e)    “Company” means SigmaTron International, Inc., a Delaware corporation and its successor(s).

(f)    “Corporate Transaction” means the occurrence of any of the following events:

(i)    any consolidation, merger, plan of exchange, or transaction involving the Company (“Merger”) in which the Company is not the continuing or surviving corporation or pursuant to which the Shares would be converted into cash, securities or other property, other than a Merger involving the Company in which the holders of the Shares immediately prior to the Merger have the same proportionate ownership of common stock of the surviving corporation after the Merger, or

(ii)    any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or the adoption of any plan or proposal for the liquidation or dissolution of the Company, or

Exhibit B-1

(iii)    a “person” within the meaning of Section 13(d) of the 1934 Act (other than the Company) becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, in one or more transactions, of shares of common stock of the Company representing 50% or more of the total number of votes that may be cast by all stockholders of the Company voting as a single class, or the first day on which shares of the Company’s common stock are purchased pursuant to a tender offer or exchange offer.

(g)    “Covered Employee” means a covered employee as defined in Treasury Regulation Section 1.162-27(c)(2).

(h)    “Disability” means a permanent and total disability described in Sections 22(e)(3) and 422(c)(6) of the Code.

(i)    “Effective Date” means July 13, 2021, the date of the adoption of the Plan by the Board of Directors of the Company.

(j)    “Fair Market Value” means the closing price of the Shares as reported in the Nasdaq listing in The Wall Street Journal, or such other reported value of the Shares as shall be specified by the Committee, on the day preceding the relevant date, or if such day is not a trading day, then on the immediately preceding trading day.

(k)    “Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of the Optionee.

(l)    “For Cause” means any termination of an Optionee’s employment with the Company due to (i) conviction of a felony; (ii) Optionee’s refusal, after at least 30 days advance written notice from the Board of Directors, to carry out a direct order of the Board of Directors (other than an order to relocate Optionee more than 25 miles from his place of employment); or (iii) a finding by the Board of Directors that Optionee has defrauded the Company or any affiliate of the Company.

(m)    “Insider” means an officer or a director of the Company or any other person whose transactions in Shares are subject to Section 16 of the 1934 Act.

(n)    “ISO” or “Incentive Stock Option” means an option which qualifies as an “incentive stock option” as defined under Section 422 of the Code.

(o)     “NSO” or “Non-statutory Stock Option” means any Option granted under this Plan whether designated by the Committee as a “non qualified stock option,” a “non statutory stock option” or otherwise, other than an Option designated by the Committee as an ISO. The term “NSO” also includes any Option designated by the Committee as an ISO but which, for any reason, fails to qualify as an ISO pursuant to Section 422 of the Code and the rules and regulations thereunder.

(p)    “Option” means a right to purchase Shares, subject to adjustments as provided herein, pursuant to the terms and conditions of the Plan. Reference to “Option” in the Plan means all vested and non-vested Options unless otherwise specifically stated.

(q)    “Optionee” means an individual that has been granted an Option by the Company.

(r)    “Option Agreement” means the agreement described in Subparagraph 6(a) that sets forth the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

Exhibit B-2

(s)    “Option Price” means with respect to each Option grant, and subject to the terms of the Plan, the price at which the Option may be exercised as determined by the Committee which shall not be less than the Fair Market Value of the Shares as of the date of grant.

(t)    “Permitted Transferee” means a Family Member, any person sharing the Optionee’s household (other than as a tenant or employee), or a trust or other entity in which Family Members and the Optionee have more than fifty percent (50%) of the beneficial or voting interests.

(u)    “Plan” means the SigmaTron International, Inc. 2021 Employee Stock Option Plan.

(v)    “Shares” means shares of the Company’s $0.01 par value common stock.

3.    Shares Subject to the Plan. Subject to adjustment as provided below and in Paragraph 7, the total number of Shares that may be issued under the Plan shall not exceed Four Hundred Thousand (400,000) Shares. All such Shares may be issued as ISO’s or NSO’s. If an Option granted under the Plan expires, terminates or is canceled, the unissued Shares subject to such Option shall again be available under the Plan.

4.    Administration. The Plan shall be administered by the Committee. The Committee shall be appointed by the Board of Directors, shall be not less than two members and shall be comprised solely of Non-employee Directors, as defined by Rule 16b-3(b)(3)(i) of 1934 Act, or any successor definition adopted by the Securities and Exchange Commission, and who shall each also qualify as an Outside Director for purposes of Section 162(m) of the Code and as an Independent Director under rules promulgated by Nasdaq. The Committee shall determine and designate from time to time the employees to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards, except that only the Board of Directors may amend, suspend or terminate the Plan as provided in Paragraphs 1 and 12. Subject to the provisions of the Plan, the Committee may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to Shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The interpretation and construction by the Committee of the provisions of the Plan, any Option granted under the Plan and any related agreement shall be final except as otherwise determined by the Board of Directors. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan.

5.    Eligibility. Awards may be made only to employees, including employees who are officers or directors, of the Company or a subsidiary thereof; provided, however, no member of the Committee shall be eligible for selection as a person to whom awards may be made. With respect to ISO’s only, an individual who has been on leave of absence for greater than 90 days shall not be considered an employee unless re-employment is guaranteed by law or contract. The Committee shall select the employees to whom awards shall be made. The Committee shall specify the action taken with respect to each employee to whom an award is made under the Plan. At the discretion of the Committee, an employee may be given an election to surrender an award in exchange for the grant of a new award. The number of Shares subject to Options granted in a fiscal year to each Covered Employee shall not exceed 100,000 Shares for any fiscal year in which such person serves as a Covered Employee.

6.    Option Grant.

(a)    Grant. The Committee has the authority and discretion to grant Options under the Plan. With respect to each Option grant, and subject to the terms of the Plan, the Committee shall determine the number of Shares subject to the Option, the Option Price, the period of the Option, and the time or times at which the

Exhibit B-3

Option may be exercised. Options shall be evidenced by written Option Agreements, the form of which shall be approved by the Committee, which shall, among other things (i) designate the Option as either an ISO or NSO; (ii) specify the number of Shares covered by the Option; (iii) specify the Option Price for the Shares subject to the Option; (iv) specify the Option period determined in accordance with this Paragraph 6; (v) set forth specifically or incorporate by reference the applicable provisions of the Plan; and (vi) contain such other terms and conditions consistent with the Plan, including without limitation, conditioning the grant upon the receipt of an agreement by the Optionee not to compete with the Company, as the Committee may, in its discretion, prescribe. In addition, the Committee may provide for any further restrictions or provisions in the Option which it deems appropriate. Subject to the conditions of, and within the limitations prescribed in, Paragraph 12, the Committee may cancel, modify, extend or renew outstanding Options, provided, however, that no such action shall reduce the Option Price to an amount less than the Fair Market Value of Shares subject to the Option on the date of grant and provided further that no such action shall cause any feature for the deferral of compensation as such term is defined under Treas. Reg. Sec. 1.409A-1(b)(5)(i)(A)(3) to be added to an Option or cause an Option or the Plan to be subject to Section 409A of the Code. Notwithstanding the foregoing, no modification will, without the prior written consent of the Optionee, alter, impair or waive any rights or obligations associated with any Option earlier granted under the Plan. All Options shall meet the requirements of this Paragraph 6, provided, however, that only ISO’s are subject to Subparagraphs 6(b) and 6(f)(i) and only NSO’s are subject to Subparagraphs 6(d) and 6(f)(ii).

(b)    Incentive Stock Options. ISOs shall be subject to the following terms and conditions (references in this Subparagraph 6(b) to “employee” shall not include advisors or consultants; only common law employees may receive ISOs):

(i)    ISOs may be granted under the Plan to an employee who owns (or is deemed to own pursuant to Section 424(d) of the Code) Shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its subsidiaries only if the Option Price is at least 110 percent of the Fair Market Value of the Shares subject to the Option on the date the Option is granted and the Option by its terms is not exercisable after the expiration of five (5) years from the date it is granted.

(ii)    Subject to Subparagraphs 6(b)(i) and 6(c), ISOs granted under the Plan shall continue in effect for the period fixed by the Committee, except than no ISO shall be exercisable after the expiration of ten (10) years from the date it is granted.

(iii)    The Option Price per Share shall be determined by the Committee at the time of grant. Subject to Subparagraph 6(b)(i), the Option Price shall not be less than 100 percent of the Fair Market Value of the Shares subject to the ISO on the date the Option is granted.

(iv)    No ISO shall be granted on or after the tenth anniversary of the Effective Date of the Plan.

(v)    No ISO shall provide any person with a right to purchase Shares to the extent that such right first becomes exercisable during a prescribed calendar year and the sum of (A) the Fair Market Value (determined as of the date of grant) of the Shares subject to such ISO which first become available for purchase during such calendar year plus (B) the Fair Market Value (determined as of the date of grant) of all Shares subject to ISOs previously granted to such person under all plans of the Company first become available for purchase during such calendar year exceeds $100,000. If the Code is amended to provide for a different limitation from that set forth in this Subparagraph 6(b)(v), such different limitation shall be deemed incorporated herein effective as of the effective date of such amendment and with respect to such Options as required or permitted by such amendment to the Code.

(vi)    Without written notice to the Committee, an Optionee may not dispose of Shares acquired pursuant to the exercise of an ISO until after the later of (A) the second anniversary of the date on which the ISO was granted, or (B) the first anniversary of the date on which the Shares were acquired. An Optionee shall make appropriate arrangements with the Company for any taxes which the Company is obligated to collect in connection with any disposition of Shares acquired pursuant to the exercise of an ISO, including any federal, state or local withholding taxes.

Exhibit B-4

(vii)    Should Section 422 of the Code be amended during the term of the Plan, the Committee may modify the Plan consistently with such amendment.

(viii)    An ISO granted under this Plan is not transferable by the Optionee except by will or the laws of descent and distribution and, during the lifetime of the Optionee, an ISO is exercisable only by the Optionee.

(c)    Exercise of Options. Except as provided in Subparagraph 6(f), no Option granted under the Plan to an employee may be exercised unless at the time of such exercise the Optionee is employed by the Company and shall have been so employed continuously since the date such Option was granted. Absence on leave or on account of illness or disability under rules established by the Committee shall not, however, be deemed an interruption of employment for this purpose. Except as provided in this Subparagraph 6(c), Subparagraph 6(f), and Paragraphs 7 and 8, Options granted under the Plan may be exercised from time to time over the period stated in each Option in such amounts and at such times as shall be prescribed by the Committee, provided that Options shall not be exercised for fractional shares, and the election to exercise an Option shall be made in accordance with applicable federal and state laws and regulations. Unless otherwise determined by the Committee, if the Optionee does not exercise an Option in any one year with respect to the full number of Shares to which the Optionee is entitled in that year, the Optionee’s rights shall be cumulative and the Optionee may purchase those Shares in any subsequent year during the term of the Option. No Option shall be exercisable after the expiration of ten (10) years from the date it is granted.

(d)    Transferability. The Committee shall retain the authority and discretion to permit an NSO to be transferable as long as such transfers are made only to a Permitted Transferee; provided that (i) such transfer is a bona fide gift and accordingly, the Optionee receives no value for the transfer, as provided in the instructions to SEC Form S-8, (ii) that the NSOs transferred continue to be subject to the same terms and conditions that were applicable to the NSOs immediately prior to the transfer, and (iii) that the NSOs may not be otherwise or subsequently sold, pledged, assigned or transferred in any manner except by will or the laws of descent or distribution or pursuant to a domestic relations order. In the event of the Optionee’s death, the NSO may be exercised only by a person who acquired the right to exercise it by reason of the death of the Optionee. Neither the Optionee, any Permitted Transferee, nor any person who acquires the right to exercise the NSO by reason of the death of the Optionee will be deemed to be a holder of any Shares subject to the NSO unless and until those Shares are issued to such person. A Permitted Transferee may not subsequently transfer an NSO. The designation of a beneficiary shall not constitute a transfer.

(e)    Vesting. Options granted under the Plan shall vest according to such schedule as the Committee may prescribe at the time of grant, which may include full and immediate vesting.

(f)    Termination of Employment or Death.

(i)    With respect to ISOs:

(A)    If the employment of an employee is terminated for any reason other than Disability or death, any then outstanding Options held by such employee to the extent vested at termination of employment shall be exercisable, in accordance with the provisions of the Option agreement, by such employee at any time prior to the expiration date of such Option or within three (3) months after the date of termination of employment, whichever is the shorter period.

(B)    Unless the Committee determines otherwise, if the employee’s employment is terminated because of a Disability, any then outstanding Options held by such employee to the extent vested at termination of employment shall be exercisable, in accordance with the provisions of the Option Agreement, by such employee at any time prior to the expiration date of such Option or within one year after the date of termination of employment, whichever is the shorter period.

(C)    If the employee dies while employed by the Company, any then outstanding Options held by such employee to the extent vested on the date of death shall be exercisable, in accordance with the

Exhibit B-5

provisions of the Option Agreement, by the duly appointed representative of the employee’s estate at any time prior to the expiration date of such Option or within one year after the date of death, whichever is the shorter period.

(D)    If a termination under Subparagraph 6(f)(i)(B) or (C) occurs, any unvested portion of the Option held by the employee shall become vested, provided that the aggregate value of Shares with respect to which any ISO first becomes exercisable in the calendar year of the termination of employment does not exceed $100,000. If the value of Shares which become fully vested under an ISO exceed $100,000, such excess shall be treated as stock subject to an NSO. For purposes of the $100,000 limitation, the Fair Market Value of the Shares on the date the ISO was granted shall be used in determining the value of the Shares. If the Code is amended to provide for a limitation different from the one set forth in this Subparagraph 6(f)(i)(D), such different limitation shall be deemed incorporated herein effective as of the effective date of such amendment and with respect to such Options as required or permitted by such amendment to the Code.

(ii)    With respect to NSOs:

(A)    If the employment of an Optionee is terminated For Cause, then the unvested portion of any then outstanding Options held by such Optionee shall be immediately canceled and the unexercised vested portion of any then outstanding Options held by such Optionee shall be exercisable (to the extent then exercisable in accordance with the provisions of the Option Agreement), by the Optionee or Permitted Transferee at any time prior to the expiration date or within three months after the date of termination of employment, whichever is the shorter period.

(B)    If the employment of an Optionee is terminated by the Company, but such termination is not For Cause, then the unvested portion of any then outstanding Options held by such Optionee shall be immediately canceled and the vested portion of any then outstanding Options held by such Optionee shall continue in effect after the Optionee’s termination of employment under the terms of the Option Agreement. This Subparagraph 6(f)(ii)(B) shall also apply to an Optionee who voluntarily terminates employment with the Company.

(C)    If the employment of Optionee is terminated because of the death or Disability, then the unvested portion of any then outstanding Options held by such Optionee shall be immediately vested and the unexercised vested portion of any then outstanding Options held by such Optionee at the time of death or Disability shall be exercisable in full (including the portion which, but for this provision, would not be exercisable), by the Optionee, the Permitted Transferee or if the Optionee is deceased, by the person or persons entitled to do so under the will of the Optionee, or if the Optionee shall fail to make testamentary disposition of the Option or shall die intestate, by the legal representative of the Optionee, at any time prior to the expiration date of such Option.

(iii)    For all Options issued hereunder, to the extent that the Option of any deceased Optionee or any Optionee whose employment terminates is not exercised within the applicable period, all further rights to purchase Shares pursuant to such Option shall cease and terminate.

(g)    Purchase of Shares. Unless the Committee determines otherwise, Shares may be acquired pursuant to an Option granted under the Plan only upon receipt by the Company of notice in writing from the Optionee of the Optionee’s intention to exercise, specifying the number of Options the Optionee desires to exercise and the date on which the Optionee desires to complete the transaction, and such other documentation as may be required by the Company. Unless the Committee determines otherwise, on or before the date specified for completion of the purchase of Shares pursuant to an Option, the Optionee must have paid the Company the full purchase price of such Shares in cash or by check, or, with the consent of the Committee, in whole or in part, by a cashless exercise as described below. The Optionee may tender Shares only if the Optionee has not acquired any Shares (including the Shares being tendered), other than in an acquisition exempt from Section 16(b) of the 1934 Act and rules and regulations promulgated thereunder, for a period of at least six months prior to the tender. The value of the Shares provided in payment of the Option Price shall be deemed to be the Fair Market Value of

Exhibit B-6

the Shares on the date of exercise of the Option. No Shares shall be issued until full payment therefor has been made. No Shares shall be delivered pursuant to the exercise of any Option, in whole or in part, until the Shares are qualified for delivery under such securities laws and regulations as may be deemed by the Committee to be applicable thereto, and such Shares are listed on each securities exchange on which Shares may then be listed. If the Company is required to withhold on account of any present or future tax imposed as a result of an exercise, the Committee shall have the sole discretion to determine whether such withholding shall be satisfied by a cash payment from Optionee or by withholding Shares having a Fair Market Value equal to the amount of the required withholding. (The value of shares shall be determined using the Fair Market Value of the Shares on the date the amount of withholding is determined.) However, no such withholding of Shares shall occur until the Company has been subject to the requirements of Section 13(a) of the 1934 Act for at least one year prior to the exercise of the Option, and the Company regularly releases its quarterly and annual summary statements of sales and earnings for publication. An exercise may, if permitted under applicable law, include a cashless exercise if the Options are tendered to a securities broker selected by an Optionee, and pursuant to an arrangement between the Optionee and such broker, the Options are exchanged for the number of Shares the Fair Market Value of which is equal to the aggregate difference between the Option Price and the Fair Market Value of the Options so tendered.

7.    Changes in Capital Structure. If any change is made in the Shares subject to the Plan or subject to the Options granted under the Plan (through reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split, combination of shares or dividend payable in Shares or otherwise), adjustments as it deems appropriate shall be made by the Committee in the number and kind of Shares available for awards under the Plan, provided that this Paragraph 7 shall not apply with respect to transactions referred to in Paragraph 8. In addition, the Committee shall make such adjustments as it deems appropriate in the number and kind of Shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable and/or the Option price, to the end that the Optionee’s proportionate interest is maintained as before the occurrence of such event. The Committee may also require that any securities issued in respect of or in exchange for Shares issued hereunder that are subject to restrictions be subject to similar restrictions. Notwithstanding the foregoing, the Committee shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Committee. Any such adjustments made by the Committee shall be conclusive. Any such adjustments shall be made in such a manner so as to avoid application of Code Section 409A to any affected Option(s) or the Plan.

8.    Special Acceleration in Certain Events.

(a)    Notwithstanding any other provisions of the Plan, upon the occurrence of a Corporate Transaction, all Options shall vest and become fully exercisable as to all of the Shares subject to the Options as of the date thirty (30) days prior to the date of the Corporate Transaction. The exercise or vesting of any Option and any Shares acquired upon the exercise thereof that was permissible solely by reason of this Paragraph 8 shall be conditioned upon the consummation of the Corporate Transaction. Any Options that are not exercised as of the date of the Corporate Transaction shall terminate and cease to be outstanding effective as of the date of the Corporate Transaction.

(b)    Other than upon the occurrence of a Corporate Transaction, the Committee shall have the authority at any time or from time to time to accelerate the vesting of any individual Option and to permit any Option not theretofore exercisable to become immediately exercisable.

(c)    Accelerated vesting under this Paragraph 8 shall be limited to the maximum number of additional Shares such that the acquisition or disposition of such Shares which vest in connection with a Corporate Transaction shall not result in an excess parachute payment to an Optionee (as defined in Section 280G of the Code), unless the Committee authorizes accelerated vesting in excess of such maximum amount. The Company may collect from an Optionee any additional income or excise taxes which the Company may incur as a result of such authorization or a violation of this provision

Exhibit B-7

9.    Corporate Mergers, Acquisitions, Etc. The Committee may also grant Options under the Plan having terms, conditions and provisions that vary from those specified in the Plan, provided that any such awards are granted in substitution for, or in connection with the assumption of, existing Options, issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, plan of exchange, acquisition of property or stock, separation, reorganization or liquidation to which the Company is a party.

10.    Administration with Respect to Insiders. With respect to the participation of Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the 1934 Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

11.    Indemnification. In addition to such other rights of indemnification as they may have as members of the Board of Directors or officers or employees of the Company, any director, officer or employee of the Company to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s own expense to handle and defend same.

12.    Amendment or Termination of Plan. The Board of Directors at any time, and from time to time, may amend or terminate the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason, provided, however, that no such amendment shall reduce the Option Price to an amount less than the Fair Market Value of Shares subject to the Option on the date of grant. Except as provided in Paragraphs 6(f), 7 and 8, however, no change in an award already granted shall be made without the written consent of the holder of such award (unless such termination or amendment is required to enable an Option designated as an ISO to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule), and no amendment or termination shall be made which without the approval of the stockholders of the Company would cause the Plan to no longer comply with Rule 16b-3 under the 1934 Act, Sections 162(m) or 422 of the Code or any other regulatory requirements. Notwithstanding the immediately foregoing, no amendment of the Plan which increases the aggregate number of Shares available under the Plan except to reflect events described in Paragraph 7 hereof, changes the class of employees eligible to participate in the Plan, extends the term of the Plan, or reduces the minimum permissible exercise price of an Option under the Plan that is approved by the Board of Directors shall be effective unless, within 12 months of the date of adoption of such amendment, the amendment is approved by the stockholders of the Company.

13.    Approvals. The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange or trading system on which the Company’s shares may then be listed or admitted for trading, in connection with grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Options or Shares under the Plan if such issuance or delivery would violate applicable state or federal securities law, or any other state or federal law or regulation.

14.    Employment Rights. Nothing in the Plan or any award pursuant to the Plan shall confer upon any employee any right to be continued in the employment of the Company or shall interfere in any way with the right of the Company to terminate an employee’s employment at any time, for any reason, with or without cause, or to increase or decrease an employee’s compensation or benefits or to alter the terms of employment.

Exhibit B-8

15.    Rights as a Stockholder. The recipient of any award under the Plan shall have no rights as a stockholder with respect to any Shares until the date of issue to the recipient of such Shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock is issued.

16.    Governing Law. All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the state of Illinois except to the extent that Illinois laws are preempted by any federal statute, regulation, judgment or court order, including but not limited to, the Code.

17.    Miscellaneous.

(a)    Nothing contained in the Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(b)    The Committee shall condition any grant of any Option under the Plan upon the recipient’s execution and delivery to the Company of an agreement not to compete with the Company during the recipient’s employment with the Company and for such period thereafter as shall be determined by the Committee. Such covenant against competition shall be in a form satisfactory to the Committee.

(c)    If any Option under this Plan is considered deferred compensation, as such term is defined under Section 409A of the Code (“Deferred Compensation”), the Committee reserves the right to unilaterally amend the Plan or an Option Agreement to the extent the Committee determines that such amendment is necessary to comply with Section 409A of the Code or to qualify for an exemption from Section 409A of the Code. A Participant’s acceptance of any award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or an Option Agreement shall not be applicable to an award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Section 409A of the Code, including, by way of example and not limitation, discretion authority, the exercise of which would constitute an acceleration of payment or the change in the form or timing of payment of Deferred Compensation.

To record the adoption of the Plan by the Board of Directors on July 13, 2021, the Company has caused its authorized officer to execute the same as of August     , 2021.

SIGMATRON INTERNATIONAL, INC., a
Delaware corporation

BY:
Gary R. Fairhead, President and CEO

Exhibit B-9

Exhibit C

Opinion of Marshall & Stevens, Incorporated

August 11, 2021	File Reference: 31-21-73731

Board of Directors of SigmaTron International, Inc.

SigmaTron International, Inc.

2201 Landmeier Road

Elk Grove Village, IL 60007

To the Board of Directors:

Marshall & Stevens, Incorporated (referred to herein as “Marshall & Stevens” or “we,” “us,” or “our”) has been engaged by the Board of Directors (the “Board”) of SigmaTron International, Inc. (“SigmaTron”, “SII” or the “Company”) in connection with the consideration by the Board of a possible merger in a stock-for-stock exchange between a newly created, wholly-owned subsidiary of SigmaTron (“Subsidiary”) into Wagz, Inc. (“Wagz”) (as further described below, the “Transaction”). We have been engaged to perform a fairness analysis, from a financial point of view, of the consideration to be received by the Company in the Transaction in consideration of the issuance of shares of its common stock to the shareholders of Wagz, all as set forth in our Engagement Letter and the accompanying (and by this reference incorporated herein) General Contractual Conditions therein (collectively, the “Agreement”).

We are advised, and have relied upon such advice with your approval, that the Transaction will be consummated as set forth in the Agreement and Plan of Merger (“Merger Agreement”) dated July 19, 2021 (“Transaction Date”) provided to us by SigmaTron. We are further advised, and have relied upon such advice with your approval, that immediately after completion of the Transaction which is structured as a merger of Subsidiary and Wagz, in which Wagz will be the surviving entity and the shareholders of Wagz will receive, in exchange for their shares of common stock in Wagz, shares of common stock of SigmaTron representing approximately one-third of the aggregate of the shares of common stock of SigmaTron (a) outstanding and (b) issuable under options as if exercised, in each case outstanding immediately after the merger.

We have been engaged to perform a fairness analysis and this letter shall serve as our opinion (the “Opinion”) as to the fairness, from a financial point of view, of the consideration to be received by the Company in the Transaction in consideration of the issuance of shares of its common stock to the shareholders of Wagz. This letter is governed by our Agreement.

As of the date of this Opinion, the authorized capital stock of SigmaTron consisted of: (i) 12,000,000 shares of SigmaTron Common Stock, $0.01 par value per share, of which, as of the Transaction Date, 4,272,508 shares were issued and outstanding, and no shares were held in the treasury of SigmaTron; and (ii) 500,000 shares of SigmaTron Preferred Stock, $0.01 par value per share, of which, as of the Transaction Date, no shares were issued and outstanding. As of the Transaction Date, SigmaTron does not have outstanding any bonds, debentures, notes or other debt obligations having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) with the holders of SigmaTron Common Stock on any matter or which were convertible into shares of SigmaTron Common Stock.

125 South Wacker Drive, Suite 850, Chicago, IL 60606
312.223.8477 ● www.marshall-stevens.com

Chicago	Los Angeles	New York	Tampa

Exhibit C-1

Board of Directors of SigmaTron International, Inc. August 11, 2021 Page 2

As of the closing of the Transaction, there will be sufficient authorized and unissued shares of SigmaTron Common Stock to enable SigmaTron to issue the Merger Consideration. All of the issued and outstanding shares of SigmaTron Common Stock have been, and those shares of SigmaTron Common Stock to be issued pursuant to the Merger on Closing will be, duly authorized and validly issued and fully paid, nonassessable and free of preemptive rights. SigmaTron’s securities are not listed, or quoted, for trading on any U.S. domestic or foreign securities exchange other than the NASDAQ – Capital Markets and SigmaTron satisfies all of the quantitative maintenance criteria of the NASDAQ – Capital Markets.

The number of shares of SigmaTron Common Stock being issued to the Wagz shareholders (including, for the avoidance of doubt, SigmaTron) is calculated as one-half of the total of the following shares of SigmaTron Common Stock: (i) 4,272,508 shares of issued and outstanding SigmaTron Common Stock, plus (ii) 513,232 shares of SigmaTron Common Stock issuable under options for SigmaTron Common Stock granted, vested and not exercised, as if exercised, plus (iii) 102,000 shares issuable under options for SigmaTron Common Stock granted, not yet vested or exercised, as if exercised. At your direction, our analysis did not take into account the 12,000 shares of SigmaTron Common Stock issued to a service provider who provided various investment banking services to SigmaTron in connection with the transaction, even though such shares are currently outstanding. For purposes of our Opinion, we used, with your approval, a Share Exchange Ratio of 1 to 14.7 (1 share of SII = 14.7 shares of Wagz).

We have been asked to advise the Board as to the fairness, from a financial point of view, of the consideration to be received by the Company in the Transaction in consideration of the issuance of its common stock to the shareholders of Wagz. We have not been asked to render any opinion with respect to the fairness of the Transaction to any other person or entity, and we specifically express no opinion. We have not been engaged to serve as the financial advisor to the Board; we were not involved in the negotiation or structuring of the Transaction; and we have not been asked to consider any non-financial elements of the Transaction or any other alternatives that might be available to the Board. With your consent, in establishing relative value, we have looked solely at the respective enterprise values of SigmaTron and Wagz immediately prior to the Transaction Date and have not assumed that any synergies would result from the Transaction. We have, with your consent, considered the dilution effects of the issuance of common stock from SigmaTron to Wagz. Our services in rendering this opinion have been in our capacity as an independent consultant and not as a fiduciary to the Board, SigmaTron, the shareholders of SigmaTron, the shareholders of Wagz, or any other person or entity.

In connection with this opinion, we have made such reviews, analysis and inquiry as we, in the exercise of our professional judgment, have deemed necessary and appropriate under the circumstances. We have considered, among other things, the following information:

•

Conducted management interviews with Mr. Gary Fairhead (President and Chief Executive Officer of SigmaTron) and Ms. Linda Frauendorfer (Chief Financial Officer of SigmaTron) on several occasions including February 4, 2021, March 4, 2021, April 19, 2021, April 20, 2021, April 26, 2021, and July 26, 2021. Topics addressed included, but were not limited to, transaction overview, business operations, product and service lines, financial results, forecast indications, economic conditions and industry trends, market competitors, customer composition and various other topics related to business operations;

•	SigmaTron’s historical financial statements (balance sheets, income statements, and cash flow statements) for the fiscal years ended April 30, 2016 through April 30, 2021;

•	Projections for SigmaTron and Wagz on both an individual and consolidated basis for the fiscal year ending April 30, 2022;

Exhibit C-2

Board of Directors of SigmaTron International, Inc. August 11, 2021 Page 3

•	SigmaTron’s Total Shares Outstanding prior to Merger Excel model which confirms the total shares to be included in the stock exchange for Wagz;

•	Wagz/SigmaTron Stock Transaction Summary Excel model which confirms the Transaction Share Exchange Ratio;

•

AGREEMENT AND PLAN OF MERGER BY AND AMONG SIGMATRON INTERNATIONAL, INC., REMY POM INC., WAGZ, INC., AND TERRY B. ANDERTON, SOLELY FOR PURPOSES OF SECTION 7.02 AND AS THE REPRESENTATIVE, AGENT AND ATTORNEY-IN-FACT OF THE STOCKHOLDERS OF WAGZ, DATED JULY 19, 2021;

•	Investor presentations;

•	Confidential Information Memorandum;

•	Transaction overview information, including merger and restructuring background;

•	Industry research reports provided by SigmaTron and others;

•	Third-party industry and economic research, including, but not limited to, IBISWorld, Capital IQ, Guide to Cost of Capital published by Duff & Phelps LLC; and

•	Other information, studies and analyses as we deemed appropriate.

With your consent, we have i) relied upon the accuracy and completeness of the financial and supplemental information (a) provided by or on behalf of the Board or (b) which we have otherwise obtained from public sources or from private sources and which we believe, in the exercise of our professional judgment to be reasonably dependable, ii) not assumed responsibility for independent verification of such information, and iii) not conducted any independent valuation or appraisal of any specific assets of SigmaTron or Wagz or any appraisal or estimate of any specific liabilities of SigmaTron or Wagz. With respect to the financial forecasts relating to SigmaTron or Wagz, we have assumed, with your consent, that such forecasts have been reasonably prepared on the basis of and reflect the best currently available estimates and judgments of the management of SigmaTron or Wagz as to the future financial performance of the companies, as the case may be. With your consent, we assume no responsibility for, and express no view as to, such financial forecasts or the assumptions on which they are based. Our Opinion assumes that there are no contingent or off-balance sheet assets or liabilities for SigmaTron or Wagz.

Our opinion is based upon economic, market and other conditions as they exist and can reasonably be evaluated on the date hereof and does not address the fairness of the Transaction as of any other date. In rendering our Opinion, we have assumed that the factual circumstances, agreements and terms, as they existed at the date of the Opinion, will remain substantially unchanged through the time the Transaction is completed. It is understood that financial markets are subject to volatility, and our opinion does not purport to address potential developments in applicable financial markets.

Our Opinion expressed herein has been prepared for the Board in connection with its consideration of the Transaction and may not be relied upon by any other person or entity or for any other purpose. Our Opinion does not constitute a recommendation to the Board or the shareholders of SigmaTron, the shareholders of Wagz or any other person or entity as to any action the Board, the shareholders of SigmaTron, the shareholders of Wagz or any other person or entity should take in connection with the Transaction or any aspect thereof. Our opinion does not address the merits of the Transaction or the underlying decision by the Board to engage in the Transaction or the relative merits of any alternatives that may be available to SigmaTron or Wagz. This Opinion addresses only

Exhibit C-3

Board of Directors of SigmaTron International, Inc. August 11, 2021 Page 4

the financial aspects of the Transaction and does not address any other aspect of the Transaction. Our Opinion does not represent any advice as to the fairness of any matters of management compensation or of any fees paid or expenses incurred. Furthermore, our Opinion is not to be construed or deemed to be a solvency opinion or provide any advice as to legal, accounting or tax matters.

This Opinion may not be reproduced, disseminated, quoted or referred to at any time without our prior written consent.

Therefore, subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be received by SigmaTron in the Transaction in consideration of the issuance to the shareholders of Wagz of shares of SigmaTron Common Stock as provided in the Merger Agreement is fair to SigmaTron from a financial point of view.

Very truly yours,

Marshall & Stevens Incorporated

Exhibit C-4

☐

SIGMATRON INTERNATIONAL, INC.

2201 LANDMEIER ROAD

ELK GROVE VILLAGE, IL 60007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gary R. Fairhead, Linda K. Frauendorfer and Henry J. Underwood, and each of them, with full power of substitution, as attorneys and proxies to represent the undersigned at the Special Meeting of Stockholders of SIGMATRON INTERNATIONAL, INC. (the “Company”) to be held at the Company’s offices at 2201 Landmeier Road, Elk Grove Village, Illinois, at 10:00 a.m. local time, on September 29, 2021 or at any adjournment thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock of the Company which the undersigned may be entitled to vote at said Special Meeting as follows.

(Continued and to be signed on the reverse side)

1.1	14475

SPECIAL MEETING OF STOCKHOLDERS OF

SIGMATRON INTERNATIONAL, INC.

September 29, 2021

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 29, 2021

The Notice of Meeting, proxy statement and proxy card are available at www.sigmatronintl.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. THE PROXIES ARE AUTHORIZED TO

VOTE IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

			FOR	AGAINST	ABSTAIN

1.  PROPOSAL TO APPROVE THE ISSUANCE TO THE STOCKHOLDERS OF WAGZ, INC. (“WAGZ”) OF SHARES OF THE COMPANY’S COMMON STOCK AS THE “MERGER CONSIDERATION” AS DEFINED IN AND PURSUANT TO THE AGREEMENT AND PLAN OF MERGER, DATED JULY 19, 2021, AMONG THE COMPANY, REMY POM, INC., WAGZ AND TERRY B. ANDERTON, SOLELY FOR PURPOSES OF SECTION 7.02 AND AS THE REPRESENTATIVE, AGENT AND ATTORNEY-IN-FACT OF THE STOCKHOLDERS OF WAGZ, IN ACCORDANCE WITH THE STOCKHOLDER APPROVAL REQUIREMENTS OF NASDAQ LISTING RULE 5635.

			☐	☐	☐

		2. PROPOSAL TO APPROVE THE ADOPTION OF THE SIGMATRON INTERNATIONAL, INC. 2021 EMPLOYEE STOCK OPTION PLAN.	☐	☐	☐

3.  PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING IF NECESSARY OR APPROPRIATE TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO CONSTITUTE A QUORUM OR TO APPROVE PROPOSAL 1 OR PROPOSAL 2 AND TO ENSURE THAT ANY

			☐	☐	☐
SUPPLEMENT OR AMENDMENT TO THE PROXY STATEMENT IS TIMELY PROVIDED TO THE COMPANY’S STOCKHOLDERS.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

Receipt is hereby acknowledged of the Notice of the Meeting and Proxy Statement dated September 8, 2021.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the name(s) on the account may not be submitted via this method.	☐	PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.